Exhibit (q)


                          [LOGO OF ANALYTIC INVESTORS]

                                 CODE OF ETHICS

This Code of Ethics has been adopted by the officers and directors of Analytic Investors, Inc. in accordance with Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act"), and Sections 204A and 206 of the Investment Advisers Act of 1940 (the "Advisers Act"), specifically Rule 204-2 thereunder, to effectuate the purposes and objectives of those provisions. Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by investment advisers. Rule 204-2 imposes recordkeeping requirements with respect to personal securities transactions of advisory representatives (defined below). Rule 17j-1 under the Act generally proscribes fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies, if effected by associated persons of such investment companies.

While affirming its confidence in the integrity and good faith of all of its employees, officers, and directors, Analytic Investors recognizes that certain of its personnel have or may have knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions made by or for Analytic Investors' Clients, and that if such individuals engage in personal transactions in securities that are eligible for investment by Clients, these individuals could be in a position where their personal interests may conflict with the interests of Clients.

The Board of Directors of Analytic Investors has determined to adopt this Code of Ethics based upon the principle that the directors and officers of the Firm, and certain affiliated persons of the Firm, owe a fiduciary duty to among others, the clients of the Firm to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (i) serving their own personal interests ahead of clients; (ii) taking inappropriate advantage of their position with the Firm; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of the Compliance Officer of the Firm to report violations of this Code of Ethics to the Firm's Board of Directors and the Board of Directors of any funds for which the Firm acts as adviser or sub-adviser.


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I.    STATEMENT OF GENERAL PRINCIPLES

In recognition of the trust and confidence placed in Analytic Investors by its Clients and to give effect to Analytic Investors' belief that its operations should be directed to benefit its Clients, Analytic Investors hereby adopts the following general principles to guide the actions of its employees, officers, and directors:

1. The interests of Clients are paramount. All Analytic Investors personnel must conduct themselves and their operations to give maximum effect to this tenet by assiduously placing the interests of Clients before their own.

2. All personal transactions in securities by Analytic Investors personnel must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such personnel with the interests of a Client.

3. All Analytic Investors personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to a Client, or that otherwise bring into question the person's independence or judgment.

II.   DEFINITIONS

1. "Access person" Any director, officer or advisory representative of the Firm, except a Nonresident Director.

2. "Advisory Representative" means any employee, (i) who in connection with his or her regular functions or duties, normally makes, participates in, or otherwise obtains current information regarding the purchase or sale of a Security by the Firm, (ii) whose functions relate to the making of any recommendations with respect to such purchases or sales; and (iii) any natural person in a control relationship to the Firm who obtains information concerning recommendation made concerning a purchase or sale of a Security. This definition includes but is not limited to the following: officer, director, "Investment Person", "Portfolio Manager" and any other employee of the Firm designated as an "Advisory Representative" from time to time by the Review Officer.

3. "Beneficial ownership" of a Security is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934 ("Exchange Act"). This means that a person should generally consider himself or herself the beneficial owner of any securities in which he or she has a direct or indirect pecuniary interest. In addition, a person should consider himself or herself the beneficial owner of securities held by (i) his or her spouse or domestic partner, (ii) minor children, (iii) a relative who shares his or her home, (iv) a trust, estate, or other account in which he/she has a present or future interest in the income, principal or right to obtain title to the securities, or
      (v) other persons by reason of any contract, arrangement, understanding, or relationship that provides him or


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      her with sole or shared  voting or  investment  power over the  securities held by such person.

4. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder of those securities control over the company. This is a rebuttable presumption, and it may be countered by the facts and circumstances of the given situation. A natural person shall not be presumed to be a controlled person.

5. "Client" means any investment company registered under the Act, a series of an investment company registered under the Act, or a separately managed investment management account for whom Analytic Investors acts as investment adviser or sub-adviser.

6. "Firm" means the investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, subject to this Code of Ethics.

7. "Fund" means any investment vehicle registered under the Investment Company Act of 1940.

8. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration was not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. Limited Offering means an offering that is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to Section 4(2) or Section 4(6) or Rules 504, 505, or 506 under the Securities Act. Limited offerings are commonly referred to as private placements.

9. "Investment Personnel" means (i) any portfolio manager and (ii) research analysts, traders and other personnel, who provide information and/or advice to any portfolio manager, or who execute or help execute any portfolio manager's decisions or who otherwise in connection with his or her regular functions or duties makes or participates in making recommendations regarding the purchase or sale of securities by the Firm. Investment Personnel also includes any natural person who controls the Firm and who obtains current information concerning recommendations regarding the purchase and sale of securities by the Firm.

10. A "Managed Limited Partnership" is any limited partnership of which Analytic Investors or any affiliate of Analytic Investors is the general partner or for which Analytic Investors or any affiliate of Analytic Investors serves as investment adviser.


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

11. "Nonresident Director" means any director of the Firm who (a) is not an officer, employee or shareholder of the Firm, b) does not maintain a business address at the Firm and c) does not, in the ordinary course of his business, receive or have access to current information regarding the purchase or sale of securities by the Firm, information regarding recommendations concerning the purchase or sale of securities by the Firm or information regarding securities being considered for purchase or sale by the Firm.

12.   "Person" means a natural person or a company.

13. An Access Person's or Nonresident Director's "Personal Account" means any Securities account in which such Access Person or Nonresident Director has direct or indirect Beneficial Ownership. However, an Access Person's "Personal Account" shall not include such Access Person's interest in any Managed Limited Partnership in which not more than 5% of the total interests are represented by investments of the direct portfolio manager(s) managing the partnership and not more than 10% of the total interests are represented by investments of all Access Persons in the aggregate. All similarly managed Managed Limited Partnerships will be viewed as a single entity for this purpose. A Managed Limited Partnership will not be considered a Personal Account of Analytic Investors in its capacity as General Partner of such partnership or as investment adviser to such partnership.

14. "Portfolio Manager" means an employee of the Firm entrusted with the direct responsibility and authority to make investment decisions affecting the Client accounts managed by the Firm.

15. "Purchase or sale of a Security" includes, among other things, the purchase or sale of an option whose underlying instrument would be classified as a security.

16. The designated "Review Officer" is the Compliance Officer of Analytic Investors. The "Alternate Review Officers" are (i) the Chief Investment Officer of Analytic Investors or (ii) the President of Analytic Investors. In the absence of the Review Officer, an Alternate Review Officer shall act in all respects in the manner prescribed herein for the Review Officer. A "Code of Ethics Officer," as designated by the Review Officer, shall act under the direction and supervision of the Review Officer. The Code of Ethics Review Committee shall consist of (i) the Review Officer,
      (ii) at least one of the Alternate Review Officers, and (iii) the Code of Ethics Officer.

17. A "Related Security" is any security whose value directly fluctuates as a result of a change in the value of a security in the Securities Universe.

18. "Security" shall have the same meaning as that set forth in Section 2(a)(36) of the Act, except that it shall not include direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt investments (including repurchase agreements),and shares of registered open-end mutual funds.


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

19. A "Security held or to be acquired" by a Client means (i) any Security which, within the most recent 15 days, (a) is or has been held by a Client or (b) is being or has been considered by Analytic Investors, Inc. for purchase for a Client or (ii) any option to purchase or sell any security convertible into or exchangeable for a security described in (i) above

20. A Security is "being purchased or sold" by a Client from the time when a recommendation has been communicated to the persons who place the buy and sell orders for a Client until the time when such program has been fully completed or terminated.

21. "Security Universe" means only the Securities held or to be acquired by the Analytic Investors on behalf of its clients or the securities held by Analytic Investors Clients

III.  PROHIBITED PURCHASES AND SALES OF SECURITIES

1. No Access Person or Nonresident Director shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by any Client:

      a)    employ any device, scheme, or artifice to defraud such Client;

      b) make to such Client any untrue statement of a material fact or omit to state to such Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

      c) engage in any act, practice, or course of business that would operate as a fraud or deceit upon such Client; or

      d)    engage in any manipulative practice with respect to such Client.

2. Subject to certain exemptions in Section IV(2) of this Code, no Access Person/Advisory Representative may purchase or sell, directly or indirectly, a Security for a Personal Account at the same time that the same Security or a Related Security is a Security in the Security Universe without prior written approval of the review committee Subject to certain exemptions in Section IV (2) of this Code, no Nonresident Director may knowingly purchase or sell, directly or indirectly, a Security for a Personal Account at the same time that the same Security or a Related Security is a Security in the Security Universe, without the prior written consent of the Review Committee.

3. No Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of any Client) any information regarding transactions in securities by any Client or any such Securities in the Security Universe.


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

4. No Access Person shall recommend any transaction in Securities by any Client without having disclosed his or her interest, if any, in such Securities or the issuer thereof, including without limitation:

      a) the Access Person's direct or indirect Beneficial Ownership of any Securities of such issuer;

      b)    any   contemplated   transaction   by  the  Access  Person  in  such
            Securities;

      c) any position the Access Person has with such issuer or its affiliates (for example, a directorship); and

      d) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and the Access Person or any party in which the Access Person has a significant interest, on the other; provided, however, that in the event the interest of such Access Person in such Securities or issuer is not material to his or her personal net worth and any contemplated transaction by the Access Person in such Securities cannot reasonably be expected to have a material adverse effect on any such transaction by any Client or on the market for the Securities generally, that Access Person shall not be required to disclose his or her interest in the Securities or the issuer of the Securities in connection with any such recommendation.

5. No Access Person shall acquire beneficial interest in any securities in an initial public offering ("IPO") or other limited offerings commonly referred to as private placements, without prior written approval of the Review Committee. The Review Committee must maintain a record of any decision, and the reasons supporting the decision, to approve the Access Person's acquisition of an IPO or private placement for at least five years after the end of the fiscal year in which the approval was granted.

      Before granting such approval the Review Committee should carefully evaluate such investment to determine that the investment could create no material conflict between the Access Person and the Firm. The Review Committee may make such determination by looking at, among other things, the nature of the offering and the particular facts surrounding the purchase. For example, the Review Committee may consider approving the transaction if the Review Committee can determine that: (i) the investment did not result from directing Firm business to the underwriter of issuer of the security, (ii) the Access Person is not misappropriating an opportunity that should have been offered to a Client, and (iii) an Access Person's investment decisions for the Clients will not be unduly influenced by his or her personal holdings and investment decisions are based solely on the best interests of the Client. Any person authorized to purchase security in an IPO or private placement shall disclose that investment when they play a part in the Client's subsequent consideration of an investment in that issuer. In such circumstances, the Client's decision to purchase securities of the issuer shall be subject to independent review by investment personnel with no personal interest in the issuer.


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

6. No Access Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Security within a 60-day calendar day period. Trades made in violation of this prohibition should be unwound, if possible. Otherwise, any profits realized on such short-term trades shall be subject to disgorgement to the appropriate client portfolio. This 60-day period will not include any purchase or sale made pursuant to the exercise or expiration of an option on a security, provided that such exercise or expiration is not at the discretion of the Access Person.

            Exception: The Review Committee may allow exceptions to this policy on a case-by case basis when the abusive practices that the policy is designed to prevent, such as front running or conflicts of interest, are not present and the equity of the situation strongly supports an exemption. An example is the involuntary sale of securities due to unforeseen corporate activity such as a merger. The ban on short-term trading profits is specifically designed to deter potential conflicts of interest and front running transactions, which typically involve a quick trading pattern to capitalize on a short-lived impact of a trade by one of the Client portfolios. The Review Committee shall consider the policy reasons for the ban on short-term trades, as stated herein, in determining when an exception to the prohibition is permissible. The Review Committee may consider granting an exception to this prohibition if the securities involved in the transaction are not eligible for inclusion in the Security Universe. In order for a proposed transaction to be considered for exemption from the short-term trading prohibitions, the Access Person must complete, sign and submit to the Review Committee a completed Securities Transaction Report Relating to Short-Term Trading, certifying that the proposed transaction is in compliance with this Code of Ethics. The Review Officer shall retain a record of exceptions granted and the reasons supporting the decision.

7. Subject to Section IV (2) of this Code, new employees who at the date of their employment own any security included in the Security Universe and current employees with a security holding that subsequently is included in the Security Universe are prohibited from engaging in any transaction which might be deemed to violate Section III (i) of this Code.


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IV.   PRE-CLEARANCE OF TRANSACTIONS

1. Access Persons are strongly encouraged to limit personal transactions to the purchase and sale of registered open-end investment companies and exchange-traded funds. All proposed transactions in a Security must be pre-approved by the Review Committee. All pre-clearance requests will be considered by the Review Committee, which will document all decisions.

      Except as provided in Section IV(2) of this Code, every Access Person must pre-clear each proposed transaction in Securities with the Review Committee prior to proceeding with the transaction. No transaction in Securities shall be effected without the prior written approval of the Review Committee. Pre-clearance approval will expire at the close of business on the trading date one (1) business day after the date on which authorization is received. For example, pre-clearance received Friday at 9:00 a.m. would expire as of the close of business Monday. If the trade is not completed before such pre-clearance expires, the access person is required to again obtain pre-clearance for the trade. In addition, if an access person becomes aware of any additional information with respect to a transaction that was pre-cleared, such person is obligated to disclose such information to the Review Committee prior to executing the pre-cleared transaction.

2. The pre-clearance requirements of Section IV(1) shall not apply to purchases or sales of direct obligations of the Government of the Untied States, banker's acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), shares of registered open-end investment companies, and exchange-traded funds.

V.    ADDITIONAL RESTRICTIONS AND REQUIREMENTS

1. No Access Person shall accept or receive any gifts, favors, gratuities or other thing ("gifts") of more than de minimis value from any person or entity that does business with Analytic Investors. All gifts with a fair market value in excess of $100 are viewed as gifts of more than de minimis value and require pre-approval by the Review Officer. In addition, no investment personnel may receive gifts from the same source valued at more than $500 per individual recipient on an annual basis. No Access Person or member of his or her family, may utilize the receipt of a gift when acting in a fiduciary capacity.

2. No Investment Personnel shall accept a position as a director, trustee, or general partner of a publicly-traded company or partnership unless the acceptance of such position has been approved by the Review Officer as consistent with the interests of the Clients. Authorization of board service shall be subject to the implementation by the Firm of "Chinese Wall" or other procedures to isolate such Investment Personnel from making decisions about trading in that company's securities. To the extent that the Firm acts as investment adviser to a portfolio of the UAM Funds, notification of such directorship shall be made to the compliance officer of the UAM Funds.


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3.    No Access  Person  shall buy or sell a security  within seven (7) calendar days before and two (2) calendar days after any portfolio of the Firm trades in that security. Any trades made within the proscribed period shall be unwound, if possible. Otherwise, any profits realized on trades within the proscribed period shall be disgorged to the appropriate client portfolio.

4. Every Access Person must direct each brokerage firm or bank at which the Access Person maintains a securities account to send duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts promptly to Analytic Investors. Compliance with this provision can be effected by the Access Person providing duplicate copies of all such statements directly to Analytic Investors. A Nonresident Director may direct each brokerage firm or bank at which he maintains a securities account to send duplicate copies of confirmations of all personal securities transactions or copies of periodic statements for all securities accounts promptly to Analytic Investors. A quarterly transactions report under Section IV need not be filed by a Nonresident Director if it would duplicate information contained in broker trade confirmations or account statements received by Analytic Investors in the time period required for reporting and all necessary information is included.

VI.   REPORTING OBLIGATIONS

1. Every Access Person and each Nonresident Director shall report all transactions in which such Access Person or Nonresident Director has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in Securities provided: however, an Access Person or Nonresident Director shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence. Reports shall be filed with the Review Officer each quarter. The Review Officer shall submit confidential quarterly reports with respect to his or her own personal securities transactions to the Alternate Review Officer, who shall act in all respects in the manner prescribed herein for the Review Officer.

      All Access Persons and Nonresident Directors shall disclose to the Review Officer (i) all personal securities holdings (i.e., the title, number of shares and principal amount of each Security in which an Access Person had any direct or indirect beneficial ownership interest when the person became an Access Person, including securities acquired before the person became an access person) and (ii) all personal securities accounts (i.e. the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of the Access Person as of the day the person became an Access Person)within ten (10) days upon the later of commencement of employment or adoption of this Code. Reporting of personal securities accounts should include accounts of open-end investment companies and other instruments exempt from the definition of Security herein.


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      In addition to reporting  securities  holdings and accounts,  every Access
      Person or Nonresident  Director shall certify in their initial report that
      (i) they have received, read and understand the Code of Ethics and recognize that they are subject thereto, and (ii) they have no knowledge of the existence of any personal conflict of interest relationship which may involve a Client, such as any economic relationship between their transactions and securities held or to be acquired by any Client portfolios.

2. Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

      a) the date of the transaction, the title and the number of shares, interest rate and maturity date (if applicable), trade date and the principal amount of each security involved;

      b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

      c)    the price at which the transaction was effected;

      d) the name of the broker, dealer or bank with or through whom the transaction was effected; and

      e)    the date the report was submitted to the Review Officer.

      In addition, with respect to any account established by an Access Person or Nonresident Director in which any Securities were held during the quarter for the direct of indirect benefit of the Access Person or Nonresident Director, the Access Person or Nonresident Director must provide (i) the name of the broker, dealer or bank with whom the Access Person or Nonresident Director established the account, (ii) the date the account was established, and (iii) the date the report is submitted by the Access Person or Nonresident Director.

      This quarterly report shall be made on the Securities Transaction for the Calendar Quarter Ended form and shall be delivered to the Review Officer.

      In the event an Access Person or Nonresident Director expects to be out of the office during the ten day period after the end of the calendar quarter, a quarterly transaction report may be submitted prior to the end of the calendar quarter. Under such circumstances, because the Access Person or Nonresident Director will be representing that the report contains all personal securities transaction as of the calendar quarter ended, the Access Person or Nonresident Director may not enter into any personal securities transactions between the date of the early submission of the quarterly transaction report and the last day of the calendar quarter.

3. Any such report may refer to the information contained in the statements required by Section VI (2) of this Code.

4. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the security to which the report relates.

5. Every Access Person shall report the name of any publicly-traded company (or any company anticipating a public offering of its equity securities) and the total number of its shares beneficially owned by him or her if such total ownership is more than 1/2 of 1% of the company's outstanding shares.

6. Every Access Person who owns Securities acquired in a private placement shall disclose such ownership to the Review Officer if such person is involved in any subsequent consideration of an investment in the issuer by a Client. Analytic Investors' decision to recommend the purchase of such issuer's Securities to any Client will be subject to independent review by Investment Personnel with no personal interest in the issuer.

7. In the event that no reportable transactions occurred during the quarter, the report should be so noted and returned signed and dated.

8. Reports maintained pursuant to Rule 204-2(a)(12) under the Advisers Act shall meet the requirements for reports required to be made under this section.

9. Every Access Person and Nonresident Director shall disclose to the Review Officer all personal securities holdings and personal securities accounts as of the calendar year ended within thirty (30) days after year-end. In addition to report securities holdings, every Access Person shall certify annually that he or she:

      a) has read and understands this code and recognized that he/she is subject to it;

      b)    has complied with the Code;

      c) has disclosed and reported all personal securities transactions required to be disclosed or reported;

      d) has not disclosed pending "buy" or "sell" orders for a Client to any employees of any other Management Company, except where the disclosure occurred subsequent to the execution or withdrawal of an order; and

      e) has no knowledge of the existence of any personal conflict of interest relationship which may involve a Client, such as economic relationship between their transactions and securities held or to be acquired by any Client portfolios.

      This annual certification shall be made on the Annual Report of Access Person form and shall be delivered to the Review Officer.

VII.  REVIEW AND ENFORCEMENT

1. The Code of Ethics Officer shall provide a comparison of all reported personal securities transactions with completed portfolio transactions of the Access Persons and a list of securities being considered for purchase or sale by Analytic Investors to the Review Officer. Determination of whether a violation of this Code may have occurred will be made by the Review Officer. Before making any determination that a violation has been committed by any person, the Review Officer shall give such person an opportunity to supply additional explanatory material.

2. If the Review Officer determines that a violation of this Code may have occurred, he or she shall submit his or her determination and any additional explanatory material provided by the individual, to an Alternate Review Officer, who shall make an independent determination as to whether a violation has occurred.

3. If the Alternate Review Officer finds that a violation has occurred, the Alternate Review Officer shall impose upon the individual such sanctions as he or she deems appropriate, including, but not limited to, a letter of censure, suspension or termination of the employment of the violator, or disgorgement of profits. There shall be no mandatory sanction for inadvertent non-compliance with the blackout trading restrictions set forth in Section III(2).

4. No Person shall participate in a determination of whether he or she has committed a violation of this Code or of the imposition of any sanction against himself. If a Securities transaction of the Alternate Review Officer is under consideration, the other Alternate Review Officer or the Chief Executive Officer shall act in all respects in the manner prescribed herein for an Alternate Review Officer.

VIII. RECORDS

Analytic Investors shall maintain records in the manner and to the extent set forth below, which records shall be available for examination by representatives of the Securities and Exchange Commission.

1. A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved;

2. A record of any violation of this Code, and of any action taken as a result of such violation, shall be preserved for a period of not less than five years following the end of the fiscal year in which it was made;

3. A copy of each report made by an Access Person or Nonresident Director pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it was made;

4. A list of all persons who are, or within the past five years have been required to make reports pursuant to this Code and a list of all persons who were responsible for reviewing the reports shall be maintained;

5. Each memorandum made by the Review Officer hereunder, for a period of five years from the end of the fiscal year in which it was made; and

6. A copy of every report provided to the Fund's Board of Directors by the firm which describes any issue arising under this Code and certifies that the Firm has adopted procedures reasonably necessary to prevent access persons from violating this Code.

IX.   MISCELLANEOUS

1. All reports of securities transactions and any other information filed with Analytic Investors pursuant to this Code shall be treated as confidential.

2. Analytic Investors may from time to time adopt such interpretations of this Code as it deems appropriate.

3. The Review Officer shall prepare a report to Analytic Investors' Board of Directors, upon request, as to the operation of this Code and shall address in any such report the need (if any) for further changes or modifications to this Code.

4. The Review Officer shall provide to the Compliance Officer of any investment company registered under Investment Company Act of 1940 for which Analytic Investors acts as investment adviser or sub-adviser any reports required under the Fund's Code of Ethics.

Adopted this 3rd day
of December, 1998
Dated:         December 3, 1998
Amended:       July 26, 2000
2nd Amendment: August 28, 2001

                          [LOGO OF ANALYTIC INVESTORS]

                             POLICIES AND PROCEDURES
                 DESIGNED TO DETECT AND PREVENT INSIDER TRADING

SECTION I. POLICY STATEMENT ON INSIDER TRADING

A.    INTRODUCTION

Analytic Investors, Inc. seeks to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in us by investors in mutual funds and advisory accounts advised by Analytic Investors is something we value and endeavor to protect. To further that goal, this Policy Statement proscribes procedures to deter the misuse of material, nonpublic information in securities transactions.

Trading securities while in possession of material, nonpublic information or improperly communicating that information to others may expose you to severe penalties. Criminal sanctions may include a fine of up to $ 1,000,000 and/or ten years imprisonment. The Securities and Exchange Commission can recover the profits gained or losses avoided through the violative trading, impose a penalty of up to three times the illicit windfall and an order permanently barring you from the securities industry. Finally, you may be sued by investors seeking to recover damages for insider trading violations.

Regardless of whether a government inquiry occurs, Analytic Investors views seriously any violation of this Policy Statement. Such violations constitute grounds for disciplinary sanctions, including immediate dismissal.

B.    SCOPE OF THE POLICY STATEMENT

This Policy Statement is drafted broadly and will be applied and interpreted in a similar manner. This Policy Statement applies to securities trading and information handling by directors, officers and employees of Analytic Investors (including spouses, minor children and adult members of their households).

The law of insider trading is continuously evolving and an individual legitimately may be uncertain about the application of the Policy Statement in a particular circumstance. Often, your asking a single question can help avoid disciplinary action or complex legal problems. You should direct any questions relating to the Policy Statement to the Compliance Officer. You also must notify the Compliance Officer immediately if you have any reason to believe that a violation of the Policy Statement has occurred or is about to occur.

C.    POLICY STATEMENT ON INSIDER TRADING

The nature and style of the investment process conducted at Analytic Investors does not rely upon nonpublic information, whether material or not. Proprietary analysis performed on public information is not generally considered to be inside information, and as such Analytic Investors personnel can be confident that trading for a Client account based on our proprietary analysis will not be regarded as insider trading. All relevant restrictions in the Code of Ethics regarding the use of Analytic Investors' proprietary analysis for PERSONAL trading still applies, no person to whom this Policy Statement applies, including you, may trade, either personally or on behalf of others (such as for mutual funds and private accounts managed by Analytic Investors), while in possession of material, nonpublic information; nor may such Analytic Investors personnel communicate material, nonpublic information to others in violation of the law. This section reviews principles important to the Policy Statement.

      1. MATERIAL INFORMATION

Information is "material" when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information whose disclosure will have a substantial effect on the price of a company's securities. No simple "bright line" test exists to determine when information is material; assessment of materiality involves a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to the Compliance Officer.

Material information often relates to a company's results and operations including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material. For example, the Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about the Wall Street Journal's "Heard on the Street" column.

      2. NONPUBLIC INFORMATION

Information is "public" when it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, the Dow Jones "tape" or the Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

      3. IDENTIFYING INSIDE INFORMATION

Before executing any trade for yourself or others, including investment companies or private accounts managed by Analytic Investors, you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

      (i.) Report the information and proposed trade immediately to the Compliance Officer.

      (ii.) Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by Analytic Investors.

      (iii.) Do not communicate the information inside or outside Analytic Investors, other than to the Compliance Officer.

      (iv.) After the Compliance Officer has reviewed the issue, the firm will determine whether the information is material and nonpublic and, if so, what action the firm should take, if any.

You should consult with the Compliance Officer before taking any action. This degree of caution will protect you, your clients and the firm.

      4. CONTACTS WITH PUBLIC COMPANIES

For Analytic Investors, direct contact with public companies does not represent an important part of our research efforts. Material non-public information of a sort that might arrive through direct company contact may arrive to Analytic Investors, however, through brokers, research services, or other market contacts. Employees are advised that such information is not germane to Analytic Investors' style of investment management. Such information should not influence trading of Client accounts, should not be used to conduct personal transactions, and should not be passed on to others.

      5. TENDER OFFERS

Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule that expressly forbids trading and "tipping" while in possession of material, nonpublic information regarding a tender offer received from the tender offer or, the target company or anyone acting on behalf of either. Analytic Investors employees and others subject to this Policy Statement should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

SECTION II. PROCEDURES TO IMPLEMENT THE POLICY STATEMENT ON INSIDER TRADING

A. PROCEDURES TO IMPLEMENT ANALYTIC INVESTORS' POLICY AGAINST INSIDER TRADING

The following procedures have been established to aid the officers, directors and employees of Analytic Investors in avoiding insider trading, and to aid
Analytic Investors in preventing and detecting against insider trading and imposing appropriate sanctions against violations of the Firm's policies. Every officer, director and employee of Analytic Investors must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures, you should consult the Compliance Officer.

      1. PERSONAL SECURITIES TRADING

All officers, directors and employees of Analytic Investors (except Nonresident Directors, as that term is defined in Analytic Investors' Code of Ethics) must direct each brokerage firm or bank at which they maintain a securities account to send duplicate confirmations of all personal securities, transactions, and copies of periodic statements for all securities accounts promptly. Compliance with the provision can be effected by these person providing duplicate copies of all such statements directly to Analytic Investors. In addition all Access Persons (as defined in Analytic Investors Code of Ethics) are subject to quarterly transaction reporting requirements and annual holdings disclosure to the Compliance Officer All officers, directors and employees of Analytic Investors (except Nonresident Directors, as that term is defined in Analytic Investors' Code of Ethics) shall obtain clearance from the Compliance Officer or, if unavailable, the alternate Review Committee prior to effecting any relevant securities transaction (as defined by Analytic Investors' Code of Ethics) in which they, their families (including the spouse, minor children and adults living in the same household) as the officer, director or employee or trusts of which they are trustees or in which they have a beneficial interest are parties. The Review Committee, as appropriate, shall promptly notify the officer, director or employee of clearance or denial of clearance to trade. Notification of approval or denial to trade may be given orally; however, it shall be confirmed in writing within 24 hours of the oral notification. Such notification must be kept strictly confidential.

      2. HIGH-RISK TRADING ACTIVITIES

Certain high-risk trading activities, if used in the management of an Analytic Investors' officer, director or employee's personal trading portfolio, are risky not only because of the nature of the securities transactions themselves, but also because of the potential that an action necessary to close out the transactions may become prohibited during the pendency of the transactions. Examples of such activities include short sales of common stock and trading in derivative instruments such as option contracts to purchase ("call") or sell ("put") securities at certain predetermined prices. Analytic Investors officers, directors and employees should understand that short sales and trading in derivative instruments involve special risks - derivative instruments, for example, ordinarily have greater price volatility than the underlying security. The fulfillment of the obligations owed by each officer, director and employee to Analytic Investors may heighten those risks. For example, if Analytic Investors becomes aware of material, nonpublic information about the issuer of the underlying securities, Analytic Investors personnel may find themselves "frozen" in a position in a derivative security. Analytic Investors will not bear any losses resulting in any personal account because of this Policy Statement and its procedures.

      3. RESTRICTIONS ON DISCLOSURES

Analytic Investors' officers, directors and employees shall not disclose any nonpublic information (whether or not it is material) relating to Analytic Investors or its securities transactions to any person outside Analytic Investors (unless such disclosure has been authorized by Analytic Investors). Material, nonpublic information may not be communicated to anyone, including persons within Analytic Investors, except as provided in Section I above. Such information must be secured. For example, access to files containing material, nonpublic information and computer files containing such information should be restricted and conversations containing such information, if appropriate at all, should be conducted in private (for example, not by cellular telephone, to avoid potential interception).

SECTION III. SUPERVISORY PROCEDURES

A. SUPERVISORY PROCEDURES

Analytic Investors has assigned the Compliance Officer the primary responsibility for the implementation and maintenance of Analytic Investors' policy and procedures against insider trading. Supervisory Procedures can be divided into two classifications - prevention of insider trading and detection of insider trading.

      1. PREVENTION OF INSIDER TRADING

To prevent insider trading, the Compliance Officer will:

      (i.) provide, on a regular basis, an educational program to familiarize officers, directors and employees with Analytic Investors' policy and procedures;

      (ii.)  answer  questions   regarding   Analytic   Investors'   policy  and
      procedures;

      (iii.)resolve issues of whether information received by an officer, director or employee of Analytic Investors is material and nonpublic and determine what action, if any, should be taken;

      (iv.) review on a regular basis and update as necessary Analytic Investors' policy and procedures; and

      (v.) when it has been determined that an officer, director or employee of Analytic Investors has material, nonpublic information:

            1. implement measures to prevent dissemination of such information, and

            2. if necessary, restrict officers, directors and employees from trading the implicated securities, and

      (vi.) as a member of the Review Committee, promptly review, and either approve or disapprove, in writing, each request of an officer, director or employee for clearance to trade in specified securities.

      2. DETECTION OF INSIDER TRADING

To detect insider trading, the Compliance Officer will:

      (i.) review the trading activity reports filed by each officer, director, and employee;

      (ii.) review the trading activity of mutual funds and private accounts managed by Analytic Investors;

      (iii.)promptly investigate all reports of any possible violations of Analytic Investors' Policy and Procedures to Detect and Prevent Insider Trading; and

      (iv.) coordinate the review of such reports with other appropriate officers, directors or employees of Analytic Investors.

      3. SPECIAL REPORTS TO MANAGEMENT

Promptly upon learning of a potential violation of Analytic Investors' Policy and Procedures to detect and Prevent Insider Trading, the Compliance Officer, should prepare a written report to management providing full details, which may include (1) the name of particular securities involved, if any; (2) the date(s) the Compliance Officer learned of the potential violation and began investigating; (3) the accounts and individuals involved; (4) actions taken as a result of the investigation, if any; and (5) recommendations for further action.

      4. GENERAL REPORTS TO MANAGEMENT AND/OR THE BOARD OF DIRECTORS

On an as-needed or periodic basis, Analytic Investors may find it useful for the Compliance Officer to prepare a written report to the management and/or the Board of Directors of Analytic Investors setting forth some or all of the following:

      (i.) a summary of existing procedures to detect and prevent insider trading;

      (ii.) a summary of changes in procedures made in the last year;

      (iii.) full details of any investigation since the last report (either internal or by a regulatory agency) of any suspected insider trading, the results of the investigation and a description of any changes in procedures prompted by such investigation;

      (iv.) an evaluation of the current procedures and a description of anticipated changes in procedures; and a description of Analytic
      Investors' continuing educational program regarding insider trading, including the dates of such programs since the last report to management.

The Compliance Officer must notify or clear his/her own proposed transactions with the Alternate Review Officer, as defined in the Code of Ethics.

                                 CODE OF ETHICS

                                       OF

                     AXA ROSENBERG INVESTMENT MANAGEMENT LLC

This Code of Ethics (the "Code"), has been adopted by AXA Rosenberg Investment Management LLC (the "Company") on April 26, 2000. The Code shall apply to all Covered Persons (as defined below in Section 2), except as noted in Section 3 below.

1. STATEMENT OF GENERAL PRINCIPLES.

This Code is intended as a statement of general fiduciary principles that govern the personal investment and other activities of all Covered Persons. In addition to the specific standards and guidelines set forth below, Covered Persons must govern themselves in accordance with the AXA Rosenberg Group Policy On Personal Trading and Insider Trading (attached as Exhibit 1 and incorporated herein by reference) and the following general principles:

      A. The Code is based on the principle that all Covered Persons owe a fiduciary duty to, among others, the shareholders of the U.S. registered investment companies and series thereof (each a "Fund" and, collectively, the "Funds") and other clients for which the Company acts as investment adviser (each a "Client" and, collectively, its "Clients"), to conduct their personal securities transactions in a manner which does not interfere with a Fund's or a Client's portfolio transactions or otherwise take unfair advantage of their relationship to any Fund or Client. Persons covered by this Code must adhere to this general principle and must comply with the specific provisions contained in the Code and in the AXA Rosenberg Group Policy On Personal Trading and Insider Trading.

      B. Covered Persons should not take inappropriate advantage of their positions. Troublesome questions can arise whenever Covered Persons receive unusual investment opportunities, perquisites, or gifts of more than de minimis value from persons doing or seeking to do business with a Fund or the Company. As a general principle, it is imperative that those who work for or on behalf of the Fund or the Company avoid any situation which might compromise or call into question the exercise of their fully independent judgment or the fulfillment of their fiduciary duties to any Fund or Client.

      C.    This Code does not attempt to identify  all  possible  conflicts  of interests and literal compliance with each of the specific procedures will not necessarily shield Covered Persons from liability for personal trading or other conduct which violates their fiduciary duties to a Fund or a Client. In addition to the specific prohibitions contained in this Code, Covered Persons are also subject to a general requirement not to engage in any act or practice that would defraud a Fund or Client. This general prohibition includes, in connection with the purchase or sale of a Security Held or to be Acquired (as such term is defined in Section 2 below) by a Fund or Client:

            (i)   Making any untrue statement of a material fact;

            (ii) Creating materially misleading impressions by omitting to state or failing to provide any information necessary to make any statements made, in light of the circumstances in which they are made, not misleading;

            (iii) Making  investment  changes in the research  model and trading decisions other than for the benefit of and in the overall best interest of the Company's Funds and Clients;

            (iv) Using information about investment or trading decisions or changes in the research model (whether considered, proposed or made) to benefit or avoid economic injury to anyone other than a Fund or a Client;

            (v) Taking, delaying, or omitting to take any action with respect to any research model recommendation or report or any investment or trading decision for a Fund or a Client in order to avoid economic injury to anyone other than a Fund or a Client;

            (vi) Purchasing or selling a Security on the basis of knowledge of a possible trade by or for a Fund or a Client;

            (vii) Revealing to any other person  (except in the normal course of an Covered Person's duties on behalf of a Fund or a Client) any information regarding Securities transactions by a Fund or on behalf of a Client or the consideration by a Fund or a Client of any such Securities transactions; or

           (viii) Engaging in any manipulative practice with respect to a Fund or a Client.

2.    DEFINITIONS.

      A. "Covered Person" means any director, trustee, officer, member, employee, general partner, or Advisory Person of the Company including any person whose function causes such person to be an "Access Person" of the Company as defined by Rule 17j-1 of the Investment Company Act of 1940 ("Investment Company Act"). In addition, "Covered Person" includes any director, officer, or employee of a Subadviser or Distributor whose function causes such person to be an "Access Person" as defined by Rule 17j-1 of the Investment Company Act "Covered Person" shall also include all "Investment Personnel" (as defined herein).

      B. "Advisory Person" means any employee of a Fund or the Company, or of any company in a Control relationship to a Fund or the Company, who, in connection with his regular functions or duties, makes, participates in, or obtains information, regarding the purchase or sale of a Security by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

      C. "AXA Rosenberg Group Policy On Personal Trading and Insider Trading" means the personal trading policy and procedures (as the same may from time to time be revised, amend or restated) applicable to Covered Persons.

      D. "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16a-1(a)(2) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Covered Person has or acquires.

      E.    "Company" shall mean AXA Rosenberg Investment Management LLC.

      F. "Compliance Officer" shall mean that person, as designated by the Company from time to time, who is primarily responsible for the various compliance functions of such officer as set forth in this Code and for ensuring that the provisions of this Code are followed by those persons to whom they apply. Initially, the Compliance Officer shall be William R. Wiebe, Esq.

      C. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act.

      H.    "Distributor" means Barr Rosenberg Funds Distributor, Inc.

      I.    "Fund" means the investment companies and series thereof.

      J. "Client" means any person or other business entities for which the Company acts as investment adviser.

      K. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 [15 U.S.C. 77a], the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 of 15(d) of the Securities Exchange Act of 1934 [15 U.S.C. 78m or 78o(d)].

      L. "Investment Personnel" means: (i) Any employee of a Fund or the Company (or of any company in a Control relationship to a Fund or the Company) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund; (ii) any natural person who controls a Fund or the Company and who obtains information concerning recommendations made to a Fund regarding the purchase or sale of securities by such Fund.

      M. "Purchase or sale of a Security" includes, INTER ALIA, the writing of an option to purchase or sell a security, including any security that is convertible into or exchangeable for any security that is held or to be acquired by a Fund or a Client.

      N. "Restricted Person" means the Covered Person, his/her spouse (including any domestic partner or "significant other" of the Covered Person living in the same household as the Covered Person), the Covered Person's minor children, and/or any other of the Covered Person's immediate adult family members living in the same household as the Covered Person to whom the Covered Person provides investment advice or information relating to such proposed trade (please note that Covered Persons are prohibited from disclosing any investment information obtained in the course of their work with the Company, except as required by law or as required for legitimate Company business purposes) or any trust(s) of which the Covered Person or a Restricted Person is a trustee or beneficiary.

      O. "Security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act, except that it shall not include shares of registered open-end investment companies, securities issued by the Government of the United States, short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act, repurchase agreements and other high quality short term debt instruments (any instrument with a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized rating organization), bankers' acceptances, bank certificates of deposit, commercial paper, and such other money market instruments as designated by the board of trustees of a Fund.

      P. "Security Field or to be Acquired" by a Fund or a Client means: any Security (including any option to purchase or sell, and any security convertible into or exchangeable for, a Security) which: (A) is held by the Fund or in a Client account; or (B) is being considered by the Fund or the Company for purchase by a Fund or a Client account.

      Q. "Subadviser" means such companies, if any, which may from time to time act as a subadviser to the Company for a Fund.

3.    APPLICATION

The Subadvisers to a Fund, if any, and their affiliates will have their own Codes of Ethics pursuant to Rule 17j-1 under the Investment Company Act. Any person, who is subject to a Subadviser's Code of Ethics that has been approved by a Fund's trustees pursuant to Rule 17j-1 and who complies with such Code, shall not be subject to the provisions of this Code With respect to his relations with such Fund.

4.    EXEMPTED TRANSACTIONS.

The prohibitions of Section 5 of this Code shall not apply to:

      (i) Purchases or sales of Securities effected in any account over which the Covered Person has no direct or indirect influence or control.

      (ii) Purchases or sales of Securities which are non-volitional on the part of the Covered Person or the relevant Fund of Client account.

      (iii) Purchases of Securities which are part of an automatic dividend reinvestment plan.

      (iv) Purchases of Securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

5.    PROHIBITED PURCHASES OR SALES.

A Covered Person shall not purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which he or she knows (or should have known at the time of such purchase or sale):

      (i) is being (or is recommended to be) purchased by the Company's investment model on behalf of a Fund or a Client (in the case of a purchase of a Security by an Covered Person); or

      (ii) is being (or is recommended to be) sold by the Company's investment model on behalf of a Fund or a Client (in the case of a sale of a Security by an Covered Person); or

      (iii) for any other reason has not been approved by the Compliance Officer (or his or her designated representative).

6.    PRE-CLEARANCE OF PERSONAL TRADES.

For any non-exempt transaction, Covered Persons shall obtain approval from the Compliance Officer (or his or her designated representative) prior to the acquisition or sale of any Security on behalf of any Restricted Person (such transactions shall include any "trade" as defined in the AXA Rosenberg Group Policy On Personal Trading and Insider Trading). Any request for pre-clearance of a personal trade shall be made in the manner provided in the AXA Rosenberg Group Policy On Personal Trading and Insider Trading.

7. PRE-CLEARANCE OF PARTICIPATION IN PRIVATE PLACEMENTS AND INITIAL PUBLIC OFFERINGS.

All Investment Personnel shall obtain approval from the Compliance Officer (or his or her designated representative) prior to the acquisition of securities issued pursuant to a private placement or an Initial Public Offering on behalf of any Restricted Person. Any request for pre-clearance of a private placement or an Initial Public Offering shall be made in the manner provided in the AXA Rosenberg Group Policy On Personal Trading and Insider. In reviewing the request, the Compliance Officer shall take into account, among other factors, whether the opportunity is being offered to such person as a result of his or her position with a Fund or the Company and whether such approval would create any material conflict of interest or any appearance of a material conflict of interest.

8.    REPORTING.

      A. Every Covered Person shall, in a timely manner, provide to the Compliance Officer (or his or her designated representative) all applicable information required to be reported under the provisions contained in the AXA Rosenberg Group Policy On Personal Trading and Insider

            Trading, including, without limitation, all quarterly and annual reporting and disclosure requirements contained therein and all reports and account statements with respect to any non-exempt transactions regarding any Security in which such Covered Person has, or by reason of such transaction on behalf of any Restricted Person acquires, any direct or indirect Beneficial Ownership.

      B. Any such report provided by a Covered Person may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates.

      C. All such reports, account statements, and all related information described in this Section 8 of the Code shall be subject to review by the Compliance Officer (or his or her designated representative) or other appropriate management personnel.

      D. Confidentiality. All reports of securities transactions and any other information filed with the Company by Covered Persons pursuant to this Code or the AXA Rosenberg Group Policy On Personal Trading and insider Trading shall be treated as confidential by the Company, except in regards to examinations by appropriate Company management, representatives of the Securities and Exchange Commission, or as otherwise required by law.

9.    RECORDS.

The Company shall maintain records in the manner and to the extent set forth below that shall be available for appropriate examination by representatives of the Securities and Exchange Commission.

      A. A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place.

      B. A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.

      C. The Company shall preserve a copy of each report made pursuant to this Code by any Covered Person for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

      D. A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

      E. A record of any decision, and the reasons supporting the decision, to approve the acquisition by Covered Persons of securities under Sections 6 and 7 of this Code, shall be maintained for at least five years after the end of the fiscal year in which the approval is granted.

10.   OTHER RESTRICTED ACTIVITIES OF COVERED PERSONS.

      A. GIFTS. Covered Persons are prohibited from receiving, either directly or indirectly, any item which has a value in excess of a DE MINIMIS amount from any person where such payment or gratuity is in relation to the business of the employer of the offeror of the payment or gratuity.

      B. SERVICE AS A DIRECTOR. Covered Persons are prohibited from serving on the boards of directors of publicly traded companies, absent a prior authorization from the Compliance Officer based upon a determination that the board service would not be inconsistent with the interests of the Funds or the Company's Clients.

11.   SANCTIONS.

Upon discovering a violation of this Code, the Company may impose such sanctions as it deems appropriate, including INTER ALIA, a letter of censure or suspension or termination of the employment of the violator. Any material violations of this Code and any sanctions imposed with respect hereto shall be reported periodically to the board of trustees (or directors) of the relevant Fund or Funds.

12.   CERTIFICATION OF COMPLIANCE WITH CODE.

All Covered Persons shall certify annually that they:

      (i)   have read and understood the Code and are subject thereto;
      (ii)  have complied with the requirements of the Code; and
      (iii) disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

13.   REPORT AND CERTIFICATION OF ADEQUACY TO THE MEMBERS AND BOARDS.

On an annual basis, the Compliance Officer shall prepare a written report to the management of the Company and the boards of trustees (or directors) of the Funds setting forth the following:

      (i) stating that the Code of Ethics procedures have been designed to prevent Covered Persons from violating the Code;
      (ii) a summary of existing procedures concerning personal investing and any changes in procedures made during the past year;
      (iii) identifying any violations that required significant remedial action during the past year; and
      (iv) identifying any recommended changes in existing restrictions or procedures based upon the Company's experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

14.   BOARD APPROVAL.

Following the report and certification by the Compliance Officer, the boards of trustees of the Fund or Funds(s) (including a majority of independent trustees) must approve this Code of Ethics on an annual basis. Any material change to this Code must be approved within six months.

                                    EXHIBIT 1

       AXA ROSENBERG GROUP POLICY ON PERSONAL TRADING AND INSIDER TRADING

                               AXA ROSENBERG GROUP

                 POLICY ON PERSONAL TRADING AND INSIDER TRADING

Various restrictions, policies, guidelines and regulations relating to personal trading have either been mandated or suggested by the various regulatory authorities in jurisdictions where the AXA Rosenberg Group LLC and/or its subsidiaries (hereafter collectively referred to as "AXA Rosenberg Group") are located and/or do business.(1) In response to these various regulatory and advisory schemes, the AXA Rosenberg Group has adopted the following policy on personal trading which applies globally to (i) all permanent, part-time and contracted employees of the AXA Rosenberg Group, (ii) all officers of the AXA Rosenberg Group, (iii) certain directors (including all directors of SEC-registered investment advisers within the AXA Rosenberg Group(2) and to any other directors of other AXA Rosenberg Group entities as may be required by applicable law or regulation) and (iv) certain designated independent contractors or consultants who work at the AXA Rosenberg Group (hereinafter
(i)-(iv) collectively referred to as "employees").

I.    PERSONAL TRADING

Although the management of the AXA Rosenberg Group would prefer that employees do not trade actively in equities or equity derivatives for their personal accounts, such trading is not prohibited. If an employee does wish to trade equities or equity derivatives, any and all trades must be approved in advance and in writing (electronically or otherwise) by the appropriate compliance officer or the back-up compliance officer(s) (see Attachment A). (The appropriate compliance officer is the compliance officer or back-up compliance officer(s) designated in the zone where the stock is valued in real-time.) U.S., Canadian and Asian ex-Japan stocks are valued in real-time in Orinda, California; Japanese stocks are valued in real-time in Tokyo; European stocks are valued in real-time in London. The current compliance officer (and the back-up compliance officer(s)) for each office are listed in Attachment A. These individuals may change from time to time.

For purposes of the AXA Rosenberg Group Personal Trading Policy, a "trade" is defined as any trade made in the name of, or on behalf of, the employee, his/her spouse (including any domestic partner or "significant other" of the employee living in the same household as the employee), the employee's minor children, and/or any other of the employee's immediate adult family members living in the same household as the employee to whom the employee provides investment advice or information relating to such proposed trade (please note that employees are prohibited from disclosing any investment information obtained in the course of their work with the AXA Rosenberg Group, except as required by law or as required for legitimate AXA Rosenberg Group business purposes) (such individuals herein after collectively referred to as "restricted persons"), as well as any trade in the name of a trust(s) of which the employee or a restricted person is a trustee or beneficiary. Exempt from the definition of a "trade" is any trade in open-end mutual funds (or similar

----------
(1) These regulatory authorities include, but are not necessarily limited to, the Securities and Exchange Commission ("SEC") in the US, Financial Services Agency ("FSA") in Japan, the Investment Management Regulatory Organization ("IMRO") of the Financial Services Authority in the United Kingdom, and the Monetary Authority of Singapore ("MAS").

(2) See Rule 204-2(a)(12) of the Investment Advisers Act, "advisory representatives" including all "directors" of the investment adviser and requires that they report/record their trades with the Investment Adviser within 10 days of the end of the quarter in which the trade took place.

investment vehicles such as unit trusts or investment trusts in the U.K. and investment trusts in Japan), closed-end mutual funds, tender offers, bonds, government securities, money market accounts, index unit investment trusts such as Spiders, Diamonds, Qubes, and WEBS, widely recognized and traded index futures or options on index futures (examples of such indexes include the S&P 500, OEX, Nasdaq, and other similar US or international index futures or options), automatic dividend re-investment plans, and those trades over which the employee (or the other restricted person), his/her spouse, and/or minor children exercise no discretion, including wrap accounts, blind trusts, and discretionary accounts which are managed by third party investment advisers and in which the employee makes no stock selection recommendations. Execution of a previously approved option or other equities derivative on the expiration day for such option or other equities derivative shall not be considered a "trade" requiring approval. If an employee is uncertain whether an investment would qualify as an exempt trade outlined above, the employee should contact the designated compliance officer in his or her relevant AXA Rosenberg office. A "trade" includes all other trades by an employee or a restricted person in publicly-traded stocks, options, warrants on common stock, financial futures, and all other forms of equity related derivatives.

In seeking approval for a trade (either for the employee or on behalf of the restricted person related to the employee), the employee must comply with the applicable personal trade approval procedures in Appendix 1 (outlining the automated and non-automated trade approval procedures) as such procedures may, from time to time, be amended, revised or restated. These procedures may vary depending upon the location of the appropriate compliance officer and on whether or not the trade approval process has been automated.

Regardless of the procedure used for approving an employee's personal trade, the employee's requested personal trade will be checked against the AXA Rosenberg Group's current recommendations from the most recent overnight and real-time
Trading Assistant ("TA") system. No trade will be approved for the purchase or cover of a stock that is currently recommended for purchase or cover on the AXA Rosenberg Group's most recent overnight and real-time TA system. Likewise, no trade will be approved for the sale or short of a stock that is currently recommended for sale or short on the AXA Rosenberg Group's most recent overnight and real-time TA system.

If the TA is NOT recommending the same transaction, the compliance officer will USUALLY approve the trade, although he or she has the discretion and the authority to deny trade approval, even if the TA is not recommending the same or a similar transaction, if the compliance officer believes that the trade would not be in the best interest of the AXA Rosenberg Group or its clients or if for some other reason, the compliance officer believes that trade approval is not appropriate (For example, if trading in the stock is suspended or limited because of activities related to other members of the AXA Group.) Only AFTER the employee has received WRITTEN trade approval from the appropriate compliance officer may the employee execute the approved personal trade.

Except as stated in the following paragraph, approval of an employee's personal trade is valid only through the end of the trading day in the zone of the appropriate compliance officer. Specifically, trades may be approved and are valid as follows: in Orinda between 6:30 a.m. and 1:15 p.m. Orinda time; in London, between 8:30 a.m. and 4:30 p.m. London time; in Tokyo, between 9:00 a.m. and 3:00 p.m. Tokyo time. If the trade is not effected within these hours and the employee still wants to make the trade the next day (or on any subsequent day), the employee must again seek approval for the trade under the procedures outlined below.

An employee seeking to effect a "good-til-cancel" ("GTC") trade does NOT have to have approval from the compliance officer each day until the order is filled. Instead, the GTC trade approval request is handled initially in the same manner as any other request for personal trade approval, except that the employee request's for trade approval must seek authorization to trade the order as "good-til-cancel" and must state the limit price. If, for any reason, the employee wants to CHANGE a pending GTC order (other than canceling the GTC order), that employee must submit a NEW request for personal trade approval to the appropriate compliance officer, just as if there had been no prior trade approval.

QUARTERLY SUMMARY OF PERSONAL TRADING ACTIVITIES

Within 10 (ten) calendar days of the end of each calendar quarter (or before the employee's last date of employment, which ever is earlier), each employee shall complete a "Summary of Personal Transactions" form and submit it to the compliance officer who is located in the same office as the employee, REGARDLESS OF WHETHER THE EMPLOYEE HAS COMPLETED ANY PERSONAL TRADES OR NOT DURING THE QUARTER. (The only exception is made for employees who sign a statement that they do not intend to make any trades in the future which would be subject to advance approval under this policy.) If the employee made any personal trades during the quarter, including trades approved by a compliance officer located in another office, the employee shall indicate so on the "Summary of Personal Transactions" form.

For each trade approved under the AUTOMATED trade approval procedures outlined in Appendix 1, the employee must submit a copy of the "completed personal trade response" for each trade. For each trade approved under the NON-AUTOMATED trade approval procedures, also outlined in Appendix 1, the employee must submit the duplicate copy of each approved "Request for Personal Transaction" form to the local compliance officer. Regardless of the form of approval, the employee also must submit a copy of the broker confirmation for each trade or some other independent evidence (such as a copy of the monthly statement from the broker) that the trade was executed.

If no trade was executed during the quarter, the employee shall indicate that on the "Summary of Personal Transactions" form and submit it to the local compliance officer.

Any employee who does not submit a completed "Summary of Personal Transactions" within the allotted 10 (ten) days will - to the extent permitted by law - have the equivalent of US$500 deducted from his/her next net paycheck. Moreover, in such cases, the compliance officer located in the employee's home office will not approve any subsequent personal trades for that employee until such time as the employee has complied with this policy. In addition, the local compliance officer will advise the other personal trading compliance officers in the AXA Rosenberg Group not to approve any trades for that employee until further notice. (In the case of a terminating employee who has not submitted all paperwork by the final date of employment, the $500 penalty - to the extent permitted by law - will be withheld from the employee's final paycheck until the proper documentation has been submitted to the compliance officer.) In certain circumstances, AXA Rosenberg Group MAY waive the penalty, but generally such a waiver will be considered only if the employee requests such a waiver before the end of the 10 (ten) day period. If the completed "Summary of Personal Transactions" is still outstanding 14 (fourteen) days after it is due, the relevant compliance officer will notify AXA Rosenberg Group's Legal Group which will refer the matter to the AXA Rosenberg Group's Management Committee for further disciplinary action as deemed appropriate.

In the case of an employee who has traded "across zones" during the quarter, the compliance officer in that employee's local zone, upon receipt of the "Summary of Personal Transactions" will forward (by fax or mail) a copy of the approved "Request for Personal Transaction Form" or the "completed personal trade response" as applicable for all trades effected in other zones, and the evidence that the trade was made, to the appropriate compliance officer (who had originally approved the trade).

ADDITIONAL REPORTING REQUIREMENTS BY "ACCESS PERSONS"

Effective as of October 29, 1999, "Access Persons", as defined by Rule 17j-1 of the Investment Company Act of 1940,(3) of any AXA Rosenberg Group entity that is an investment adviser to a US mutual fund also must submit initial and annual holdings reports listing all covered securities(4) beneficially owned by them. The initial report must be provided within 10 days of becoming an Access Person. These report must include EVERY security (as defined in Rule 17j-1) that the Access Person beneficially owns, regardless of whether the relevant US mutual fund owns, or intends or proposes to acquire the security. The holdings report must state the name of the security, the number of shares held, and the principal amount of the security. The Access Person must also disclose any and all securities accounts that he or she maintains with a broker, dealer or bank. AXA Rosenberg Group will establish procedures hereunder, by which appropriate management or compliance personnel review these reports. The information provide hereunder will otherwise be maintained in strict confidentiality.

PRE-APPROVAL OF INVESTMENTS IN IPOS AND PRIVATE PLACEMENTS

Effective as of October 29, 1999, "Investment Personnel", as defined by Rule 17j-1(e) of the Investment Company Act of 1940,(5) of any AXA Rosenberg Group entity which is an investment

----------
(3) Rule 17j-1 defines "Access Person" to include: (i) any director, officer, or general partner of a fund or of a fund's investment adviser, or any employee of a fund or of a fund's investment adviser who, in connection with his or her regular functions or duties, participates in the selection of a fund's portfolio securities or who has access to information regarding a fund's future purchases or sales of portfolio securities.

(4) "COVERED SECURITY" means a security as defined in section 2(a)(36) of the Investment Company Act of 1940, except that it does not include:

      (i) Direct obligations of the Government of the United States;

      (ii) Bankers' acceptances,  bank certificates of deposit, commercial paper
      and  high  quality  short-term  debt  instruments,   including  repurchase
      agreements; and

      (iii) Shares issued by open-end Funds.

(5) Rule 17j-1(a)(7) of the Investment Company Act of 1940 defines "Investment Personnel" to include:

      (i) Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund.

      (ii) Any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund."

adviser to a US mutual fund, must obtain AXA Rosenberg Group approval before directly or indirectly acquiring any beneficial ownership in securities in an IPO or private placement. In general, such requests for approval MAY be granted if AXA Rosenberg Group determines that the investment opportunity is available to the relevant Investment Personnel for reasons OTHER THAN the individual's position at AXA Rosenberg and that the particular facts relating to the investment opportunity reflect that the investment would create no material conflict of interest. Requests for approval should be directed to the AXA Rosenberg Legal Group and must be provided with sufficient time to allow the AXA Rosenberg Group to make its determination. The Investment Personnel may invest in the IPO or private placement only after receipt of WRITTEN approval from the AXA Rosenberg Group.(6)

RELEASE OF LIABILITY FOR PERSONAL TRADING ACTIVITIES

In the event that AXA Rosenberg Group delays or does not approve the trade or IPO/Private Placement pre-approval request for any reason, the AXA Rosenberg Group shall not be liable for any losses or lost opportunities which the employee may realize as a result of the delay or denial of trade approval. Each employee, by signing this policy, agrees to accept sole and complete personal liability for any trading or investment losses incurred in his or her personal trading account or in any IPO/Private Placement and acknowledges that the AXA Rosenberg Group has no liability resulting from its enforcement of this policy which may, at times, result INTER ALIA in denying the employee approval to execute a personal trade or trades or in the denial of approval for an IPO or Private Placement investment. Each employee also acknowledges and agrees that this policy may, from time to time, be modified, revised, amended, or restated and that upon notice, such employee shall be bound by any such change.

BROKER RELATIONSHIPS

In no event may employee accounts be traded in-house or may the AXA Rosenberg Group's institutional broker relationships be used to execute employee trades. Employees are responsible for their own broker relationships.

II.   POLICY ON INSIDER INFORMATION

A.    PROHIBITION ON TRADING ON INSIDE INFORMATION

No trade can be made on the basis of information believed to be "inside information" as commonly defined, regardless of whether that information lies outside of the proprietary valuation models developed by the AXA Rosenberg Group. Some examples: trading on material non-public information on publicly-held companies is inside information and is in violation of the law. Trading in advance of an analyst's change in a company's earnings estimate may be inside information. If it feels like inside information, it probably is.

B.    PROHIBITION ON COMMUNICATING INSIDE INFORMATION

No employee may communicate to anyone information which that employee believes to be inside information.

                               AXA ROSENBERG GROUP

                 POLICY ON PERSONAL TRADING AND INSIDER TRADING

I ACKNOWLEDGE THAT I HAVE READ THE AFOREMENTIONED POLICIES ON PERSONAL TRADING AND INSIDER TRADING, THAT I UNDERSTAND THE POLICIES AND THE PENALTIES FOR NON-COMPLIANCE, AND THAT I WILL NOT VIOLATE ANY OF THE POLICIES. I AUTHORIZE THE DEDUCTION FROM MY SALARY OF THE SPECIFIED PENALTIES IN THE EVENT OF MY NON-COMPLIANCE WITH THE POLICIES. I FURTHER UNDERSTAND THAT THE INDIVIDUAL LIABILITY FOR VIOLATION OF THE INSIDER TRADING AND SECURITIES FRAUD ENFORCEMENT ACT IN THE UNITED STATES CARRIES: 1) CRIMINAL PENALTIES OF UP TO $1 MILLION AND UP TO 10 YEARS IN JAIL FOR EACH VIOLATION; 2) CIVIL PENALTIES, WHICH MAY INCLUDE TREBLE DAMAGES AND DISGORGEMENT OF PROFITS. OTHER CIVIL AND CRIMINAL PENALTIES MAY BE IMPOSED BY REGULATORY AUTHORITIES WHERE THE TRADES TAKE PLACE.

Signed:          _____________________________

                 _____________________________
                 (Print name as signed above)

System User Id:  _____________________________
(Required)

Dated:           _____________________________

                                  ATTACHMENT A

COMPLIANCE OFFICER(S)                                         LOCATION

Sandra Bates Hinck                                            Orinda, California
Bob Byrne (Back-up)
Sara Donaldson (Back-up)
William Wiebe (Back-up)
William Ricks (Back-up)

David Price                                                   London, England
Mick Holman (Back-up)

Satta Atsuko                                                  Tokyo, Japan
Jun Sato (Back-up)
Kunio Noguchi (Back-up)

Edna Kong                                                     Singapore
Cheng Liao (Back-up)
Adeleen Chu (Back-up)

                                   APPENDIX 1

                            TRADE APPROVAL PROCEDURES

As noted in the accompanying policy statement on personal trading, the procedures for approving an employee's personal trade may vary depending upon the location of the appropriate compliance officer and on whether or not the trade approval process has been automated. If you have any questions relating to the personal trade approval process, please refer them to the AXA Rosenberg Legal Group.

1.    AUTOMATED PERSONAL TRADE APPROVAL PROCEDURES

The following procedures (Steps 1 to 10) apply to any employee with a VMS user ID on mainframes RM763A, RM763B or RM412A (including all employees located in Orinda) seeking personal trade approval for any U.S., Canadian and Asian ex-Japan trade.

To get a VMS user ID, you must contact the "syshelp" group, who will provide you with an ID and will install the CRT program on your computer. Once you have a VMS user ID and the CRT program installed, you can follow these steps to submit personal trade requests for approval.

      1. If you do not have a CRT window for a VMS machine opened on your computer, click on the CRT icon and double click on any of the RM nodes (e.g., "rm4l2a") and click "OK."

      2. Login to the VMS machine by entering your VMS users ID and password (if necessary).

      3.    At the system prompt, type PTRADE and press the RETURN or ENTER key.

      4.    The following text should appear: ENTER ZONE UJCEO (DEFAULT = U):

      5. Select the letter initial for the "zone" in which the trade is valued in real-time. (U= US, J= Japan, C= Canada, E= Europe, and O= Orient (Asia ex-Japan)) and press the RETURN or ENTER key. The default is "U.",

      6.    The following menu options should appear:

            ---- PERSONAL TRADE REQUEST ----

            1. SEND PERSONAL TRADE REQUEST
            2. SUBMIT EXECUTED, CANCELLED, OR EXPIRED PERSONAL TRADE
            3. DISPLAY OPEN PERSONAL TRADE REQUEST
            4. DISPLAY TODAY'S PERSONAL TRADE REQUEST
            5. DISPLAY PERSONAL TRADE REQUEST HISTORY (END OF QUARTER REPORTING)
            6. EXIT

      SELECT OPTION 0 THROUGH 5 (DEFAULT = 3):

OPTION 1 is used to request approval of a personal trade.

OPTION 2 is used to submit the completed personal trade responses discussed in detail in Step 10.

OPTION 3 displays all the personal trade requests that you have submitted and not yet executed and confirmed.

OPTION 4 displays the trade requests you have submitted today.

OPTION 5 displays the trade request history by date range or by quarters. After viewing the trade request history, you can send the report to a printer or file. As discussed below, a copy of your trade history for the quarter must be submitted to the personal trading compliance officer in your zone within 10
(ten) days of the end of each calendar quarter.

Select the appropriate option and hit enter.

7. As noted above, to request approval of a personal trade, select Option 1 and hit enter.

8. You will be asked the stock symbol, trade date, buy or sell side, security type (S=Stock, C=Call, P=Put, F=Future), good-til-cancel price, trade on behalf of yourself or others, and comments about the trade if any. If you enter zero ("0") for the "good-til-cancel price," then the order is automatically treated as a day order request only. If our system cannot recognize the stock symbol provided, then you must enter the company name of the security in question.

After entering the requested information, a summary of the requested trade will appear. At that point you can either send the request for approval or you can cancel the trade approval request (e.g., if there is an error in the input). If you submit the request, an e-mail message will be sent to the appropriate compliance officer (with copies to the Legal Group and other for monitoring purposes). After you have sent your request, YOU MUST WAIT FOR AN E-MAIL MESSAGE FROM THE APPROPRIATE COMPLIANCE OFFICER APPROVING YOUR PERSONAL TRADE REQUEST BEFORE EXECUTING THE TRADE.

9. The system will automatically check the employee's requested personal trade against the AXA Rosenberg Group's TA recommendations as outlined above. If there is no apparent conflict (or potential conflict), the compliance officer will typically send you an e-mail approving your trade. If there is a conflict or potential conflict, you will be sent an e-mail denying your request. Please read the e-mail message carefully to ensure that it is approving (rather than denying) your trade request. AGAIN, YOU MUST ALWAYS WAIT FOR A REPLY E-MAIL MESSAGE APPROVING YOUR TRADE REQUEST BEFORE YOU CAN TRADE. IF NO RESPONSE IS RECEIVED, YOU MAY NOT TRADE. In general, you should not directly (by phone or in person) contact the appropriate compliance officer in regards to a personal trade approval other than as outlined in this policy. If no response is received to a request for personal trade approval in reasonable period of time, you should send a regular e-mail to the appropriate compliance officer (with a copy to the back-up compliance officer and to the Legal Group) requesting a response.

10. If your personal trade request is approved, you will need to submit a "completed personal trade response." THIS COMPLETED PERSONAL TRADE RESPONSE MUST BE SUBMITTED REGARDLESS OF WHETHER YOU ACTUALLY COMPLETED THE APPROVED TRANSACTION OR NOT. To submit this response, you return to the options menu described in Step 6 and select option "2." This option will display all of your trades that have been approved. You enter the control number of the trade you have executed or a trade that has expired. If traded, you will be asked the trade date, traded price, and broker. If the order expired without execution, you indicate that no trade occurred. If the entered information is correct, you can then submit the trade confirmation.

For approved day orders,  the "completed  personal trade  response" is due after
(i) the trade is executed or (ii) at the end of the market day. For approved good-til-cancel orders, the completed personal trade response is due after (i) the trade is executed, (ii) the order is canceled, or (iii) the order expires. An e-mail message reminder will be sent to you if you have any outstanding approved orders not confirmed, but it is the responsibility of each employee to make sure that completed personal trade responses are timely submitted.

2.    NON-AUTOMATED PERSONAL TRADE APPROVAL PROCEDURES

The following procedures apply to any employee seeking personal trade approval for which the automated trade approval procedures outlined above are unavailable. These procedures may vary slightly depending upon the location of the appropriate compliance officer. Steps 1 through 3 apply when the appropriate compliance officer works in the same office as the employee seeking approval to trade. Step 4 sets out alternative procedures to follow when the appropriate compliance officer is not located in the same office as the employee seeking the approval to trade.

1. To initiate the non-automated trade approval process, a written "Request for Personal Transaction" form must be completed by the employee and given to the appropriate compliance officer for approval prior to any trade being executed. These forms are available from the appropriate compliance officer. Should a compliance officer wish to trade for his/her own account in the zone where he/she has trade approval authority, advance written approval of the trade must be obtained from the back-up compliance officer (using the Request for Personal Transaction form).

Before approving a trade, the appropriate compliance officer, using the TA, must check that the AXA Rosenberg Group is not currently recommending the same or a similar transaction (see discussion above). If there is no conflict and the trade is approved, the appropriate compliance officer shall print a copy of the TA's current recommendation for the stock. The employee must attach the printout of the TA's recommendation to the ORIGINAL copy of the approved Request for Personal Transaction form as verification for the approval.

2. If an approved trade is executed that day, the original copy of the approved Request for Personal Transaction is completed with details of the trade and is returned (along with the attached TA recommendation) to the compliance officer who approved the trade by the end of the same day. The employee keeps the duplicate copy of the form. If an approved day order is not executed on the day of approval, the employee indicates this on the Request for Personal Transaction form and returns the original to the appropriate compliance officer.

For approved good-til-cancel orders, the Request for Personal Transaction is completed with details of the trade and is returned (along with the attached TA recommendation) to the compliance officer who approved the trade when the trade is executed. If the trade is canceled or otherwise expires, the employee indicates this on the- Request for Personal Transaction form and returns the original to the appropriate compliance officer. If, for any reason, the employee wants to change a pending GTC order (other than canceling the GTC order), that employee must submit a NEW "Request for

Personal Transaction" form to the appropriate compliance officer and receive a new approval prior to changing the good-til-canceled order.

3. The compliance officer who has approved the trade will keep the original copy of each approved "Request for Personal Transaction" form for each trade that has been made. At the end of each calendar quarter, the compliance officer shall match the original copies with the duplicate copies submitted by the employee along with a copy of the broker statement or contract note (See Section I.B. above, discussing quarterly reporting requirements). Any previously approved trades that were executed but which are "unmatched" at the end of the quarter, must be reconciled by the compliance officer. The compliance officer will maintain a file of each employee's "Summary of Personal Transactions" and the attached "Request for Personal Transaction" forms.

4. Employees seeking non-automated trade approval for trades outside the zone of their home office follow the same procedure for obtaining and documenting approval as detailed above with the following exceptions:

The "Request for Personal Transaction" form will be completed and faxed to the appropriate compliance officer (with responsibility in the zone where the stock is valued in real-time). The employee wishing to trade should message that compliance officer (by e-mail or telephone) that the fax has been sent. If the trade is approved, the appropriate compliance officer will make a photocopy of the approved Request for Personal Transaction form and the printout of the model's recommendation, and will fax it back to the employee, keeping the original copy (with the attached model's recommendation). The appropriate compliance officer will notify both the employee and the compliance officer in the employee's office that the trade has been approved (again, either by email or telephone).

                          CODA CAPITAL MANAGEMENT, LLC

                                 CODE OF ETHICS

      The Board of Directors (the "Board") of Coda Capital Management, LLC ("Coda")(the "Adviser")have adopted this Code of Ethics, in accordance with Rule 17j-1 (the "Rule") under the Investment Company Act of 1940, as amended, (the "Act"). The Rule makes it unlawful for certain employees ofCoda, in connection with the purchase or sale by such persons of securities held or to be acquired by any Client (defined below):

      (1) to employ any device, scheme or artifice to defraud a Client;

      (2) to make to a Client any untrue statement of a material fact or omit to state to a Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

      (3) to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a Client; or

      (4) to engage in a manipulative practice with respect to a Client.

      While affirming its confidence in the integrity and good faith of all of its employees, officers and directors, Coda recognizes that certain personnel have or may have knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions made by Clients. Furthermore, if such individuals engage in personal Covered Securities transactions, these individuals could be in a position where their personal interests may conflict with the interests of Clients. Accordingly, this Code is designed to prevent conduct that could create an actual or potential conflict of interest with any Coda Client.

      A. DEFINITIONS

      (1) "Access Person" means any director (excluding any director who is not also an officer of Coda or its affiliates), officer, or Advisory Person (defined immediately below) of an Adviser.

      (2) "Advisory Person" means (a) any employee of an Adviser (or of any company in a control relationship to an Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (b) any natural person in a control relationship to an Adviser who obtains information concerning recommendations made to a Client with regard to the purchase or sale of Covered Securities by the Client.

      (3) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is considered a "beneficial owner" as defined in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, which generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the Covered Security. A person is normally regarded as the beneficial owner of Covered Securities held in the name of his or her spouse or minor children living in his or her household.

      (4) "Client" means (a) any investment company registered under the Act or any series of a registered investment company for whom an Adviser(s) acts as investment adviser or sub-adviser or (b) any separately managed investment account, commingled/collective investment trust fund, hedge fund and other similar investment arrangement, which is advised by an Adviser (or Advisers).

      (5) "Control" shall have the same meaning as set forth in Section 2(a)(9) of the Act.

      (6) "Covered Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include direct obligations of the United States government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), shares of registered open-end investment companies and variable annuities investing in shares of registered open-end investment companies.

      (7) "Investment Personnel" means (a) any Portfolio Manager who are employees of an Adviser as well as any other person such as a securities analyst and/or trader who is an employee of an Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes or participates in the making of recommendations regarding a Client's purchase or sale of securities (including providing information and advice to Portfolio Managers or helping with the execution of a Portfolio Managers' decisions) or (b) any natural person who controls an Adviser and who obtains information concerning recommendations to a Client regarding the purchase or sale of securities by a Client.

      (8) "Portfolio Managers" means those individuals who, in connection with his or her regular duties, are entrusted with the direct responsibility and authority to make investment decisions affecting any Client.

      (9) "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

      (10) "Security held or to be acquired" by a Client means any Covered Security which, within the most recent 15 days, (a) is or has been held by a Client; (b) is being or has been considered for purchase by a Client; and (c) any option to purchase or sell, and any Covered Security which is convertible into or exchangeable for a Covered Security described in subparts (a) and (b) of this definition.

      B. STATEMENT OF GENERAL PRINCIPLES

      It is the duty of all directors, officers and employees to place the interests of Coda's Clients, first at all times. Consistent with that duty, all Access Persons and Investment Personnel of Coda must (1) conduct all personal Covered Securities transactions in a manner that is consistent with this Code of Ethics; (2) avoid any actual or potential conflict of personal interest with the interests of Coda's Clients; and (3) adhere to the fundamental standard that they should not take inappropriate advantage of their positions of trust and responsibility.

      THIS CODE OF ETHICS APPLIES TO TRANSACTIONS IN COVERED SECURITIES FOR PERSONAL ACCOUNTS OF ALL DIRECTORS, OFFICERS, EMPLOYEES AND ADVISORY PERSONS OF CODA AND ANY OTHER ACCOUNTS IN WHICH THEY HAVE ANY BENEFICIAL OWNERSHIP. IT IMPOSES CERTAIN INVESTMENT RESTRICTIONS AND PROHIBITIONS AND REQUIRES THE REPORTS SET FORTH BELOW. IF DIRECTORS, OFFICERS OR EMPLOYEES OF CODA BECOME(S) AWARE OF MATERIAL NON-PUBLIC INFORMATION OR IF A CLIENT IS ACTIVE IN A GIVEN
COVERED SECURITY, SOME PERSONNEL MAY FIND THEMSELVES "FROZEN" IN A POSITION. CODA WILL NOT BEAR ANY LOSSES IN PERSONAL ACCOUNTS RESULTING FROM THE IMPLEMENTATION OF ANY PORTION OF THE CODE OF ETHICS.

      C. GENERAL PROHIBITIONS

      (1) All directors, officers and employees of Coda shall keep all information pertaining to Clients' portfolio transactions confidential. No person with access to Covered Securities holdings, recommendations or pending transactions should disclose this information to any person, unless such disclosure is made in connection with his or her regular functions or duties. Special care should be taken to avoid discussing confidential information in circumstances, which would disclose this information to anyone who would not have access to such information in the normal course of events.

      (2) No Access Person shall utilize information concerning prospective or actual portfolio transactions in any manner, which might prove detrimental to the interests of a Client.

      (3) No Access Person shall use his or her position for his or her personal benefit or attempt to cause a Client to purchase, sell or hold a particular
Covered Security when that action may reasonably be expected to create a personal benefit for the Access Person.

      (4) No Access Person shall engage in any act, practice or course of conduct, which would violate the provisions of the Rule set forth above.

      D. PERSONAL TRADING RESTRICTIONS

      (1) SHORT SELLING AND MARGIN ACCOUNTS

      Access persons are not permitted to enter into short sales or trade on margin. Additionally, this Section D(1) shall not apply to purchases or sales effected by an Adviser on behalf of a hedge fund ("Hedge Fund") managed by such Adviser(1).

      (2) INITIAL PUBLIC OFFERINGS ("IPOS")

      Except as described below, all Access Persons are prohibited from acquiring any Covered Securities in an IPO. Access Persons may, however, request and receive approval to participate in an IPO in certain limited circumstances. Examples of such circumstances include a conversion offering as described in the NASD's Freeriding and Withholding Interpretation or similar issuer directed share programs generally consistent with recent interpretive letters issued by the NASD. In approving any such request, the onus for substantiating and documenting compliance with the Code of Ethics rests on the individual seeking approval. Also, notwithstanding submission of substantiating documentation approval may be withheld if the reviewing compliance personnel believes that an actual or potential conflict of interest exists with respect to any Client.

      Purchases effected by the adviser on behalf of a Hedge Fund managed by such Adviser will be permissable only if subject to a carve out mechanism in compliance with the NASD's Freeriding and Withholding Interpretation.

      (3) PRIVATE PLACEMENTS

      Investment Personnel must obtain approval from the CIO/appointed member of the Investment Committee and the designated compliance officer for before acquiring Covered Securities in a private placement. In determining whether to grant such prior approval, the appropriate officer shall determine (among other factors) whether the investment opportunity should be reserved for a Client(s), and whether the opportunity is being offered to the individual by virtue of his or her position with an Adviser. Investment Personnel who have been authorized to acquire Covered Securities in a private placement, must disclose that investment when he or she is involved in any subsequent consideration of an investment by a Client in that issuer. In such circumstances, Investment Personnel with no personal interest in the particular issuer shall independently review the Client's decision to purchase that issuer's Covered Securities.

----------
(1) All potential conflicts between a Hedge Fund and any investment company registered under the Act or any series of a registered investment company (a "1940 Act Fund") for whom an Adviser(s) acts as investment adviser or sub-adviser will be resolved so as not to disadvantage the 1940 Act Fund, even if such action could result in a detriment to the Hedge Fund.

      (4) COVERED SECURITIES SUBJECT TO AN EMBARGO

      Access Persons are not permitted to deal in any Covered Security upon which any investment personnel has placed, for any reason, an embargo.

      (5) CLIENT WITH PENDING ANNOUNCEMENT OF RESULTS

      Access Persons should not deal in the Covered Securities of a Client in the two-month period prior to the announcement of interim figures or the preliminary announcement of annual figures. This rule does not extend to Clients where only the pension scheme is managed.

      (6) PRE-CLEARANCE

      Access Persons are required to pre-clear personal Covered Securities transactions (excluding those exempted under Section D(9)) with the designated compliance personnel. Requests for pre-clearance must be made in writing, via E-mail on the Pre-clearance Request Form provided by the compliance officer. Transactions should not be placed for execution until pre-clearance approval has been received. Pre-clearance approval is good only for the day received; therefore, orders should be placed as market or day limit orders. If for any reason the trade is not executed on the day on which pre-clearance approval is received, the Access Person must submit a new request and receive approval prior to placing any subsequent order.

      (7) 30 DAY HOLDING PERIOD

      Investment Personnel shall not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Covered Securities within thirty (30) calendar days. Trades made in violation of this policy should be unwound, if possible. In the event such trades cannot be unwound, any profits realized on such short-term trades shall be subject to disgorgement to the appropriate Client account or the account of the appropriate Adviser. For purposes of this section, calculation of profits will be based on a "last-in, first-out" (LIFO) basis.

      (8) BLACKOUT PERIOD

            (a) SAME DAY

            Access Persons are prohibited from executing any personal Covered Securities transaction on a day when a Client has a pending buy or sell order in that same Covered Security. This prohibition shall be lifted once the Client executes or withdraws its order for the Covered Security in question. However, directors of Coda who are not officers of an Adviser or any of its affiliates and who, on the day they execute a personal Covered Securities transaction, have no knowledge of what a Client is trading on that day, are not subject to the Same Day Blackout Period.

            (b) SEVEN DAY

            All Investment Personnel are prohibited from executing any personal Covered Securities transactions within seven (7) calendar days before or after the day any Client advised by such person trades in that Covered Security.

            (c) Trades made in violation of these blackout periods should be unwound, if possible. Otherwise, any profits realized on such trades shall be subject to disgorgement to the appropriate Client account or the account of the appropriate Adviser.

      (9) EXEMPTED TRANSACTIONS

      The prohibitions of Section (D)(6), (7) and (8) of this Code of Ethics shall not apply to:

            (a) purchases or sales effected in any account over which the Access Person or Investment Personnel has no direct or indirect influence or control;

            (b) purchases or sales which are non-volitional(2) on the part of the Access Person, Investment Personnel or a Client;

            (c) purchases which are part of an automatic dividend reinvestment plan; or

            (d) purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

            (e) purchases or sales effected by an Adviser on behalf of a Hedge Fund managed by such Adviser.

            (f) purchases or sales of the securities listed on Exhibit D.

      (10) GIFTS

      No Access Persons shall seek or accept anything of more than de minimis value, either directly or indirectly, from broker-dealers or other persons, which to the actual knowledge of the Access Persons, do business or might do business with a Client or Coda. For purposes of this provision, the following gifts will not be considered to be in violation of this section: (a) an occasional meal; (b) an occasional ticket to a sporting event, the theater or comparable entertainment; and (c) other gifts of nominal cost.

----------
(2) Non-volitional purchases or sales include those transactions, which do not involve a willing act or conscious decision on the part of the director, officer or employee. For example, shares received or disposed of by Access Persons or Investment Personnel in a merger, recapitalization or similar transaction are considered non-volitional.

      (11) BOARD OF DIRECTORS

      Investment Personnel are prohibited from serving on the boards of directors of publicly traded companies, absent prior authorization by the appropriate compliance officer. Such authorization should be based upon a determination that the board service would be consistent with the interests of Clients advised by the employee. Where service on a board of directors is authorized, Investment Personnel serving as directors should be isolated from those making investment decisions regarding the company through "Chinese Wall" procedures.

      E. REPORTING, DISCLOSURE AND CERTIFICATION REQUIREMENTS

      (1) INITIAL HOLDINGS REPORTS

      All Access Persons shall disclose all personal Covered Securities holdings to the appropriate compliance officer. The Initial Report shall be made on the form attached as Exhibit A and shall contain the following information:

            (a) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

            (b) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Covered Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

            (c) the date that the report is submitted by the Access Person.

      All Access Persons currently employed by Coda shall submit an Initial Report to the appropriate compliance officer within ten days of the date of this Code of Ethics. All other Initial Reports shall be made no later than 10 days after the person becomes an Access Person.

      (2) QUARTERLY REPORTS

            (a) All Access Persons shall report to the appropriate compliance officer, the information described in Sub-paragraph (2)(b) of this Section with respect to transactions in any Covered Security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Covered Security.

            (b) Reports required to be made under this Paragraph (2) shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. All Access Persons shall be required to submit a report for all periods, including those periods in which no Covered Securities transactions were effected. A report shall be made on the form attached hereto as Exhibit B or on any other form containing the following information:

                  (i) the date of the  transaction,  the  title  of the  Covered
            Security, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved;

                  (ii) the nature of the transaction  (i.e.,  purchase,  sale or any other type of acquisition or disposition);

                  (iii) the price at which the transaction was effected;

                  (iv) the name of the  broker,  dealer or bank with or  through whom the transaction was effected; and

                  (v) the date the report is submitted.

            (c) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

            (d)  All  Access  Persons  shall  direct  their  brokers  to  supply duplicate copies of all monthly brokerage statements (excluding confirmations) for all Covered Securities accounts maintained by the Access Person to the appropriate compliance officer, on a timely basis. In addition, with respect to any account established by the Access Person in which any Covered Securities were held during the quarter for the direct or indirect benefit of the Access Person, the Access Person shall report the following information:

                  (i) the  name of the  broker,  dealer  or bank  with  whom the
            Access Person established the account;

                  (ii) the date the account was established; and

                  (iii) the date the report is submitted.

      (3) ANNUAL HOLDINGS REPORTS

      All Access Persons shall disclose all personal Covered Securities holdings on an annual basis on the Form attached as Exhibit C within 30 days after the end of the calendar year. All Annual Reports shall provide information on personal Covered Securities holdings that is current as of a date no more than 30 days before the Annual Report is submitted. Such Annual Reports shall contain the following information:

            (a) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

            (b) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Covered Securities are held for the direct or indirect benefit of the Access Person; and

            (c) the date that the report is submitted by the Access Person.

      (4) CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS

      All Access Persons shall certify annually that:

            (a) they have read and understand the Code of Ethics and recognize that they are subject to its provisions;

            (b) they have complied with the requirements of the Code of Ethics; and

            (c) they have reported all personal Covered Securities transactions required to be reported pursuant to the requirements of the Code of Ethics.

      (5) PERSONAL BROKERAGE ACCOUNTS

      No director, officer or employee shall open a personal brokerage account directly or indirectly without obtaining prior authorization from the appropriate compliance officer. In addition, all directors, officers and employees shall provide compliance personnel with a listing of all brokerage accounts in which the directors, officers or employee have a direct or indirect interest upon commencing employment and on an annual basis thereafter. These reports may be made using Exhibits A or C, as applicable.

      No director, officer or employee shall request or receive financial benefit or special dealing benefits which are not made available to the general public on the same terms and conditions.

      (6) REVIEW OF REPORTS AND NOTIFICATION

      Coda will appoint compliance personnel to review all brokerage account statements and Quarterly, Initial and Annual Reports to detect conflicts of interest and abusive practices. In addition, the appropriate compliance officer shall notify each Access Person that he or she is subject to the reporting requirements provided under this Code of Ethics and shall deliver a copy of this Code of Ethics to each person upon request.

      F. REPORTING OF VIOLATIONS TO THE BOARDS

      Any person, including the compliance officer, shall promptly report all violations and apparent violations of this Code of Ethics and the reporting requirements thereunder to the appropriate Board.

      G. BOARD APPROVAL

      (1) Upon its adoption, the compliance officer shall submit a copy of the Code of Ethics to the board of each investment company Client for which an Adviser serves as investment adviser or sub-adviser for approval no later than September 1, 2000.

      (2) Each Adviser is further required to obtain approval from each investment company Client for any material changes to this Code of Ethics within six (6) months of any such change.

      H. ANNUAL REPORTING OF GGI TO INVESTMENT COMPANY CLIENTS

      Each Adviser shall prepare a written annual report relating to its Code of Ethics to the board of each investment company Client for which it acts as investment adviser or sub-adviser. Such annual report shall:

      (1) summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

      (2) identify any material violations requiring significant remedial action during the past year;

      (3) identify any recommended changes in the existing restrictions or procedures based upon experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

      (4) certify that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating its Code of Ethics.

      I. SANCTIONS

      Upon discovering a violation of this Code, the Boards may impose such sanctions, as they deem appropriate, including, among other things, issuing a letter of censure or suspension or terminating the employment of the violator or referring the matter to the appropriate regulatory or governmental authority.

      J. RETENTION OF RECORDS

      Each Adviser must, at its principal place of business, maintain records in the manner and to the extent set out below and must make these records available to the U.S. Securities and Exchange Commission ("SEC") or any representative of the SEC at any time and from time to time for reasonable periodic, special or other examination:

      (1) A copy of this Code of Ethics, or any Code of Ethics which within the past five (5) years has been in effect, shall be preserved in an easily accessible place;

      (2) A record of any violation of this Code of Ethics, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;

      (3) A copy of each report made by an Access Person pursuant to this Code of Ethics shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

      (4) A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to this Code of Ethics shall be maintained in an easily accessible place;

      (5) A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of Covered Securities in a private placement, as described in Section D(3) of this Code of Ethics, for at least five (5) years after the end of the fiscal year in which the approval is granted; and

      (6) A copy of each annual report required under Section H for at least five (5) years after the end of the fiscal year in which it is made, the first two in an accessible place.

Date: Initially Adopted August 16, 2002.

                                                                       EXHIBIT A

                          CODA CAPITAL MANAGEMENT, LLC

                                 CODE OF ETHICS

                               INITIAL REPORT (*)

To the Compliance Officer of Coda Capital Management, LLC:

1. I hereby acknowledge receipt of the Code of Ethics of Coda2. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person.

3. Except as noted below or on explanation attached, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve any Client, such as any economic relationship between my transactions and securities held or to be acquired by any such Client.

4. As of my start date I had a direct or indirect beneficial ownership in the following securities: (Attach additional sheets as necessary.)

                                                     Broker Through Which
                              Number of Shares/Par    Position Originally         Type of Interest
       Title of Security              Value               Established           (Direct or Indirect)
       -----------------              -----               -----------           --------------------


Print Name __________________________

3. I hereby represent that I maintain account(s) as of the date this report is submitted in which Covered Securities are held for my direct or indirect benefit with the brokers, dealers or banks listed below. (Attach additional sheets as necessary.)

      Bank or Dealer with Whom
          Account Maintained             Account Number         Account Title
          ------------------             --------------         -------------


Additional information _____is_____ is not attached (please initial appropriate answer).

Signature: __________________________

Title: ______________________________

Date Report Submitted: ______

(*) The requested information should be provided for all covered securities. Covered securities are all securities except direct obligations of the United States government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements) and shares of registered open-end investment companies and variable annuities investing in shares of registered open-end investment companies.

Further, the above information is requested for all accounts/transactions over which you have any direct or indirect Beneficial Ownership. A person is normally regarded as the beneficial owner of Covered Securities held in the name of his or her spouse or minor children living in his or her household and other accounts over which an Access Person exercises investment discretion, such as a trust account, or has an economic interest in.

Please consult the Compliance Department if you have any questions as to the reporting requirements.

                                                                       EXHIBIT B

                          Coda Capital Management, LLC
                   Quarterly Securities Transactions Report(*)
                For the Calendar Quarter Ended: ________________

To the Compliance Office of Coda Capital Management, LLC:

      During the quarter referred to above, the following transactions were effected in Covered Securities of which I had, or by reason of such transaction acquired, direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Code of Ethics adopted by Coda (attach additional sheets as necessary).

|_| Please initial box if No transactions in covered securities were effected during this reporting period.

------------------------------------------------------------------------------------------------------------------------------
                                                  INTEREST                                                      BROKER/
                                                  RATE AND                        NATURE OF                     DEALER
                                                  MATURITY        DOLLAR         TRANSACTION                    OR BANK
   TITLE OF          DATE OF        PAR VALUE     DATE (if       AMOUNT OF       (Purchase,                     THROUGH
   SECURITY        TRANSACTION      OF SHARES   applicable)     TRANSACTION     Sale, Other)     PRICE       WHOM EFFECTED
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

      This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the Covered Securities listed above.

I hereby represent that I previously reported all brokerage accounts in which Covered Securities were held during the quarter referenced above for my indirect or direct benefit. I further understand that in compliance with the Code I must have copies of my monthly brokerage statements sent to the compliance officer and that I must report any new accounts within 10 calendar days of the day on which the account is first established.

Print Name: ___________________________

                          Coda Capital Management, LLC
                   Quarterly Securities Transactions Report(*)
                 For the Calendar Quarter Ended: ______________

      Except as noted in this report, I hereby certify that I have no knowledge of the existence of any personal conflicts of interest relationship which may involve any Client, such as the existence of any economic relationship between my transactions and Covered Securities held or to be acquired by any Client.

Signature:_______________________________

Title:___________________________________

Date Report Submitted:___________________

(*) The requested information should be provided for all Covered Securities. Covered Securities are all securities EXCEPT direct obligations of the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements) and shares of registered open-end investment companies and variable annuities investing in shares of registered open-end investment companies.

Further, the above information is requested for all accounts/transactions over which you have any direct or indirect Beneficial Ownership. A person is normally regarded as the beneficial owner of Covered Securities held in the name of his or her spouse or minor children living in his or her household and other accounts over which an Access Person exercises investment discretion, such as a trust account, or has an economic interest in.

Please consult the Compliance Department if you have any questions as to the reporting requirements.

                                                                       EXHIBIT C

                          CODA CAPITAL MANANGEMENT, LLC

                                 CODE OF ETHICS

                                  ANNUAL REPORT

      To the Compliance Officer of Coda Capital Management, lLC

      1. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person."

      2. I hereby certify that, during the year ended December 31, 200__, I have complied with the requirements of the Code and I have reported all Covered Securities transactions required to be reported pursuant to the Code.

      3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve a Client, such as any economic relationship between my transactions and Covered Securities held or to be acquired by a Client.

      4. As of December 31, 200__, I had a direct or indirect beneficial ownership in the following Covered Securities:

                                                      Principal Amount        Type of Interest     Broker/Dealer or Bank
    Title of Security         Number of Shares       of Securities Sold     (Direct or Indirect)   Through Whom Effected
    -----------------         ----------------       ------------------     --------------------   ---------------------


Name: _______________________

      5. I hereby represent that I maintain the account(s) listed below in which Covered Securities are held for my direct or indirect benefit with the brokers, dealers or banks listed below.

       Name of Broker, Bank or Dealer with Whom
                 Account Maintained                       Date Established
                 ------------------                       ----------------

Name: ______________________________

Title: _____________________________

Date Report Submitted: _____________

(*) The requested information should be provided for all covered securities. Covered securities are all securities except direct obligations of the United States government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements) and shares of registered open-end investment companies and variable annuities investing in shares of registered open-end investment companies.

Further, the above information is requested for all accounts/transactions over which you have any direct or indirect Beneficial Ownership. A person is normally regarded as the beneficial owner of Covered Securities held in the name of his or her spouse or minor children living in his or her household and other accounts over which an Access Person exercises investment discretion, such as a trust account, or has an economic interest in.

Please consult the Compliance Department if you have any questions as to the reporting requirements.

                                                                    Exhibit D(1)

      Access Persons will not be subject to the Pre-clearance requirements under Section D(6), the Holding requirements under Section D(7), or the Blackout Period under Section D(8) with respect to the following securities:

      1. securities traded on a national exchange whose values are based upon the value or changes in value of broad based market indices(2);

      2. options contracts traded on a national exchange on (a) securities described in item 1 or (b) broad based market indices(2); and

      3. the following specifically enumerated securities traded on a national securities exchange:

--------------------------------------------------------------------------------
                            NAME                                          SYMBOL
--------------------------------------------------------------------------------
                       S&P Bank Index                                      BIX
--------------------------------------------------------------------------------
                      PHLX Bank Index                                      BKX
--------------------------------------------------------------------------------
                    PHLX Box Maker Index                                   BMX
--------------------------------------------------------------------------------
                     AMEX Biotech Index                                    BTK
--------------------------------------------------------------------------------
                    S&P Chemicals Index                                    CEX
--------------------------------------------------------------------------------
               Morgan Stanley Consumer Index                               CMR
--------------------------------------------------------------------------------
                  AMEX M/S Commodity Index                                 CRX
--------------------------------------------------------------------------------
               Morgan Stanley Consumer Index                               CYC
--------------------------------------------------------------------------------
                   AMEX Disk Drive Index                                   DDX
--------------------------------------------------------------------------------
           DIAMONDS Trust Series I Trading Symbol                          DIA
--------------------------------------------------------------------------------
       CBOE Dow Jones Industrial Average Index 1/100                       DJX
--------------------------------------------------------------------------------
                    TheStreet.com Index                                    DOT
--------------------------------------------------------------------------------
                 AMEX Pharmaceutical Index                                 DRG
--------------------------------------------------------------------------------
            CBOE Dow Jones Trans. Average Index                            DTX
--------------------------------------------------------------------------------
            CBOE Dow Jones Utility Average Index                           DUX
--------------------------------------------------------------------------------
              AMEX Deutsche Bank Energy Index                              DXE
--------------------------------------------------------------------------------
           CBOE Dow Jones Internet Commerce Index                          ECM
--------------------------------------------------------------------------------
                PCX MS Emerging Growth Index                               EGI
--------------------------------------------------------------------------------
                   AMEX Eurotop100 Index                                   EUR
--------------------------------------------------------------------------------
             PHLX Forest & Paper Products Index                            FPP
--------------------------------------------------------------------------------
                   CBOE 5 Year TSY Option                                  FVX
--------------------------------------------------------------------------------
                 CBOES GSTI Hardware Index                                 GHA
--------------------------------------------------------------------------------
                  CBOE GSTI Internet Index                                 GIN
--------------------------------------------------------------------------------
           CBOE GSTI Multimedia Networking Index                           GIP
--------------------------------------------------------------------------------
                      CBOE Gold Index                                      GOX
--------------------------------------------------------------------------------
               CBOE GSTI Semiconductor Index                               GSM
--------------------------------------------------------------------------------
                  CBOE GSTI Software Index                                 GSO
--------------------------------------------------------------------------------
                  CBOE GSTI Services Index                                 GSV
--------------------------------------------------------------------------------
                 CBOE GSTI Composite Index                                 GTC
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    S&P Healthcare Index                                   HCX
--------------------------------------------------------------------------------
                AMEX Hong Kong FLT RTE Index                               HKO
--------------------------------------------------------------------------------
               TheStreet.com E-Commerce Index                              ICX
--------------------------------------------------------------------------------
                 AMEX Interactive WK Index                                 IIX
--------------------------------------------------------------------------------
                    CBOE Internet Index                                    INX
--------------------------------------------------------------------------------
       CBOE Short Term Interest Rate Composite Index                       IRX
--------------------------------------------------------------------------------
                    S&P Insurance Index                                    IUX
--------------------------------------------------------------------------------
                      AMEX Japan Index                                     JPN
--------------------------------------------------------------------------------
                     CBOE Mexico Index                                     MEX
--------------------------------------------------------------------------------
                 AMEX S&P MidCap 400 Index                                 MID
--------------------------------------------------------------------------------
                 MidCap SPDR Trading Symbol                                MDY
--------------------------------------------------------------------------------
            AMEX Morgan Stanley Hi-Tech 35 Index                           MSH
--------------------------------------------------------------------------------
                       CBOE IPC Index                                      MXX
--------------------------------------------------------------------------------
                   CBOE NASDAQ 100 Index                                   NDX
--------------------------------------------------------------------------------
          CBOE Morgan Stanley Multi-National Index                         NFT
--------------------------------------------------------------------------------
                    NYSE Composite Index                                   NYA
--------------------------------------------------------------------------------
                       S&P 100 Index                                       OEX
--------------------------------------------------------------------------------
                       CBOE Oil Index                                      OIX
--------------------------------------------------------------------------------
                   PHLX Oil Service Index                                  OSX
--------------------------------------------------------------------------------
                    PHLX OTC Prime Index                                   OTX
--------------------------------------------------------------------------------
       Nasdaq-100 Index Tracking Stock Trading Symbol                      QQQ
--------------------------------------------------------------------------------
                      S&P Retail Index                                     RLX
--------------------------------------------------------------------------------
                  CBOE Russell 2000 Index                                  RUT
--------------------------------------------------------------------------------
                   S&P Barra Growth Index                                  SGX
--------------------------------------------------------------------------------
                SBOE S&P SmallCap 600 Index                                SML
--------------------------------------------------------------------------------
                  PHLX Semiconductor Index                                 SOX
--------------------------------------------------------------------------------
                     CBOE S&P 500 Index                                    SPX
--------------------------------------------------------------------------------
SPDR (Standard & Poor's Depository Receipts) Trading Symbol                SPY
--------------------------------------------------------------------------------
                   S&P Barra Value Index                                   SVX
--------------------------------------------------------------------------------
                  CBOE 10 Year TSY Option                                  TNX
--------------------------------------------------------------------------------
                  S&P Transportation Index                                 TRX
--------------------------------------------------------------------------------
                      CBOE Tech Index                                      TXX
--------------------------------------------------------------------------------
                  CBOE 30 Year TSY Option                                  TYX
--------------------------------------------------------------------------------
                     PHLX Utility Index                                    UTY
--------------------------------------------------------------------------------
                     AMEX Airline Index                                    XAL
--------------------------------------------------------------------------------
                   PHLX Gold Silver Index                                  XAU
--------------------------------------------------------------------------------
               AMEX SECS Broker/Dealer Index                               XBD
--------------------------------------------------------------------------------
                  AMEX Computer Tech Index                                 XCI
--------------------------------------------------------------------------------
               TheStreet.com E-Finance Index                               XEF
--------------------------------------------------------------------------------
                  AMEX Institutional Index                                 XII
--------------------------------------------------------------------------------
    Select Sector SPDR - Basic Industries Trading Symbol                   XLB
--------------------------------------------------------------------------------
   Select Sector SPDR - Consumer Services Trading Symbol                   XLV
--------------------------------------------------------------------------------
    Select Sector SPDR - Consumer Staples Trading Symbol                   XLP
--------------------------------------------------------------------------------
Select Sector SPDR - Cyclical/Transportation Trading Symbol                XLY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         Select Sector SPDR - Energy Trading Symbol                        XLE
--------------------------------------------------------------------------------
       Select Sector SPDR - Financial Trading Symbol                       XLF
--------------------------------------------------------------------------------
       Select Sector SPDR - Indsutrial Trading Symbol                      XLI
--------------------------------------------------------------------------------
       Select Sector SPDR - Technology Trading Symbol                      XLK
--------------------------------------------------------------------------------
       Select Sector SPDR - Utilities Trading Symbol                       XLU
--------------------------------------------------------------------------------
                  Amex Major Market Index                                  XMI
--------------------------------------------------------------------------------
                   AMEX Natural Gas Index                                  XNG
--------------------------------------------------------------------------------
                  PHLX National OTC Index                                  XOC
--------------------------------------------------------------------------------
                       AMEX Oil Index                                      XOI
--------------------------------------------------------------------------------
     iShares Dow Jones U.S. Financial Sector Index Fund                    IYF
--------------------------------------------------------------------------------
         iShares Dow Jones U.S. Internet Index Fund                        IYV
--------------------------------------------------------------------------------
    iShares Dow Jones U.S. Technology Sector Index Fund                    IYW
--------------------------------------------------------------------------------
iShares Dow Jones U.S. Telecommunications Sector Index Fund                IYZ
--------------------------------------------------------------------------------
              iShares Russell 1000 Index Fund                              IWB
--------------------------------------------------------------------------------
           iShares Russell 1000 Growth Index Fund                          IWF
--------------------------------------------------------------------------------
           iShares Russell 1000 Value Index Fund                           IWD
--------------------------------------------------------------------------------
              iShares Russell 2000 Index Fund                              IWM
--------------------------------------------------------------------------------
              iShares Russell 3000 Index Fund                              IWV
--------------------------------------------------------------------------------
                 iShares S&P 500 Index Fund                                IVV
--------------------------------------------------------------------------------
          iShares S&P 500/BARRA Growth Index Fund                          IVW
--------------------------------------------------------------------------------
           iShares S&P 500/BARRA Value Index Fund                          IVE
--------------------------------------------------------------------------------
             iShares S&P MidCap 400 Index Fund                             IJH
--------------------------------------------------------------------------------
            iShares S&P SmallCap 600 Index Fund                            IJR
--------------------------------------------------------------------------------

(1) Subject to change at the discretion of Coda Capital Management, LLC(2) For the Purposes of this Code, a broad based market index is one that tracks 100 or more underlying securities.

                                       GMO

                                 CODE OF ETHICS

                                    GMO TRUST
                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                               GMO AUSTRALASIA LLC
                               GMO AUSTRALIA LTD.
                             GMO SINGAPORE PTE LTD.
                              GMO SWITZERLAND GMBH
                                  GMO U.K. LTD.
                                GMO WOOLLEY LTD.
                             RENEWABLE RESOURCES LLC

                              Dated January 1, 2004

                                TABLE OF CONTENTS

I.     INTRODUCTION...............................................................................................4

   A.    Fiduciary Duty...........................................................................................4
   B.    Appendices to the Code...................................................................................4

II.   PERSONAL SECURITIES TRANSACTIONS............................................................................5

   A.    Pre-Clearance Requirements for Access Persons............................................................5
      1.    GENERAL REQUIREMENT...................................................................................5
      2.    GENERAL POLICY........................................................................................5
      3.    PROCEDURES............................................................................................5
      4.    NO EXPLANATION REQUIRED FOR REFUSALS..................................................................5
   B.    Prohibited Transactions..................................................................................5
         a.    Initial Public Offerings...........................................................................5
         b.    Private Placements.................................................................................5
         c.    Options on Securities..............................................................................6
         d.    Securities Purchased or Sold or Being Considered for Purchase or Sale..............................6
         e.    Short-Term Profiting...............................................................................6
         f.    Short Selling of Securities........................................................................6
         g.    Short-Term Trading Strategies in GMO Funds.........................................................6
      2.    IMPROPER SECURITIES TRANSACTIONS......................................................................7
         a.    Inside Information.................................................................................7
         b.    Market Manipulation................................................................................7
         c.    Market-Timing of GMO Advised/Sub-Advised Mutual Funds..............................................7
         d.    Others.............................................................................................7
   C.    Exemptions...............................................................................................7
      1.    PRE-CLEARANCE AND REPORTING EXEMPTIONS................................................................7
      2.    APPLICATION TO COMMODITIES, FUTURES AND OPTIONS.......................................................9
   D.    Reporting Requirements..................................................................................11
      1.    INITIAL AND ANNUAL DISCLOSURE OF PERSONAL HOLDINGS...................................................11
      2.    QUARTERLY REPORTING REQUIREMENTS.....................................................................11
      3.    BROKERAGE STATEMENTS.................................................................................11
      4.    EXEMPTION FOR CERTAIN TRUSTEES.......................................................................11
      5.    REVIEW OF REPORTS....................................................................................11
      6.    AVAILABILITY OF REPORTS..............................................................................11

III.     FIDUCIARY DUTIES........................................................................................11

   A.    Confidentiality.........................................................................................11
   B.    Gifts...................................................................................................11
      1.    ACCEPTING GIFTS......................................................................................11
      2.    SOLICITATION OF GIFTS................................................................................12
   C.    Service as a Director...................................................................................12

IV.      COMPLIANCE WITH THIS CODE OF ETHICS.....................................................................12

   A.    Conflicts of Interest Committee.........................................................................12
      1.    MEMBERSHIP, VOTING AND QUORUM........................................................................12
      2.    INVESTIGATING VIOLATIONS OF THE CODE.................................................................12
      3.    ANNUAL REPORTS.......................................................................................12
      4.    REVIEW OF DENIED TRADES..............................................................................13
   B.    Remedies................................................................................................13
      1.    SANCTIONS............................................................................................13
      2.    REVIEW...............................................................................................13
      3.    REVIEW OF PRE-CLEARANCE DECISIONS....................................................................13
   C.    Exceptions to the Code..................................................................................13
   D.    Compliance Certification................................................................................13
   E.    Inquiries Regarding the Code............................................................................13

V.    BOARDS OF TRUSTEES APPROVALS...............................................................................14

   A.    Approval of Code........................................................................................14
   B.    Amendments to Code......................................................................................14

APPENDIX 1: DEFINITIONS..........................................................................................15

APPENDIX 2: MASTER PERSONAL TRADING POLICIES AND PROCEDURES......................................................18

   APPENDIX A: QUICK REFERENCE GUIDE TO PRE-CLEARANCE AND QUARTERLY REPORTING....................................25
   APPENDIX B: QUARTERLY TRANSACTION REPORT......................................................................28
   APPENDIX C: CONTACT PERSONS...................................................................................29
   APPENDIX D: ANNUAL HOLDINGS REPORT............................................................................30
   APPENDIX E: BENEFICIAL OWNERSHIP REPORTING FORM...............................................................31
   APPENDIX F: FILE A PTAF.......................................................................................32
   APPENDIX G: ANNUAL CERTIFICATE OF COMPLIANCE..................................................................33
   APPENDIX H: FORM LETTER TO BROKER, DEALER OR BANK ("407" LETTER)..............................................34
    APPENDIX I: LIST OF GMO SUB-ADVISED FUNDS....................................................................35

UK CODE OF ETHICS SUPPLEMENT.....................................................................................35

GMO AUSTRALIA LTD. CODE OF ETHICS SUPPLEMENT.....................................................................39

I. INTRODUCTION

      A. FIDUCIARY DUTY. This Code of Ethics is based on the principle that trustees, officers, employees, and certain other related persons of the above-listed mutual funds and fund managers have a fiduciary duty to place the interests of the Funds and Accounts ahead of their own. The Code applies to all Access Persons(1) and focuses principally on pre-clearance and reporting of personal transactions in securities. Access Persons must avoid activities, interests and relationships that might interfere with making decisions in the best interests of any of the GMO Funds and Accounts.

      As fiduciaries, Access Persons must at all times:

            1. PLACE THE INTERESTS OF THE GMO FUNDS AND ACCOUNTS FIRST. Access Persons must scrupulously avoid serving their own personal interests ahead of the interests of the GMO Funds and Accounts in any decision relating to their personal investments. An Access Person may not induce or cause a Fund to take action, or not to take action, for personal benefit, rather than for the benefit of the Fund. Nor may any Access Persons otherwise exploit the client relationship for personal gain. For the avoidance of doubt, an Access Person may not engage in short-term trading strategies (i.e. market timing) for their own account in any GMO Fund, as such activity would constitute a breach of their fiduciary duty to the Fund.

            2. CONDUCT ALL PERSONAL SECURITIES TRANSACTIONS CONSISTENT WITH THIS CODE INCLUDING BOTH THE PRE-CLEARANCE AND REPORTING REQUIREMENTS. Doubtful situations should be resolved in favor of the GMO Funds and Accounts. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any trades that indicate an abuse of fiduciary duties.

            3. AVOID TAKING INAPPROPRIATE ADVANTAGE OF THEIR POSITIONS. Access Persons must not only seek to achieve technical compliance with the Code but should strive to abide by its spirit and the principles articulated herein.

      B. APPENDICES TO THE CODE. The appendices to this Code are attached to and are a part of the Code. The appendices include the following:

            1. DEFINITIONS (capitalized terms in the Code are defined in Appendix 1),

            2. MASTER PERSONAL TRADING POLICIES AND PROCEDURES and the appendices thereto (Appendix 2),

            3. QUICK REFERENCE GUIDE TO PRE-CLEARANCE AND QUARTERLY REPORTING (Appendix A to Appendix 2),

            4.    QUARTERLY TRANSACTION REPORT (Appendix B to Appendix 2),

            5.    CONTACT  PERSONS  including  the  Compliance  Officer  and the
                  Conflicts  of  Interest   Committee,   if  different  than  as
                  initially designated herein (Appendix C to Appendix 2),

            6.    ANNUAL HOLDINGS REPORT (Appendix D to Appendix 2),

            7.    BENEFICIAL OWNERSHIP REPORT (Appendix E to Appendix 2),

----------

(1) Capitalized words are defined in Appendix 1.

            8.    FILE A PTAF (Appendix F to Appendix 2),

            9. ANNUAL CERTIFICATE OF COMPLIANCE (Appendix G to Appendix 2), and

            10. FORM LETTER TO BROKER, DEALER OR BANK ("407" LETTER) (Appendix H to Appendix 2).

            11.   LIST OF GMO SUB-ADVISED FUNDS (Appendix I to Appendix 2).

II.   PERSONAL SECURITIES TRANSACTIONS

      A.    PRE-CLEARANCE REQUIREMENTS FOR ACCESS PERSONS.

            1. GENERAL REQUIREMENT. All Securities Transactions by Access Persons (other than any trustee of GMO Trust who is not an "interested person" [as defined in the Investment Company Act of 1940 ("1940 Act")] of a GMO Fund) of the types set forth in
                  Section 2 of the Procedures are subject to the pre-clearance procedures set forth in Section 6 of the Procedures.

            2. GENERAL POLICY. In general, requests to buy or sell a security will be denied if the Security (a) was purchased or sold within 3 calendar days prior to the date of the request or (b) is being considered for purchase or sale within 15 days after the date of the request by any Fund or Account. Requests to sell a Security short will be denied for the same reasons and also if the security is owned by any GMO Active Portfolio.

            3. PROCEDURES. The procedures for requesting pre-clearance of a Securities Transaction are set forth in Section 6 of the Procedures and in Appendix A thereto. The Compliance Officer (or a designee) will keep appropriate records of all pre-clearance requests.

            4. NO EXPLANATION REQUIRED FOR REFUSALS. In some cases, the Compliance Officer (or a designee) may refuse to authorize a Securities Transaction for a reason that is confidential. The Compliance Officer is not required to give an explanation for refusing to authorize any Securities Transaction.

      B.    PROHIBITED TRANSACTIONS.

            1. PROHIBITED SECURITIES TRANSACTIONS. The following Securities Transactions are prohibited and will not be authorized, except to the extent designated below. These prohibitions shall not apply to any trustee of GMO Trust who is not an "interested person" (as defined in the 1940 Act) of a GMO Fund.

                  a. INITIAL PUBLIC OFFERINGS. Any purchase of Securities in an initial public offering other than a new offering of a registered open-end investment company or any initial offering that an Access Person can demonstrate in the pre-clearance process is available and accessible to the general investing public through on-line or other means.

                  b. PRIVATE PLACEMENTS. Any purchase of Securities in an offering exempt from registration under the Securities Act of 1933, as amended, is generally prohibited but may be reviewed by the Conflicts of Interest Committee upon request.

                  c. OPTIONS ON SECURITIES. Options on any securities owned by an active trading area of the firm or an area in which an employee directly works.

                  d. SECURITIES PURCHASED OR SOLD OR BEING CONSIDERED FOR PURCHASE OR SALE. Any Security purchased or sold or being considered for purchase or sale by a Fund or an Account. For this purpose, a security is being considered for purchase or sale when a recommendation to purchase or sell the Security has been communicated or, with respect to the person making the recommendation, when such person seriously considers making the recommendation.

                  e. SHORT-TERM PROFITING. Profiting from the purchase or sale of the same or equivalent Securities within 60 calendar days is prohibited. If a position is sold for a profit within 60 days, any such profit will be required to be disgorged to a charity approved by the Conflicts of Interest Committee. The following securities (as defined in Section C.1.b.) are not subject to this prohibition:

                        o     MUTUAL FUNDS;

                        o     U.S. GOVERNMENT SECURITIES;

                        o     MONEY MARKET INSTRUMENTS;

                        o     CURRENCIES AND FORWARD CONTRACTS THEREON;

                        o     FUTURES ON INTEREST RATES

                        o     FUTURES ON BONDS AND COMMODITIES;

                        o     COMMODITIES    AND    OPTIONS   AND   FUTURES   ON
                              COMMODITIES;

                        o SECURITIES ACQUIRED THROUGH THE EXERCISE OF RIGHTS OFFERINGS;

                        o     MUNICIPAL BONDS;

                        o     CERTAIN  ETFS,  INCLUDING  NASDAQ 100 INDEX SHARES
                              (QQQ), BARCLAYS ISHARES AND S&P DEPOSITORY RECEIPTS (SPY) (CONTACT COMPLIANCE CONCERNING ETFS NOT ADDRESSED HEREIN);

                        o     DOW JONES INDUSTRIAL AVERAGE INDEX (DIA)

                        o     GMO HEDGE/PRIVATE FUNDS

                  f. SHORT SELLING OF SECURITIES. Short selling securities that are held in Active Portfolios (including International Active, Domestic Active, Emerging Markets and Global Equities). Access Persons also are prohibited from short selling Securities held in an account within his or her own area, even if quantitatively managed. The Compliance Department will determine whether an Active Portfolio holds a Security and whether a Security is held by an Access Person's "area."

                  g. SHORT-TERM TRADING STRATEGIES IN GMO FUNDS. Redemption of a portion or all of a purchase in a GMO Fund (including the GMO Trust mutual funds and mutual funds sub-advised by GMO), excluding any domestic fixed income fund, short-term income fund or money market fund, made within the past 10 calendar days. If a position is sold for a profit within 10 days, any such profit will be required to be disgorged and paid to the Fund or as otherwise directed by GMO's Conflicts of Interest Committee. Additionally, three "round-trip" transactions (purchase and subsequent redemption) in the same GMO Fund, excluding any domestic fixed income fund, short-term income fund or money market fund, over a 12 month period is prohibited. Any profits will be required to be disgorged in a similar manner.

            2. IMPROPER SECURITIES TRANSACTIONS. The following Securities Transactions may violate the federal securities laws or other legal or regulatory provisions or are otherwise deemed to be improper and are prohibited and will not be authorized under any circumstances:

                  a.    INSIDE INFORMATION.  Any transaction in a Security while
                        in   possession   of  material   nonpublic   information
                        regarding the Security or the issuer of the Security;

                  b. MARKET MANIPULATION. Transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading

                  c. MARKET-TIMING OF GMO ADVISED/SUB-ADVISED MUTUAL FUNDS. Transactions in GMO Funds (including GMO Sub-Advised Funds) that, when taken together, constitute a short term trading strategy that is inconsistent with the interests of the fund's long-term investors ; and

                  d. OTHERS. Any other transactions deemed by the Compliance Officer (or a designee) to involve a conflict of interest, possible diversions of corporate opportunities, or an appearance of impropriety.

      C.    EXEMPTIONS.

            1. PRE-CLEARANCE AND REPORTING EXEMPTIONS. The following Securities Transactions and other transactions are exempt (as indicated below) from either the pre-clearance requirements set forth in Section II.A. or the reporting requirements set forth in Section II.D, or both. Note that de minimus purchases and sales of large market cap stocks and investments in municipal bonds, QQQ's, SPY's and ETF's (as defined below) are exempt from pre-clearance, but are subject to quarterly and annual reporting.

                  a. SECURITIES TRANSACTIONS EXEMPT FROM BOTH PRE-CLEARANCE AND REPORTING.

                        o MUTUAL FUNDS. Securities issued by any registered open-end investment companies (including the GMO Funds but excluding GMO Sub-Advised Funds).

                              - While exempt from pre-clearance and reporting, please note that transactions by employees in GMO mutual funds are subject to the Code and will be regularly monitored for compliance with the Code. Employees should have no expectation of privacy with respect to such transactions.

                        o U.S. GOVERNMENT SECURITIES. Securities issued by the Government of the United States;

                        o MONEY MARKET INSTRUMENTS. Money market instruments or their equivalents, including bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments(2), including repurchase agreements;

                        o     CURRENCIES   AND   FORWARD   CONTRACTS    THEREON.
                              Currencies of foreign governments and forward contracts thereon;

                        o CERTAIN CORPORATE ACTIONS. Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities and

                        o RIGHTS. Any acquisition of Securities through the exercise of rights issued by an issuer to all holders of a class of its Securities, to the extent the rights were acquired in the issue.

                  b. SECURITIES TRANSACTIONS EXEMPT FROM PRE-CLEARANCE BUT SUBJECT TO REPORTING REQUIREMENTS.

                        o DISCRETIONARY ACCOUNTS. Transactions through any discretionary accounts (i) that have been approved by the Compliance Department in advance and (ii) for which the Access Person has arranged for quarterly certification from the third party manager stating that the individual (Access Person or Immediate Family Member) has not influenced the discretionary manager's decisions during the period in question;

                        o DE MINIMUS PURCHASES AND SALES OF LARGE CAP STOCKS. Purchases or sales of less than $25,000 of common stock of issuers whose market capitalization is greater than $5 billion as of the date of such purchases or sales, which may be utilized once per security during a pre-clearance period;

                        o MUNICIPAL BONDS. Personal investment in municipal bonds is exempt from pre-clearance requirements as set forth in Section II.A. but subject to quarterly transaction reporting and annual holdings disclosure as set forth in Section II.D.;

                        o EXCHANGE TRADED FUNDS (ETF'S). Personal investment in shares of ETF's, including iShares offered by Barclays, NASDAQ 100 Index Shares (QQQ) and S&P Depository Receipts (SPY), is exempt from pre-clearance requirements as set forth in Section II.A., but subject to quarterly transaction reporting and annual holdings disclosure as set forth in Section II.D. (For ETF's not addressed herein, please contact compliance to ascertain reporting status);

                        o DOW JONES INDUSTRIAL AVERAGE (DIA). Personal investment in units of Dow Jones Industrial Average Index shares is exempt from pre-clearance requirements as set forth in Section II.A. but subject to quarterly transaction reporting and annual holdings disclosure as set forth in Section II.D.;

----------
(2) High quality short-term debt instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

                        o     MISCELLANEOUS.  Any  transaction in the following:
                              (1) limited partnerships and other pooled vehicles sponsored by a GMO Entity, (2) open-end investment vehicles not market traded and (3) other Securities as may from time to time be designated in writing by the Conflicts of Interest Committee on the ground that the risk of abuse is minimal or non-existent; and

                        o DONATION OF SECURITIES TO A CHARITY. A donation of securities to a charity is exempt from pre-clearance requirements as set forth in Section II.A., but subject to quarterly transaction reporting and annual holdings disclosure as set forth in Section II.D.

                        o GMO HEDGE FUNDS. Personal investment in any GMO Hedge Fund is exempt from pre-clearance requirements as set forth in Section II.A, but subject to quarterly transaction reporting and annual holdings disclosure as set forth in Section II.D. (Note that non-GMO Hedge Funds are subject to full disclosure and pre-clearance requirements.)

                        o     SUB-ADVISED   FUNDS.   Securities  issued  by  any
                              registered open-end investment companies for which GMO serves as a sub-adviser.

            2.    APPLICATION TO COMMODITIES, FUTURES AND OPTIONS.

                  a. The purchase or sale of commodities, futures on interest rates, futures on currencies, non-exchange-traded options on currencies, and non-exchange-traded options on currency futures are not subject to the pre-clearance requirements set forth in Section II.A. or the reporting requirements set forth in Section II.D.

                  b. The purchase and sale of exchange-traded options on currencies, exchange-traded options on currency futures; futures on bonds and commodities and the purchase of futures on securities comprising part of a broad-based, publicly traded market based index of stocks and related options are not subject to the pre-clearance requirements set forth in Section II.A., but are subject to the reporting requirements set forth in Section II.D.

                  c.    PURCHASING OPTIONS:

                        o If the purchase or sale of the underlying security is subject to pre-clearance and/or reporting, the same applies to the purchase of an option on such security (i.e. options on U.S. Government securities would be exempt from pre-clearance and reporting).

                        o The exercise of a purchased option must also be pre-cleared and reported, unless the option is expiring.

                        o Any offsetting transaction or transaction in the underlying security must be separately pre-cleared and reported.

                  d.    WRITING OPTIONS:

                        o If the purchase or sale of the underlying security is subject to pre-clearance and/or reporting, the same applies to the practice of writing of an option on such security.

                        o The exercise of a written option (by the other party) need not be pre-cleared or reported.

                        o Any offsetting transaction or transaction in the underlying security must be separately pre-cleared and reported.

                  e. SHORT-TERM TRANSACTIONS ON OPTIONS. The following transactions with respect to options implicate the Short-Term Profiting provision set forth in Section II.
                        B. e.:

                        PURCHASING A CALL

                        o Closing out the call position (exercising your rights under the option) within 60 days from the date the option was purchased.

                        o Selling the underlying security within 60 days from the date the option was purchased.

                        o Selling a put on the underlying security within 60 days from the date the option was purchased.3

                        o Writing a call on the underlying security within 60 days from the date the option was purchased.3

                        PURCHASING A PUT

                        o Closing out the put position (exercising your rights under the option) within 60 days from the date the option was purchased.

                        o Buying the underlying security within 60 days from the date the option was purchased.

                        o Selling a call on the underlying security within 60 days from the date the option was purchased.3

                        o Writing a put on the underlying security within 60 days from the date the option was purchased.3

                        WRITING A CALL

                        o Purchasing a call on the underlying security within 60 days from the date the option was sold.3

                        o Buying the underlying security within 60 days from the date the option was sold.

                        o Selling a put on the underlying security with 60 days from the date the option was sold.3

                        WRITING A PUT

                        o Purchasing a put on the underlying security within 60 days from the date the option was sold.3

                        o Selling the underlying security within 60 days from the date the option was sold.

                        o Selling a call on the underlying security with 60 days from the date the option was sold.(3)

----------
(3) Portion of the profits that were locked in as a result of the transaction will be forfeited.

      D.    REPORTING REQUIREMENTS

            1. INITIAL AND ANNUAL DISCLOSURE OF PERSONAL HOLDINGS. No later than 10 days after initial designation as an Access Person and thereafter on an annual basis (and based on information current as of a date not more than 30 days before the report is submitted), each Access Person must report to the Compliance Department all of the information set forth in
                  Section 1 of the Procedures.

            2. QUARTERLY REPORTING REQUIREMENTS. Each Access Person must file a quarterly report with the Compliance Department within 10 calendar days of quarter-end with respect to all Securities
                  Transactions of the types listed in Section 2 of the Procedures occurring during that past quarter. The procedures to be followed in making quarterly reports are set forth in
                  Section 7 of the Procedures.

            3. BROKERAGE STATEMENTS. Each Access Person must disclose to the Compliance Department all of his or her brokerage accounts and relationships and must require such brokers to forward to the Compliance Department copies of confirmations of account transactions.

            4. EXEMPTION FOR CERTAIN TRUSTEES. The reporting requirements in the three preceding paragraphs shall not apply to any trustee of GMO Trust who is not an "interested person" (as defined in the 1940 Act) of a GMO Fund.

            5. REVIEW OF REPORTS. The Compliance Officer shall review and maintain each Access Person's reports filed pursuant to Sections 2.D.1 and .2 of this Code and brokerage statements filed pursuant to Section 2.D.3 of this Code.

            6. AVAILABILITY OF REPORTS. All information supplied pursuant to this Code will generally be maintained in a secure and confidential manner, but may be made available (without notice to Access Person) for inspection to the directors, trustees or equivalent persons of each GMO Entity employing the Access Person, the Board of Trustees of each GMO Fund, the Conflicts of Interest Committee, the Compliance Department, the Compliance Officer, the Access Person's department manager (or designee), any party to which any investigation is referred by any of the foregoing, the SEC, any state securities commission, and any attorney or agent of the foregoing or of the GMO Funds.

III.  FIDUCIARY DUTIES

      A. CONFIDENTIALITY. Access Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of the Funds and Accounts, except to persons whose responsibilities require knowledge of such information.

      B.    GIFTS.  The  following  provisions  on  gifts  apply  to all  Access
            Persons.

            1. ACCEPTING GIFTS. On occasion, because of their affiliation with the Funds or Accounts, Access Persons may be offered, or may receive without notice, gifts from clients, brokers, vendors, or other persons not affiliated with any GMO Entity. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity of the GMO Funds and the GMO Entities. Gifts of a nominal value (I.E., gifts whose reasonable value is no more than $100 a year), and customary business meals, entertainment (E.G., sporting events), and promotional items (E.G., pens, mugs, T-shirts) may be accepted.

                  If an Access Person receives any gift that might be prohibited under this Code, the Access Person must inform the Compliance Department.

            2. SOLICITATION OF GIFTS. Access Persons may not solicit gifts or gratuities.

      C. SERVICE AS A DIRECTOR. Pursuant to the provisions of Section 2.D.1 of this Code, Access Persons must report any service as a director of a publicly-held company (other than the GMO Entities, their affiliates, and the Funds). The Compliance Department shall review at the outset and from time-to-time the appropriateness of such service in light of the objectives of this Code. The Compliance Department may in certain cases determine that such service is inconsistent with these objectives; and it may in others require that the affected Access Person be isolated, through a "Chinese Wall" or other procedures, from those making investment decisions related to the issuer on whose board the person sits.

IV.   COMPLIANCE WITH THIS CODE OF ETHICS

      A.    CONFLICTS OF INTEREST COMMITTEE

            1. MEMBERSHIP, VOTING AND QUORUM. The Conflicts of Interest Committee shall initially consist of Scott Eston, Forrest Berkley and Bill Royer. The Conflicts of Interest Committee shall vote by majority vote with two members serving as a quorum. Vacancies may be filled and, in the case of extended absences or periods of unavailability, alternates may be selected, by a majority vote of the remaining members of the Committee.

            2.    INVESTIGATING   VIOLATIONS   OF  THE  CODE.   The   Compliance
                  Department is responsible for investigating any suspected violation of the Code and shall report the results of each investigation to the Conflicts of Interest Committee. The Conflicts of Interest Committee is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code. Any violation of the Code will be reported to the Boards of Trustees of the GMO Funds no less frequently than each quarterly meeting.

            3. ANNUAL REPORTS. The Conflicts of Interest Committee will review the Code at least once a year, in light of legal and business developments and experience in implementing the Code, and will provide a written report to the Board of Trustees of each GMO Fund:

                  a.    Summarizing  existing  procedures   concerning  personal
                        investing and any changes in the procedures made during the past year;

                  b. Identifying material issues under this Code since the last report to the Board of Trustees of the GMO Funds, including, but not limited to, any material violations of the Code or sanctions imposed in response to material violations or pattern of non-material violation or sanctions;

                  c. Identifying any recommended changes in existing restrictions or procedures based on its experience under the Code, evolving industry practices, or developments in applicable laws or regulations; and

                  d. Certifying to the Boards of Trustees of the GMO Funds that the applicable GMO Entities have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

            4. REVIEW OF DENIED TRADES. The process and standards for Conflicts of Interest Committee review of denied trades is set forth in Section 3 of the Procedures and Appendix A thereto.

      B.    REMEDIES

            1. SANCTIONS. If the Conflicts of Interest Committee determines that an Access Person has committed a violation of the Code, the Conflicts of Interest Committee may impose sanctions and take other actions as it deems appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the SEC, criminal referral, and termination of the employment of the violator for cause. The Conflicts of Interest Committee also may require the Access Person to reverse the trade(s) in question and forfeit any profit or absorb any loss derived therefrom. In such cases, the amount of profit shall be calculated by the Conflicts of Interest Committee and shall be forwarded to a charitable organization selected by the Conflicts of Interest Committee. No member of the Conflicts of Interest Committee may review his or her own transaction.

            2. REVIEW. Whenever the Conflicts of Interest Committee determines that an Access Person has committed a violation of this Code that merits remedial action, it will report no less frequently than quarterly to the Boards of Trustees of the applicable GMO Funds, information relating to the investigation of the violation, including any sanctions imposed. The Boards of Trustees of the GMO Funds may modify such sanctions as they deem appropriate. Such Boards shall have access to all information considered by the Conflicts of Interest Committee in relation to the case. The Conflicts of Interest Committee may determine whether or not to delay the imposition of any sanctions pending review by the applicable Board of Trustees.

            3. REVIEW OF PRE-CLEARANCE DECISIONS. Upon written request by any Access Person, the Conflicts of Interest Committee may review, and, if applicable, reverse any request for pre-clearance denied by the Compliance Department (or a designee).

      C. EXCEPTIONS TO THE CODE. Although exceptions to the Code will rarely, if ever, be granted, the Compliance Department may grant exceptions to the requirements of the Code on a case by case basis if the Compliance Department finds that the proposed conduct involves negligible opportunity for abuse. All such exceptions must be in writing and must be reported by the Compliance Department as soon as practicable to the Conflicts of Interest Committee and to the Boards of Trustees of the GMO Funds at their next regularly scheduled meeting after the exception is granted.

      D. COMPLIANCE CERTIFICATION. At least once a year, all Access Persons will be required to certify that they have read, understand and complied with the Code and the Procedures.

      E.    INQUIRIES REGARDING THE CODE. The Compliance  Department will answer
            any  questions   about  this  Code,  the  Procedures  or  any  other
            compliance-related matters.

V.    BOARDS OF TRUSTEES APPROVALS

      A. APPROVAL OF CODE. The Boards of Trustees of the GMO Funds, including a majority of the Trustees who are not "interested persons" under the 1940 Act, must approve the Code based upon a determination that it contains the provisions reasonably necessary to prevent Access Persons from engaging in conduct prohibited by Rule 17j-1 under the 1940 Act.

      B. AMENDMENTS TO CODE. The Boards of Trustees of the GMO Funds, including a majority of the Trustees who are not "interested persons" under the 1940 Act, must approve any material amendment to the Code or the Procedures within six months of such change.

APPENDIX 1: DEFINITIONS

"ACCESS PERSON" means:

      (1) every trustee, officer, or member of Grantham, Mayo, Van Otterloo & Co. LLC, GMO Australia Ltd., GMO Australasia LLC, GMO Europe Ltd., GMO Singapore PTE Ltd., GMO Switzerland GMBH, Renewable Resources LLC, or any of the GMO Funds;

      (2) every employee or on-site consultant of a GMO Entity (or a company in a control relationship with any of the foregoing) who, in connection with his or her regular functions, makes, participates in, or obtains information regarding the purchase or sale of a Security by a Fund or an Account, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

      (3) every natural person in a control relationship with a GMO Entity or a GMO Fund who obtains information concerning recommendations made to a Fund or an Account with regard to the purchase or sale of a Security, prior to its dissemination or prior to the execution of all resulting trades;

      (4) such other persons as the Legal and Compliance Department shall designate. Initially, the Compliance Department has designated all employees and on-site consultants of GMO Entities and all members of Grantham, Mayo, Van Otterloo & Co. LLC as Access Persons.

      Any uncertainty as to whether an individual is an Access person should be brought to the attention of the Compliance Department, which will make the determination in all cases.

"BENEFICIAL INTEREST" means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities. An Access Person is deemed to have a Beneficial Interest in Securities owned by members of his or her Immediate Family. Common examples of Beneficial Interest include joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations. Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the Legal and Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "beneficial owner" found in Rules 16a-1(a)(2) and (5) promulgated under the Securities Exchange Act of 1934.

"CODE" means this Code of Ethics, as amended.

"COMPLIANCE DEPARTMENT"  means the Legal and Compliance  Department of Grantham,
      Mayo, Van Otterloo & Co. LLC. Communications received under this Code to be directed to the Compliance Department in the first instance should be directed to the Compliance Officer.

"COMPLIANCE  OFFICER"  means the  Compliance  Officer  of  Grantham,  Mayo,  Van
      Otterloo & Co. LLC, namely, Julie Perniola.

"COVERED ACCOUNTS" means all persons, entities and accounts which you, your spouse or minor children own, or over which you exercise of substantially influence investment decisions.

"DISCRETIONARY  ACCOUNT"  is an  account  for which  the  access  person  has no authority to make investment decisions with respect to the assets in the account. These accounts must first be approved by the Compliance
      Department. The access person is also responsible for arranging a quarterly certification letter from the third party manager stating that the individual in question has not influenced the discretionary manager's decisions during the period in question.

"EXCHANGE TRADED FUNDS" represent shares of ownership in either fund, unit investment trusts, or depository receipts that hold portfolios of common stocks which closely track the performance and dividend yield of specific indexes, either broad market, sector or international. While similar to an index mutual fund, ETFs differ from mutual funds in significant ways. Unlike Index mutual funds, ETFs are priced and can be bought and sold throughout the trading day. Furthermore, ETFs can be sold short and bought on margin.

"GMO ACTIVE PORTFOLIO" means any Fund or Account that is managed by application of traditional (rather than quantitative) investment techniques, which includes International Active, Domestic Active, Emerging Markets and Global Equities.

"GMO ACCOUNT" AND "ACCOUNT" mean any investments managed for a U.S. based client by a GMO entity, including private investment accounts, ERISA pools and unregistered pooled investment vehicles.

"GMO ENTITY" means Grantham, Mayo, Van Otterloo & Co. LLC, GMO Australia Ltd., GMO Australasia LLC, GMO Europe Ltd., GMO Singapore PTE Ltd., GMO Switzerland GMBH, or Renewable Resources LLC.

"EQUIVALENT SECURITY" means any Security issued by the same entity as the issuer of a subject Security, including options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, bonds, and other obligations of that company or security otherwise convertible into that security.

"GMO FUND" and "FUND" mean an investment company registered under the 1940 Act (or a portfolio or series thereof, as the case may be), including GMO Trust, for which any of the GMO Entities serves as an adviser or sub-adviser.

"GMO SUB-ADVISED FUND" means an investment company registered under the 1940 Act (or a portfolio or series thereof, as the case may be) for which any of the GMO Entities serves as a sub-adviser. A list of such GMO Sub-Advised Funds is available and will be continually updated on GMO's intranet site, a current version of which is attached hereto as Appendix I.

"IMMEDIATE FAMILY" of an Access Person means any of an Access Person's spouse and minor children who reside in the same household. Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the Compliance Department determines could lead to the possible conflicts of interest or appearances of impropriety which this Code is intended to prevent. The Compliance Department may from time-to-time circulate such expanded definitions of this term as it deems appropriate.

"PRIVATE PLACEMENT" means any purchase of Securities in an offering exempt from registration under the Securities Act of 1933, as amended.

"PROCEDURES"  means the Master  Personal  Trading  Policies  and  Procedures  of
      Grantham, Mayo, Van Otterloo & Co. LLC, from time-to-time in effect and attached hereto as Appendix 2.

"SEC" means the Securities and Exchange Commission.

"SECURITY" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, and shares of registered open-end investment companies, or such other securities as may be excepted under the provisions of Rule 17j-1.

"SECURITIES TRANSACTION" means a purchase or sale of Securities in which an Access Person or a member of his or her Immediate Family has or acquires a Beneficial Interest. A donation of securities to a charity is considered a Securities Transaction.

Revised:   February 17, 2000
           June 1, 2000
           January 1, 2001
           August 1, 2001
           March 1, 2002
           March 11, 2003
           July 8, 2003
           September 25, 2003
           October 27, 2003
           January 1, 2004

        VI. APPENDIX 2: MASTER PERSONAL TRADING POLICIES AND PROCEDURES

                                    GMO TRUST
                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                               GMO AUSTRALASIA LLC
                               GMO AUSTRALIA LTD.
                                 GMO EUROPE LTD.
                             GMO SINGAPORE PTE LTD.
                              GMO SWITZERLAND GMBH
                                GMO WOOLLEY LTD.
                             RENEWABLE RESOURCES LLC

                              DATED JANUARY 1, 2004

      The Investment Company Act of 1940 provides that every investment adviser must adopt a written Code of Ethics containing provisions reasonably necessary to prevent persons with access to knowledge of any client activities from engaging in trading that is fraudulent or manipulative. Further, investment advisers are obligated to use reasonable diligence and to institute procedures reasonably necessary to prevent violations of the Code. Fraudulent or manipulative practices are defined very broadly, but over time the SEC's focus has been on three concerns: 1) front running, 2) usurping client opportunities and 3) profiting or taking advantage of opportunities that are presented solely as a result of the adviser's business for clients. These Policies and Procedures are intended to summarize in readily understandable form and implement the personal trading policies established by the Code. Persons subject to the provisions of the Code are also required to read the Code and certify to the same. It should be noted that the Code contains certain other provisions with respect to standards of ethical conduct in addition to those specifically relating to personal trading.

      Fraudulent or deceptive trading (as so defined) is unlawful regardless of whether a client can demonstrate harm. Further, GMO can be sanctioned for not having sufficient procedures, even if no violations occur. Therefore, it is important that these procedures be taken seriously. Failure to adhere to the procedures will result in disciplinary sanction.

1.    WHAT  IS  SUBJECT  TO  DISCLOSURE  UPON  COMMENCEMENT  OF  EMPLOYMENT  AND
      ANNUALLY?

      o COVERED ACCOUNTS: Identification of all persons, entities and accounts which you, your spouse or minor children own, or over which you exercise control or substantially influence investment decisions ("Covered Accounts").

      o DISCRETIONARY ADVISORS: The name(s) of any discretionary advisors that manage Covered Accounts on your behalf.

      o BROKERAGE RELATIONSHIPS: Identification and contact information for all brokerage and other investment transaction accounts used by any Covered Account.

      o     CORPORATE  OR  OTHER  DIRECTORSHIPS/OFFICERS   POSITIONS:  You  must
            disclose all corporate or other directorships or officer positions held by you.

      o HOLDINGS: Any ownership of covered securities, including open-end mutual funds sub-advised by GMO.

      NOTE: See ANNUAL HOLDINGS REPORT and BENEFICIAL OWNERSHIP REPORTING FORM

2.    WHO AND WHAT IS SUBJECT TO PRE-CLEARANCE AND REPORTING?

      o Purchasing, selling or writing securities (domestic and international), financial commodities or other investment instruments of any kind that are traded in any public or private market must be pre-cleared, unless specifically exempted below.

      o All members, employees and on-site consultants of GMO, GMO Australia Ltd., GMO Australasia LLC, GMO Europe Ltd., GMO Singapore PTE Ltd., GMO Switzerland GmbH, GMO Woolley Ltd. and Renewable Resources LLC and all other persons meeting the definition of "Access Persons" in the Code are subject to those rules. Any questions in this regard should be immediately directed to the Compliance Department. The term "employee" is used herein to refer to all persons described in this paragraph.

      o Any account owned by an employee, employee's spouse and minor children, and any other account for which an employee controls, or substantially influences the investment decisions ("Covered Accounts").

      o Discretionary Accounts (when an employee has hired another adviser to manage any Covered Account on a discretionary basis) are also subject to pre-clearance reporting unless the Compliance Department has approved other arrangements in advance.

3.    WHAT IS THE PROCESS FOR REVIEW OF DENIED TRADES?

      CONFLICTS OF INTEREST COMMITTEE. A Conflicts of Interest Committee, composed of Scott Eston, Forrest Berkley and Bill Royer, has been established to examine situations where an employee would like to seek exception to pre-clearance denial. The Conflicts of Interest Committee has the power to override pre-clearance denials if, in its absolute discretion, it believes the proposed activity is in no way fraudulent or manipulative. Any employee who would like to bring a request before this Committee should submit a request to the COMPLIANCE mailbox.

4.    WHAT IS EXEMPT FROM PRE-CLEARANCE AND REPORTING?

      o Open-end mutual funds and other open-end investment vehicles, including any of GMO's pooled vehicles (excluding GMO Sub-Advised Funds)
      o     Money market-like instruments
      o Commercial paper and high quality short-term debt instruments(4), including repurchase agreements
      o     U.S. Government Securities or futures thereon
      o     Trading in spot currencies
      o     Currency Forward Contracts
      o     Futures on interest rates
      o Commodities and options on commodities (NOTE: financial commodity contracts ARE subject to pre-clearance and reporting)
      o     Certain Corporate Actions (see Section II(c)(1)(a))
      o     Exercise of Rights Offerings
      o     Dividend Investment Programs
      o     Miscellaneous (see Section II(c)(1)(b))

5.    WHAT IS EXEMPT FROM PRE-CLEARANCE BUT SUBJECT TO REPORTING?

----------
(4) High quality short-term debt instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

      o Charity/Gifts. The practice of donating securities to charity is subject to quarterly transaction reporting and annual holdings disclosure.

      o Futures and Related Options on commercially available broad based indexes.

      o     Futures on Bonds and Commodities

      o     Municipal Bonds

      o     Dow Jones Industrial Average Index (DIA)

      o Certain Exchange Traded Funds (ETFs), including NASDAQ 100 Index Shares (QQQ), Barclays iShares and S&P Depository Receipts (SPY). Contact Compliance concerning ETFs not addressed herein.

      o     GMO Hedge Funds

      o     GMO Sub-Advised Funds

      o Any discretionary accounts (i) that have been approved by the Compliance Department in advance, and (ii) for which employees arranged for quarterly certification from outsider manager stating that the individual (employee/spouse and/or minor children/account which employee controls) has not influenced the discretionary manager's decisions during the period in question.

      o EXEMPTION FOR DE MINIMUS PURCHASES AND SALES OF LARGE MARKET CAP STOCKS (DOES NOT INCLUDE IP0S): Purchases or sales of less than $25,000 of common stock of issuers whose market capitalization is greater than $5 billion as of the date of such purchases or sales. If an employee has any question as to whether a transaction qualifies for this exemption, the question should be directed to the Compliance Department. For trades that qualify for this exemption from pre-clearance, you will be asked to report the market capitalization of the security and the source of such information on your quarterly transaction report. You may utilize this exemption once per security during a pre-clearance period. That is, if you have determined that your transaction qualifies for this exemption, you may engage in that transaction once during the five-day pre-clearance window.

6.    HOW TO REQUEST PRE-CLEARANCE

      A Quick Reference Guide to the procedures is set forth in Appendix A. Employees must send all trade requests via the FILE A PTAF link at http://gmo.starcompliance.com. GMO Compliance strongly recommends that you input ALL trades for approval, regardless of exemption status. This will shift the responsibility of interpreting the code to the system rather than the access person. Based on the trade requests that you input, your quarterly transaction and annual holdings reports will automatically populate. If you submit all trades for pre-clearance (regardless of pre-clearance subjectivity), your form will be completed by the system.

      Generally, requests to buy or sell a security will be denied if any GMO client or product (a) has purchased or sold that security within 3 calendar days prior to the date of the request or (b) is considering the security for purchase or sale within 15 days after the date of the request. Requests to sell a security short will be denied for the same reasons and also if the security is owned by any of GMO's Active Portfolios.

7.    QUARTERLY REPORTING

      All members, employees and on-site consultants will receive an email at each quarter-end with a link to the QUARTERLY TRANSACTION REPORT on which they are required to report all trades effected during the quarter. Forms are to be submitted within 10 calendar days of quarter-end. EMPLOYEES WHO DO NOT HAVE ANY TRADING ACTIVITY TO REPORT FOR THE GIVEN QUARTER ARE STILL REQUIRED TO SUBMIT THE REPORT INDICATING SUCH.

See APPENDIX A "QUICK REFERENCE GUIDE TO PRE-CLEARANCE AND QUARTERLY REPORTING" AND APPENDIX B "QUARTERLY TRANSACTION REPORT".

8.    SPECIAL RULES FOR CERTAIN INVESTMENT PRACTICES

      o INITIAL PUBLIC OFFERINGS - Prohibited unless compliance officer determines, based upon information provided with a pre-clearance request, that an offering is accessible to general investing public. Determination of public accessibility qualifies for the Conflicts of Interest Committee.

      o PRIVATE PLACEMENTS - Prohibited, but qualify for review by the Conflicts of Interest Committee.

      o PRIVATE POOLED VEHICLES/NON-GMO HEDGE FUNDS - Must be pre-cleared and subject to all other provisions and reporting requirements of the Code of Ethics.

      o     OPTIONS ON SECURITIES

                  PURCHASING OPTIONS:

                  o If the purchase or sale of the underlying security is subject to pre-clearance and/or reporting, the same applies to the purchase of an option on such security (i.e. options on U.S. Government securities would be exempt from pre-clearance and reporting).

                  o The exercise of a purchased option must also be pre-cleared and reported, unless the option is expiring.

                  o Any offsetting transaction or transaction in the underlying security must be separately pre-cleared and reported.

                  WRITING OPTIONS:

                  o If the purchase or sale of the underlying security is subject to pre-clearance and/or reporting, the same applies to the practice of writing of an option on such security.

                  o The exercise of a written option (by the other party) need not be pre-cleared or reported.

                  o Any offsetting transaction or transaction in the underlying security must be separately pre-cleared and reported.

      The  following   transactions   with  respect  to  options  implicate  the
      Short-Term Profiting provision set forth below.

                  PURCHASING A CALL

                  o Closing out the call position (exercising your rights under the option) within 60 days from the date the option was purchased.

                  o Selling the underlying security within 60 days from the date the option was purchased.

                  o Selling a put on the underlying security within 60 days from the date the option was purchased.(5)

                  o Writing a call on the underlying security within 60 days from the date the option was purchased.(2)

                  PURCHASING A PUT

                  o Closing out the put position (exercising your rights under the option) within 60 days from the date the option was purchased.

                  o Buying the underlying security within 60 days from the date the option was purchased.

                  o Selling a call on the underlying security within 60 days from the date the option was purchased.(2)

                  o Writing a put on the underlying security within 60 days from the date the option was purchased.(2)

                  WRITING A CALL

                  o Purchasing a call on the underlying security within 60 days from the date the option was sold.(2)

                  o Buying the underlying security within 60 days from the date the option was sold.

                  o Selling a put on the underlying security with 60 days from the date the option was sold.(2)

                  WRITING A PUT

                  o Purchasing a put on the underlying security within 60 days from the date the option was sold.(2)

                  o Selling the underlying security within 60 days from the date the option was sold.

                  o Selling a call on the underlying security with 60 days from the date the option was sold.(2)

o SHORT-TERM PROFITING - All employees are prohibited from profiting from the purchase and sale or sale and purchase of the same or equivalent securities within 60 calendar days. If an employee engages in this practice, any profits earned shall be surrendered to charity, to be approved by the Conflicts of Interest Committee. The following securities are not subject to this prohibition:

                        o     Mutual Funds;

                        o     U.S. Government Securities;

                        o     Money Market Instruments;

                        o     Currencies and Forward Contracts thereon;

                        o Commodities and options and futures on bonds and commodities;

----------
(5) Portion of the profits that were locked in as a result of the transaction will be forfeited.

                        o Securities acquire through the exercise of Rights Offerings;

                        o     Municipal Bonds;

                        o     GMO Hedge Funds; and

                        o     Certain  ETFs,  including  NASDAQ 100 Index Shares
                              (QQQ), Barclays iShares and S&P Depository Receipts (SPY) (Contact Compliance concerning ETFs not addressed herein).

      o SHORT SELLING OF SECURITIES - All employees are prohibited from the practice of short selling securities that are held in Active Portfolios (International Active, Domestic Active, Emerging Markets and Global Equities). This prohibition does not extend to the activity of shorting futures that are traded on commercially available broad-based indexes. Employees are also prohibited from short selling securities that are owned by accounts within their own area, even if their area is quantitatively (and not "actively") managed. The Compliance Department will review holdings upon a short sale pre-clearance request to determine whether an Active Portfolio holds the security and whether an account managed by the employee's area holds the security.

      o INSIDER TRADING, MARKET MANIPULATION, ETC. - Transactions involving the use of material non-public information; that are intended to manipulate the price of or to create the appearance of trading in a security; or that are otherwise designated by the Compliance Department as inappropriate are prohibited and do not qualify for the Conflicts of Interest Committee.

      o SHORT-TERM TRADING STRATEGIES IN GMO FUNDS. - All employees are prohibited from engaging in market timing or other short term trading strategies in any GMO Fund (including GMO mutual funds and mutual funds sub-advised by GMO). While other criteria may be considered by the Compliance Department, all employees are specifically prohibited from redeeming a portion or all of a purchase in a GMO Fund, excluding any domestic fixed income fund, short-term income fund or money market fund, made within the past 10 calendar days. Additionally, three "round-trip" transactions (purchase and subsequent redemption) in the same GMO Fund, excluding any domestic fixed income fund, short-term income fund or money market fund, over a 12 month period is prohibited.

9.    BROKERAGE STATEMENTS

      All employees are required to disclose to the Compliance Department all their brokerage accounts and relationships and to require such brokers to forward copies of confirmations of account transactions. If the brokers utilize electronic confirmation feeds, than you are required to coordinate with the Compliance Department to ensure that this feed is activated.

10.   VIOLATIONS

      Violation  of  these  policies  can  result  in  sanctions   ranging  from
reprimand, disgorgement of profits, suspension of trading privileges and termination of employment or relationship with GMO.

11.   ANNUAL AFFIRMATION AND ATTESTATION

      On an annual basis, all employees will be required to certify that they have read, understand and complied with the above policies and procedures.

Revised:   February 17, 2000
           June 1, 2000
           January 1, 2001
           August 1, 2001
           March 1, 2002
           March 11, 2003
           July 8, 2003
           September 25, 2003
           October 27, 2003
           January 1, 2004

   APPENDIX A: QUICK REFERENCE GUIDE TO PRE-CLEARANCE AND QUARTERLY REPORTING

WHO AND WHAT IS SUBJECT TO PRE-CLEARANCE AND REPORTING?

-- PURCHASING, SELLING OR WRITING SECURITIES (DOMESTIC AND FOREIGN), FINANCIAL COMMODITIES OR OTHER INVESTMENT INSTRUMENTS OF ANY KIND THAT ARE TRADED IN ANY PUBLIC OR PRIVATE MARKET MUST BE PRE-CLEARED, UNLESS SPECIFICALLY EXEMPTED BELOW.

-- CHARITY/GIFTS the practice of donating securities to charity is also subject to pre-clearance and quarterly reporting.

-- ALL MEMBERS, EMPLOYEES AND ON-SITE CONSULTANTS of GMO, GMO Australasia LLC, GMO Australia Ltd., GMO Australasia LLC, GMO Europe Ltd., GMO
      Singapore PTE Ltd., GMO Switzerland GmbH, Renewable Resources LLC and certain other related persons are subject to these rules.

-- ANY ACCOUNT owned by an employee, employee's spouse and minor children, and any other account for which an employee controls, or substantially influences the investment decisions ("Covered Accounts").

-- DISCRETIONARY ACCOUNTS (when an employee has hired another adviser to manage any Covered Account on a discretionary basis) are also subject to pre-clearance and reporting unless other arrangements have been approved in advance by the legal department.

WHAT IS EXEMPT FROM PRE-CLEARANCE AND QUARTERLY REPORTING?

-- Open-end mutual funds and other open-end investment vehicles, including any of GMO's pooled vehicles but excluding GMO Sub-Advised Funds
--    Money market-like instrument
--    U.S. Government Securities or futures thereon
--    Trading in spot currencies
--    Currency Forward Contracts
--    Futures on interest rates
--    Commodities and options and futures on commodities
(NOTE: financial commodity contracts ARE subject to pre-clearance and reporting)
--    Mergers
--    Tender Offers
--    Exercise of Rights Offerings
--    Dividend Investment Programs
--    Transactions designated by the Conflict of Interest Committee

WHAT IS EXEMPT FROM PRE-CLEARANCE BUT SUBJECT TO QUARTERLY REPORTING?

--    Futures and Related Options on commercially available broad based indexes

-- Any discretionary accounts (i) that have been approved by the legal department in advance, and (ii) for which employee has arranged for quarterly certification from outsider manager stating that the individual (employee/spouse and/or minor children/account which employee controls) has not influenced the discretionary manager's decisions during the period in question.

-- EXEMPTION FOR DE MINIMUS PURCHASES AND SALES OF LARGE MARKET CAP STOCKS (DOES NOT INCLUDE IP0S): Purchases or sales of less than $25,000 of common stock of issuers whose market capitalization is greater than $5 billion. If an employee has any question as to whether a transaction qualifies for this exemption, the question should be directed to the legal department. For trades that qualify for this exemption from pre-clearance, you will be asked to report the market capitalization of the security and the source of such information on your quarterly transaction report. You may utilize this exemption ONCE per security during a pre-clearance period. That is, if you have determined that your transaction qualifies for this exemption, you may engage in that transaction once during the five-day pre-clearance window.

--    MUNICIPAL BONDS

--    DOW JONES INDUSTRIAL AVERAGE INDEX

--    EXCHANGE TRADED FUNDS

--    GMO HEDGE FUNDS

--    FUTURES ON BONDS AND COMMODITIES

--    GMO SUB-ADVISED FUNDS

BASIC RULE

-- Other than as exempted above, ALL trades must be cleared through the legal department.

HOW TO REQUEST PRE-CLEARANCE

1) Login to http://gmo.starcompliance.com (contact the Compliance Department if you need assistance with your login credentials). Click on FILE A PTAF. Select the EXCHANGE that the security is traded on, the BROKERAGE ACCOUNT that you wish to trade from and the TRADE REQUEST TYPE. Click NEXT. Select the security that you would like to trade. Fill out the form with all pertinent information and click SUBMIT.

2) The Compliance Department will seek approval from each trading area that may have interest in the security(ies). All requests are dealt with on an anonymous basis.

3) You will be notified via email as soon as possible whether approval was obtained or denied.

4) If your proposed trade was denied, under no circumstance should you effect the trade.

5) If your proposed trade has been approved, you have five business days to effect such trade. If you do not trade within 5 business days of the issuance of pre-clearance, you must request pre-clearance again.

6) In some cases, a request may be denied for a reason that is confidential. An explanation is not required to be given for refusing any request.

WHAT IS THE PROCESS FOR REVIEW OF DENIED TRADES?

1) CONFLICT OF INTEREST COMMITTEE. A Conflict of Interest Committee, composed of Scott Eston, Forrest Berkley and Bill Royer, has been established to examine situations where an employee would like to seek exception to pre-clearance denial. The Conflict of Interest Committee has the power to override pre-clearance denials if, in its absolute discretion, it believes the proposed activity is in no way fraudulent or manipulative. Any employee who would like to bring a request before this Committee should submit a request to the COMPLIANCE mailbox.

  THERE IS NO GUARANTEE THAT PRE-CLEARANCE WILL BE OBTAINED. THIS MAY MEAN THAT YOU WILL NOT BE ABLE TO SELL A SECURITY YOU OWN OR PURCHASE FOR AN INDEFINITE
                                 PERIOD OF TIME.

APPENDIX B: QUARTERLY TRANSACTION REPORT

As it appears via http://gmo.starcompliance.com:

--------------------------------------------------------------------------------

================================================================================
FILE QUARTERLY TRANSACTIONS REPORT
--------------------------------------------------------------------------------

              QUARTERLY TRANSACTIONS REPORT for 4TH Quarter of 2003
                            ACCESS PERSON: Test User
                        START: 10/1/2003 END: 12/31/2003

            YOU HAVE NO EXECUTED TRANSACTIONS IN 4TH QUARTER OF 2003.

                                    ADD TRADE

By submitting this form, I hereby certify that these are the only transactions in Covered Securities made during the calendar quarter indicated above in which I had any direct or indirect beneficial ownership, and that accounts listed above are the ONLY accounts in which securities (including securities that are not considered Covered Securities) were held during the quarter for my direct or indirect benefit. Nothing in this report will be construed as an admission that I have a direct or indirect beneficial ownership in any of the Covered Securities listed above.

Please type in your name as evidence of your signature:
____________________________

____________________________

                         -------------------------------
                         SUBMIT TO COMPLIANCE DEPARTMENT
                         -------------------------------

                                                         Logged In As: Test User
================================================================================
Use of this website, and the terms and conditions of the sale of any goods or services, is governed by the Terms of Service. By using this website, you acknowledge that you have read the TERMS OF SERVICE and agree to be bound by them. Copyright(C) 2000-2003 Epstein & Associates, Inc. All rights reserved.
--------------------------------------------------------------------------------

                           APPENDIX C: CONTACT PERSONS

--------------------------------------------------------------------------------
COMPLIANCE ISSUES                               CONFLICTS OF INTEREST COMMITTEE
--------------------------------------------------------------------------------

Julie Perniola                                  Scott Eston

Kelly Donovan                                   John Rosenblum

Kelly Butler-Stark                              Bill Royer

Mark Gilbert

--------------------------------------------------------------------------------

NOTE: All requests for the Conflicts of Interest Committee should be submitted to the Compliance mailbox (COMPLIANCE@GMO.COM).

                       APPENDIX D: ANNUAL HOLDINGS REPORT

As it appears via http://gmo.starcompliance.com:

--------------------------------------------------------------------------------

================================================================================
FILE ANNUAL HOLDINGS REPORT
--------------------------------------------------------------------------------

                             ANNUAL HOLDINGS REPORT

                            YEAR: 2002
                            NAME: User, Test
                           GROUP: Legal
                           EMAIL: kelly_butler@gmo.com
                           PHONE: 617-330-7500

                          THERE IS NO HOLDINGS IN 2002.

                                ADD NEW HOLDINGS

--------------------------------------------------------------------------------

By submitting this form, I hereby certify that these are the only Covered Securities which I had any direct or indirect beneficial ownership as of December 31, 2002. Nothing in this report will be construed as an admission that I have a direct or indirect beneficial ownership interest in any of the Covered Securities or accounts listed above.

Please type in your name below as evidence of your signature:
____________________________

____________________________

                         -------------------------------
                         SUBMIT TO COMPLIANCE DEPARTMENT
                         -------------------------------

                                                         Logged In As: Test User
================================================================================
Use of this website, and the terms and conditions of the sale of any goods or services, is governed by the Terms of Service. By using this website, you acknowledge that you have read the TERMS OF SERVICE and agree to be bound by them. Copyright(C) 2000-2003 Epstein & Associates, Inc. All rights reserved.
--------------------------------------------------------------------------------

                 APPENDIX E: BENEFICIAL OWNERSHIP REPORTING FORM

As it appears via http://gmo.starcompliance.com:

--------------------------------------------------------------------------------

================================================================================
FILE BENEFICIAL OWNERSHIP REPORTING FORM
--------------------------------------------------------------------------------

                           BENEFICIAL OWNERSHIP REPORT
                            ACCESS PERSON: Test User2
                                    GROUP: Legal

--------------------------------------------------------------------------------

PLEASE ANSWER THE FOLLOWING QUESTIONS:

1. Are you currently a member of GMO LLC?                      |_| Yes    |_| No
2. Are you currently an officer or trustee of GMO Trust?       |_| Yes    |_| No
3. Are you currently an officer or director of a non-GMO       |_| Yes    |_| No
   company?
4. If you are a NON-MEMBER, do you currently own a percentage |_| Yes |_| No in a company that is greater than 5%?
5. If you are a MEMBER, do you currently own a percentage in |_| Yes |_| No a company that is greater than .5%?

     If you answered yes to any of those questions, please add the company information by clicking on the link below.

                                ADD COMPANY INFO

--------------------------------------------------------------------------------

By submitting this form, I hereby certify that these are the only Covered Companies in which I had any direct or indirect beneficial ownership as of Wednesday, March 12, 2003. Once submitted to the Compliance Department, the report is final.

          ________________________
SIGNATURE:________________________                      DATE: 3/12/2003

                          -----------------------------
                          SUBMIT TO COMPLIANCE OFFICERS
                          -----------------------------

                                                       Logged In As: Test User 2
================================================================================
Use of this website, and the terms and conditions of the sale of any goods or services, is governed by the Terms of Service. By using this website, you acknowledge that you have read the TERMS OF SERVICE and agree to be bound by them. Copyright(C) 2000-2003 Epstein & Associates, Inc. All rights reserved.
--------------------------------------------------------------------------------

                             APPENDIX F: FILE A PTAF

As it appears via http://gmo.starcompliance.com:

--------------------------------------------------------------------------------

================================================================================
FILE A PTAF
--------------------------------------------------------------------------------

BROKERAGE ACCOUNT:                        Bear, Stearns & Co., 922-54636

SECURITY TYPE:                            Common Stock
SECURITY NAME:                            BROADCOM CORP-CL A COM
TICKER SYMBOL:                            BRCM
IDENTIFIER:                               US111320107
ACTION:                                   |_| Buy    |_| Sell
IS THIS A LIMITED OFFERING:               |_| Yes    |X| No
IS THIS AN INITIAL PUBLIC OFFERING:       |_| Yes    |X| No

PLEASE  DO NOT ENTER ANY  SYMBOLS  (I.E.  "$",  ",") INTO THE  FOLLOWING  NUMBER
FIELDS.)

NUMBER OF SHARES:                         ______________________

PRICE PER SHARE:                          ______________________

TOTAL AMOUNT:                             ______________________

IS THE MARKET CAP OVER 50000 MILLION?:    |_|

IF YES, VALUE:                            ___________ million

INDEX:                                    ______________________
LEAVE BLANK IF INDEX NOT ON THE LIST

THIS SECURITY IS CLASSIFIED AS:           ______________
LEAVE BLANK IF INDEX NOT ON THE LIST

ACCESS PERSON OFFICE
LOCATION:                                 Boston, MA

ON BEHALF OF SOMEONE OTHER THAN YOURSELF: |_| Yes    |X| No

IF SO, WHO:                               _____________________

I ALSO CERTIFY THAT I AM UNAWARE OF ANY RECENT PURCHASES AND SALES OF THIS SECURITY IN ANY CLIENT ACCOUNT.

PLEASE TYPE IN YOUR INITIAL BELOW AS EVIDENCE OF YOUR SIGNATURE

________________________

________________________

                                     ------
                                     SUBMIT
                                     ------

                                                         Logged In As: Test User
================================================================================
Use of this website, and the terms and conditions of the sale of any goods or services, is governed by the Terms of Service. By using this website, you acknowledge that you have read the TERMS OF SERVICE and agree to be bound by them. Copyright(C) 2000-2003 Epstein & Associates, Inc. All rights reserved.
--------------------------------------------------------------------------------

                  APPENDIX G: ANNUAL CERTIFICATE OF COMPLIANCE

As it appears via http://gmo.starcompliance.com:

--------------------------------------------------------------------------------

================================================================================
FILE ANNUAL CERTIFICATE OF COMPLIANCE
--------------------------------------------------------------------------------

                 CODE OF ETHICS Annual Certificate of Compliance
                                   YEAR: 2003
                            ACCESS PERSON: Test User

This is to certify that I have reviewed the Code of Ethics ("Code") of the entities listed above and that I understand its terms and requirements. I hereby certify that

      - I have complied with the Code during the course of my association with the entities listed above;

      -     I will continue to comply with the Code in the future;

      - I will promptly report to a Compliance Officer any violation or possible violation of the Code of which I become aware; and

      - I understand that a violation of the code may be grounds for disciplinary action or termination of my employment and may also be a violation of federal and/or state securities laws.

          ________________________
SIGNATURE:________________________                      DATE: 1/28/2003

                         -------------------------------
                         SUBMIT TO COMPLIANCE DEPARTMENT
                         -------------------------------

                                                         Logged In As: Test User
================================================================================
Use of this website, and the terms and conditions of the sale of any goods or services, is governed by the Terms of Service. By using this website, you acknowledge that you have read the TERMS OF SERVICE and agree to be bound by them. Copyright(C) 2000-2003 Epstein & Associates, Inc. All rights reserved.
--------------------------------------------------------------------------------

        APPENDIX H: FORM LETTER TO BROKER, DEALER OR BANK ("407" LETTER)

                                                     [Date]

VIA REGULAR MAIL

[Broker Name and Address]

      RE: ACCOUNT # __________________

Dear _____________________:

      Grantham, Mayo, Van Otterloo & Co. LLC ("GMO"), my employer, is a registered investment adviser. In connection with GMO's Code of Ethics, and in order to comply with SEC insider trading regulations, employees are required to have duplicate confirmations of individual transactions sent to our compliance department. I would like to request duplicate confirmations for all transactions on the above-referenced account. They may be forwarded to the following address:

                       Compliance: Personal Trades
                       GMO LLC
                       40 Rowes Wharf
                       Boston, MA  02110

      Your cooperation is most appreciated. If you have any questions regarding this request, please contact me at (617) 330-7500.

                                                   Sincerely,


                                                   [Name of Employee]

Cc: Compliance Department

                    APPENDIX I: LIST OF GMO SUB-ADVISED FUNDS

                                 [List of Funds]

                          UK CODE OF ETHICS SUPPLEMENT

In order to comply with the FSA's personal account dealing rules and to allow for certain UK specific investment practices, this UK Supplement has been issued to all GMO UK staff as a supplement to the GMO Code of Ethics policy. In the event of a conflict between the Code of Ethics policy and the UK Supplement, the UK Supplement shall govern.

1.    APPLICATION OF THE CODE TO COVERED ACCOUNTS

      The Code of Ethics and the UK Supplement apply to all GMO UK employees, on-site consultants and "Covered Accounts". A "Covered Account" includes the employee's spouse and minor children and any person to whom the employee, in his or her personal capacity, gives share recommendations including, a relative, co-habitee, business partner or friend. GMO presumes that an employee exercises control or influence over a spouse's or minor child's personal account transactions and therefore any such transactions must comply with the Code of Ethics. All transactions by a Covered Account must be reported by the employee concerned.

2.    SPECIAL RULES FOR CERTAIN INVESTMENTS AND INVESTMENT PRACTICES

      - UK GILTS: Transactions in UK Gilts are not subject to pre-clearance but must be reported quarterly.

      - PEP'S AND ISA'S: Any proposed transaction for a PEP or ISA account must be pre-cleared unless an available exemption exists.

      - DE MINIMIS PURCHASES AND SALES OF FOOTSIE 100 STOCKS: Employees may purchase or sell up to a maximum of (pound)15,000 of any FOOTSIE 100 stock once, within a five business day period without obtaining pre-clearance. All such transactions are subject to quarterly reporting.

      - INVESTMENT TRUSTS: Purchases and sales of investment trusts which hold predominantly UK equities are not subject to pre-clearance but are subject to quarterly reporting. Pre-clearance will be required for transactions in investment trusts holding non-UK stocks as such trusts may be purchased for client accounts from time to time.

      - TRADES FOR ACCOUNTS MANAGED BY AN OUTSIDE DISCRETIONARY MANAGER must be pre-cleared unless the Compliance Department has waived the pre-clearance obligation and the employee has arranged for quarterly certification from the outside manager stating that the individual or covered account has not influenced the discretionary manager's decisions during the period in question. A form letter requesting such quarterly certification may be obtained from the Compliance Department.

3.    GENERAL EXEMPTIONS

      The restrictions do not extend to:

      (a) any transaction by you in an authorised unit trust, a regulated collective investment scheme or a life assurance policy (including a pension); or

      (b) any discretionary transaction entered into without consultation with you, where the discretionary account is not held with the firm.

4.    PERSONAL ACCOUNT PROCEDURES

      All trades subject to pre-clearance must be pre-cleared through the Compliance Department. To request pre-clearance, you must complete a Pre-Trade Authorisation Form ("PTAF") using the StarCompliance system. For all UK stocks above the de minimus amount, the Compliance Department will seek approval from the appropriate GMO UK fund manager. If the proposed personal account transaction is in a non-UK security and not subject to a de minimus U.S. large cap stock GMO exemption, this will be referred to the relevant Portfolio Manager and GMO's Compliance Department. Please note that there is a 3 business day blackout period AFTER a trade has been executed, before a personal account trade may be executed. If your proposed trade is approved, you will have 5 business days in which to issue your instruction to trade. If you do not trade within 5 business days, you must seek pre-clearance again. If your proposed trade is denied, you may not trade.

      You must arrange for copies or duplicate confirmations or contract notes to be sent for the attention of the Compliance Department in respect of all personal account transactions which are subject to quarterly reporting. These include de minimus trades, UK Gilt transactions, discretionary trades and PEP/ISA account trades. Trades which are not subject to quarterly reporting are identified in the GMO Code of Ethics and include for example, trades in unit trusts, money market instruments and currencies. A form letter requesting copies of confirmations to be sent to GMO UK may be obtained from the Compliance Department.

5.    REPORTING OF TRANSACTIONS

      GMO UK and GMO must keep a record of all personal account transactions executed by GMO UK staff. Accordingly, you will be required to complete a quarterly report of personal trades form at the end of each quarter and an annual holdings disclosure at the end of September. These reports are submitted through StarComplaiance.

      The quarterly forms must be completed within 10 calendar days of the last day of each quarter. The annual return must be completed by the end of September each year.

6.    PERSONAL BENEFITS (INDUCEMENTS)

      You must not accept from any person any benefit or inducement which is likely to conflict with your duties to GMO UK or any of GMO UK's clients. For the detailed rules, see section 9.2 of the Compliance and Procedures Manual. If you have any questions regarding personal benefits and inducements you should consult the Compliance Department.

7.    COUNSELLING AND PROCURING

      If the Code of Ethics provisions preclude you from entering into any transaction, you cannot:

      (a) advise or cause any other person to enter into such a transaction; or
      (b) communicate any information or opinion to any other person,

      if you know, or have reason to believe, that the other person will as a result enter into such a transaction or cause or advise someone else to do so.

      This does not apply to actions that you take in the course of your employment with us. For example, the fact that you are yourself prohibited from dealing in a certain stock as a result of one of the provisions above does not necessarily mean that you are precluded from dealing for the client's account, subject to the insider dealing legislation summarised in 8 below.

8.    SUMMARY OF INSIDER DEALING LEGISLATION

      The UK insider dealing provisions contained in part V of the Criminal Justice Act 1993 (the "Act") are complex, and if you would like fuller details or are in any doubt whether a particular transaction would be prohibited, you should consult the Compliance Department.

      The Act applies to all securities traded on a regulated market (which currently includes all EC stock exchanges, LIFFE, OMLX and NASDAQ) and to warrants and derivatives (including index options and futures) relating to these securities even if these warrants and derivatives are only "over the counter" or otherwise not publicly traded.

      In broad terms, and subject to the exemptions provided by the Act, the Act makes it a criminal offence, with a maximum penalty of seven years imprisonment and an unlimited fine, for an individual who has non-public information to deal in price-affected securities (including warrants or derivatives relating to them) on a regulated market; or deal with or through a professional intermediary; or by acting himself as a professional intermediary. Securities are "price-affected" if the inside information, if made public, would be likely to have a significant effect on the price of the securities. This applies to all companies' securities affected by the information, whether directly or indirectly (for example, competitors of a company about to bring out a new product).

      The Act applies whether you deal as part of your employment or on your own account. It also applies to information which you obtain directly or indirectly from an insider whether or not in the course of your employment (for example, by social contacts).

      (1) If you are precluded from dealing, normally you are also prohibited from dealing on behalf of the firm or a client (except perhaps on an unsolicited basis);

      (2)   Procuring   or   encouraging   another   person   to   deal  in  the
            price-affected securities (whether or not the other person knows they are price-affected); and

      (3) Passing the inside information to another person other than in the proper performance of your employment.

      It is possible for a transaction which involves insider dealing to constitute an offence otherwise than under the insider dealing provisions of the Criminal Justice Act. In particular, under section 118 of the Financial Services and Markets Act 2000 a person who "dishonestly conceals any material facts" is guilty of an offence if he does so for the purpose of inducing, or is reckless as to whether it may induce, another person (whether or not the person from whom the facts are concealed) to buy or sell an investment, or to refrain from buying or selling and investment. This offence could well be committed by a person who conceals price sensitive information from a counterparty to induce him to deal, if the concealment is dishonest.

                           Grantham Mayo Van Otterloo

                                       GMO
                                       ---
                                    AUSTRALIA
                                     LIMITED

TO           :     GMOA ALL STAFF
FROM         :     PETER MANLEY
DATE         :     APRIL 1, 2002
SUBJECT      :     PERSONAL TRADING POLICIES AND PROCEDURES

--------------------------------------------------------------------------------

The following policies and procedures are in addition to, and where relevant supersede the policies and procedures detailed in the GMO Code of Ethics (the "Code") and Personal Trading Policies and Procedures manual.

AUTHORISATION

Authorisation for staff dealing in Australian securities must be sought by all staff members prior to trading from either John McKinnon or Peter Manley. Authorisation must be provided, via Peter Manley, by GMO's Compliance Department in Boston ("GMO Compliance") for all other non-Australian securities.

EXEMPTION FROM AUTHORISATION REQUIREMENT

Authorisation for purchasing securities in an unrestricted public offer is not required.

GMOA TRADING

Securities that are held in the GMOA trusts or individually managed portfolios:

o may not be traded by staff during the 3 working days before and after re-balancing* by GMOA.

o and are not being traded as part of the re-balancing* by GMOA may be traded during this 6 working day period subject to pre-authorisation. Staff may trade securities at any other time subject to the pre-authorisation.

*Re-balancing includes normal monthly trading and any other trading as a result of cashflows.

GMO AUSTRALIAN TOTAL RETURN TRUST

Because the direct or indirect beneficial owners of units of the GMO Australian Total Return Trust (the "Total Return Trust") are employees of GMOA, the Trust shall be considered an Access Person, as defined in the Code. As such, the Trust shall be subject to the Code.

However, the Trust shall be exempt from the Pre-Clearance Requirements and Prohibited Transactions set forth in Sections II.A. and II.B. of the Code. In lieu thereof, the following policies and procedures shall apply:

                              GMO Australia Limited
--------------------------------------------------------------------------------
             Level 7 2 Bulletin Place Sydney NSW 2000 o PO Box R62
                         Royal Exchange Sydney NSW 1225
        Telephone 02 8274 9900 o Facsimile 02 8274 9950 o ACN 071 502 639

1. REPORTING PERSON: GMOA shall designate a Reporting Person who will be responsible for ensuring compliance with the Code as applicable to the Total Return Trust. The Reporting Person is prohibited from investing, directly or indirectly, in the Trust.

2. MONTHLY REPORTING: Within five (5) business days of each month end, the Reporting Person must provide GMO Compliance, in a form acceptable to GMO Compliance, with respect to the following:

      a.    IPOs, Private Placements and Limited Opportunities:

            i.    List  of  all  IPOs,   private  placements  or  other  limited
                  opportunities in which the Total Return Trust participated during the prior month.

            ii. Details of the participation by other GMOA client accounts in the IPO's, private placements and other limited opportunities in which the Total Return Trust participated during such prior month, along with appropriate explanation.

      b.    Trading:

            i. List all incidents during the prior month where the Total Return Trust traded a security held by any other GMOA client account.

            ii. If the Trust and any other GMOA client trade the same security, provide an explanation of the method of how fair allocation and best execution for the GMOA client was achieved.

      c.    Short Term Profiting:

            i. During the previous month, provide details of any situation where the Total Return Trust engaged in Short-Term Profiting, which shall be defined as any profits from the purchase and sale or sale and purchase of the same or equivalent security within sixty (60) calendar days.

            ii. If other GMOA clients held a security that was sold or if other GMO clients did not purchase a security that was purchased by the Total Return Trust to generate such Short-Term Profits, the Reporting Person must provide GMO Compliance with an explanation of such allocations.

      d.    Corporate Actions:

            i. During the prior month, identify any situation where the Total Return Trust participated in any corporate action with respect to securities held by the Total Return Trust differently than did other GMOA clients who held the same security. Include an explanation of the reasons for such deviations.

      e.    Employee Holdings and Transactions:

            i. During the prior month, provide details of all investor transactions and holdings in the Total Return Trust. If not sufficiently clear, provide a list of investors for whom a GMOA employee was either a direct or indirect beneficial owner.

3. Quarterly Reporting: The Reporting Person must file a quarterly transaction report on behalf of the Total Return Trust with GMO Compliance within 10 calendar days of quarter end pursuant to Section II.D.2 of the Code.

4.    Annual  Reporting:  On  an  annual  basis  established  by  GMOA  and  GMO
      Compliance, the Reporting Person will make the following reports to GMO Compliance pursuant to Section II.D.1 of the Code. This report shall include the following:

      a. Brokerage Relationships: Identification and contact information for all brokerage and other investment transaction accounts used by the Trust; and

      b.    Holdings  Report:   Ownership,   including  all  short  and/or  long
            positions, of securities held by the Trust

                                 CODE OF ETHICS
                                       OF
                              GOTHAM ADVISORS, INC.

--------------------------------------------------------------------------------

SECTION I. POLICY STATEMENT ON INSIDER TRADING

A.    INTRODUCTION

      Gotham Advisors, Inc. (which is hereinafter referred to as an "Adviser" or the "Adviser") seeks to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in us by our clients is something we should value and endeavor to protect. To further that goal, this Policy Statement implements procedures to deter the misuse of material, nonpublic information in securities transactions.

      Trading securities while in possession of material, nonpublic information or improperly communicating that information to others may expose you to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The Securities and Exchange Commission can recover the profits gained or losses avoided through the violative trading, a penalty of up to three times the illicit windfall and an order permanently barring you from the securities industry. Finally, you may be sued by investors seeking to recover damages for insider trading violations.

      Regardless of whether a government inquiry occurs, the Adviser views seriously any violation of this Policy Statement. Such violations constitute grounds for disciplinary sanctions, including dismissal.

B.    SCOPE OF THE POLICY STATEMENT

      This Policy Statement is drafted broadly; it will be applied and interpreted in a similar manner. This Policy Statement applies to securities trading and information handling by directors, officers and employees of the Adviser (including spouses, minor children and adult members of their households).

      This Policy Statement on Insider Trading and the following procedures to implement the Adviser's Policy represent the Adviser's current such Policy Statement and Procedures. Such Policy Statement and Procedures may be revised or supplemented from time to time by the issuance of a new Policy Statement and Procedures or a supplement or memorandum from the Adviser's chief executive officer and/or compliance officer.

      The law of insider trading is unsettled and continuously developing; an individual legitimately may be uncertain about the application of the Policy Statement in a particular circumstance. Often, a single question can forestall disciplinary action or complex legal problems. You should direct any questions relating to this Policy Statement to the Compliance Officer, who is Marc Baltuch, or, in his absence, Melinda Reibel or Jennifer Marinpetro. You also must notify the Compliance Officer immediately if you have any reason to believe that a violation of this Policy Statement has occurred or is about to occur.

C.    POLICY STATEMENT ON INSIDER TRADING

      No person to whom this Policy Statement applies, including you, may TRADE, either personally or on behalf of others (such as private accounts managed by the Adviser), while in possession of material, nonpublic information; nor may any personnel of an Adviser COMMUNICATE material, nonpublic information to others in violation of the law. This section reviews principles important to this Policy Statement.

      1.    WHAT IS MATERIAL INFORMATION?

      Information is material where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information whose disclosure will have a substantial effect on the price of a company's securities. No simple "bright line" test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to the Compliance Officer.

      Material information often relates to a company's results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

      Material information also may relate to the MARKET for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material. For example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about the WALL STREET JOURNAL'S HEARD ON THE STREET column.

      2.    WHAT IS NONPUBLIC INFORMATION?

      Information is "public" when it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other government agency, the Dow Jones "tape" or the WALL STREET JOURNAL or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

      3.    IDENTIFYING INSIDE INFORMATION

      Before executing any trade for yourself or others, including private accounts managed by an Adviser, you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps.

      i. Report the information and proposed trade immediately to the Compliance Officer.

      ii. Do not purchase or sell the securities on behalf of yourself or others, including private accounts managed by the Adviser.

      iii. Do not communicate the information inside or outside the Adviser, other than to the Compliance Officer.

      iv. After the Compliance Officer has reviewed the issue, the firm will determine whether the information is material and nonpublic and, if so, what action the firm should take.

You should consult with the Compliance Officer before taking any action. This degree of caution will protect you, your clients and the firm.

      4.    CONTACTS WITH PUBLIC COMPANIES

      For the Adviser, contacts with public companies represent an important part of our research efforts. An Adviser may make investment decisions on the basis of the firm's conclusions formed through such contacts and analysis of publicly-available information. Difficult legal issues arise, however, when, in the course of these contacts, an employee of an Adviser or other person subject to this Policy Statement becomes aware of MATERIAL, nonpublic information. This could happen, for example, if a company's Chief Financial Officer prematurely discloses quarterly results to an analyst, or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, the Adviser must make a judgment as to its further conduct. To protect yourself, your clients and the firm, you should contact the Compliance Officer immediately if you believe that you may have received material, nonpublic information.

      5.    TENDER OFFERS

      Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Employees of the Adviser and others subject to this Policy Statement should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

SECTION II. PROCEDURES TO IMPLEMENT THE ADVISER'S  POLICY  STATEMENT ON INSIDER
            TRADING

      The following procedures have been established to aid the officers, directors and employees of the Adviser in avoiding insider trading, and to aid the Adviser in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of the Adviser must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures, you should consult the Compliance Officer.

1.    PERSONAL SECURITIES TRADING

      A. PROHIBITED CONDUCT - ADVANCE CLEARANCE REQUIRED FOR SECURITIES TRANSACTIONS; SUBSEQUENT REPORTING OF AUTHORIZED SECURITIES TRANSACTIONS

      No officer, director or employee of the Adviser (or his or her respective family members) shall buy or sell any security for his (or her) own account or for an account in which he (or she) has, or as a result of the transaction acquires, any direct or indirect beneficial ownership (referred to herein as a "personal transaction") unless:

                  1.    Advance clearance of the transaction has been obtained;
                        and

                  2. The transaction is reported in writing to the Compliance Officer in accordance with the requirements below (pages 7 - 8).

      The term "security" includes any stock, warrant, option, corporate bond, or any single stock derivative instrument. In addition, any trades in commodities or financial futures, including broad based market index futures, are also treated are subject to the reporting requirement only.

      B.    RESTRICTIONS AND LIMITATIONS ON PERSONAL SECURITIES TRANSACTIONS

      The following restrictions and limitations govern investments and personal securities transactions by all officers, directors and employees of the Adviser (and their family members):

            1. PROHIBITION ON 30 DAY SHORT-TERM TRADING

                  Securities purchased may not be sold at a profit until at least 30 days from the purchase trade date, and securities sold may not be purchased at a lower price until at least 30 days from the sale trade date. Any violation will result in disgorgement of all profits from the transaction. This restriction on 30 day short-term trades may be waived by the Compliance Officer with respect to trades of 500 shares or less of the common stock of a company with a market capitalization of at least $1 billion.

            2. PROHIBITION ON PARTICIPATION IN IPOS

                  No officer, director or employee of the Adviser may acquire any equity security in an Initial Public Offering (IPO).

            3. SPECIAL PERMISSION REQUIRED FOR PRIVATE PLACEMENTS

                  Private placements of any kind (including without limitation limited partnership investments and venture capital investments) may only be acquired with special permission of the Compliance Officer (who will generally consult in-house counsel) and, if approved, will be subject to continuous monitoring for possible future conflict. A request for approval of a private placement should generally be submitted at least one week in advance of the proposed date of investment.

            4. DISCLOSURE OF PRIVATE PLACEMENTS IN SUBSEQUENT INVESTMENT
               DECISIONS

                  Any officer, director or employee of the Adviser who has or acquires a personal position in an issuer through a private placement must affirmatively disclose that interest if such officer, director or employee is involved in consideration of any subsequent investment decision regarding any security of that issuer or an affiliate by any account managed by the Adviser. In such event, the final investment decision shall be independently reviewed by the Compliance Officer. Written records of any such circumstance shall be maintained and sent to the Compliance Officer.

      C. ADVANCE CLEARANCE REQUIREMENT

            1.    PROCEDURES

                  A)    FROM WHOM OBTAINED

                        In addition to the above Restrictions and Limitations on Personal Securities Transactions, advance clearance of a personal transaction in a security must be obtained from the Compliance Officer. If the personal transaction relates to the stock of either The Zweig Fund, Inc. or The Zweig Total Return Fund, Inc., the transaction will also require advance clearance from in-house counsel.

                  B)    TIME OF CLEARANCE

                        All approved securities transactions must take place on the same day or the next business day that the advance clearance is obtained. If the transaction is not completed on the date of clearance or the next business day, a new clearance must be obtained, including one for any uncompleted portion. POST- APPROVAL IS NOT PERMITTED UNDER THIS POLICY STATEMENT. If it is determined that a trade was completed before approval, it will be considered a violation of this Policy Statement.

                  C)    WATERMARK SECURITIES, INC. BROKERAGE ACCOUNT

                        Transactions are required to be executed through a Watermark Securities, Inc. ("Watermark") brokerage account. Using "Watermark On-Line" will satisfy the advance clearance requirement.

                        In order to maintain an account outside of Watermark Securities, EXPRESS WRITTEN PERMISSION OF THE CHIEF COMPLIANCE OFFICER IS REQUIRED. It is the employee's responsibility to seek approval for trades and to arrange for the broker-dealer to send duplicate confirmations of such trades and duplicate brokerage statements to the

                        Compliance Officer. Failure to do so will be considered a significant violation of this Policy Statement.

                  D)    FORM

                        For trades other than "Watermark On-Line," clearance must be obtained by completing and signing the Securities Transaction Approval Form provided for that purpose by the Compliance Department and obtaining the signature of a Compliance Officer.

                        A sample copy of the Securities Transaction Approval Form is attached.

            2.    FACTORS CONSIDERED IN CLEARANCE OF PERSONAL TRANSACTIONS

                  In addition to the above Restrictions and Limitations on Personal Securities Transactions, the Compliance Officer, in keeping with the general principles and objectives of this Policy Statement, may refuse to grant clearance of a personal transaction in his sole discretion without being required to specify any reason for the refusal. Generally, the Compliance Officer will consider the following factors in determining whether or not to clear a proposed transaction:

                  a) Whether the amount or the nature of the transaction or person making it is likely to affect the price or market of the security.

                  b) Whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales being made or considered on behalf of any account managed by the Adviser.

                  c) Whether the transaction is non-volitional on the part of the individual.

                  d) As discussed above, certain restrictions and limitations on personal securities transactions may not apply to trades of 500 shares or less in the common stock of a company with a market capitalization of at least $1 billion. A list of such companies is maintained by the Compliance Department. Such trades nevertheless require advance clearance from the Compliance Officer.

(IMPORTANT: The Compliance Department monitors all transactions by all officers, directors and employees of the Adviser in order to ascertain any pattern of conduct which may evidence conflicts or potential conflicts with the principles and objectives of this Policy Statement, including a pattern of frontrunning.)

            3.    EXEMPT SECURITIES

                  The securities listed below are exempt from the above advance clearance requirement AND the quarterly and annual reporting requirements described below. Therefore, it is not necessary to obtain advance clearance for personal transactions in any of the following securities nor is it necessary to report such securities in the quarterly transaction reports or annual securities holdings list:

                  a)    U.S.  Government   Securities   (including  options  and
                        futures on such);
                  b)    Bank Certificates of Deposit;
                  c)    Bankers' Acceptances;
                  d)    Commercial Paper;
                  e)    Money Market Instruments; and
                  f)    Money  Market  Funds  and  Other   OPEN-END   Investment
                        Companies (Mutual Funds) (Closed-end funds must be pre-approved).
                  g) Such other exempt securities as may from time to time be listed on the attached appendix A.

Automatic dividend reinvestment plan investments (DRIP's) for stock in publicly traded companies are also exempt from the advance clearance requirement and the quarterly reporting requirement; however, DRIP acquisitions should be reported on an annual basis.

            4.    ACCOUNTS COVERED

                  Advance clearance must be obtained for any personal transaction in a security by an officer, director or employee of the Adviser if such person has, or as a result of the transaction acquires, any direct or indirect beneficial ownership in the security.

                  The term "beneficial ownership" is defined by rules of the SEC which will be applicable in all cases. Generally, under the SEC rules, A PERSON IS REGARDED AS HAVING BENEFICIAL OWNERSHIP OF SECURITIES HELD IN THE NAME OF:

                  a)    a husband, wife or a minor child;

                  b) a relative (including in-laws, step-children, or step-parents) sharing the same house;

                  c)    anyone else if the officer, director or employee:

                        (i)   obtains  benefits   substantially   equivalent  to
                              ownership of the securities; or

                        (ii) can obtain ownership of the securities immediately or at some future time.

            5.    EXEMPTION FROM CLEARANCE REQUIREMENT

            Clearance is not required for any account over which an officer, director or employee has no influence or control; however, the existence of such an account must be reported to the Compliance Officer. The Compliance Officer, in his sole discretion, has the authority to request further information and documentation regarding any account over which an officer, director or employee reports he has no influence or control. In addition, at the sole discretion of the Compliance Officer, exemption may be made available to spouses of employees engaged as investment professionals in the securities industry.

      D.    REPORT OF TRANSACTIONS

                        1.    TRANSACTIONS AND ACCOUNTS COVERED

                              a) All personal transactions in any account for which advance clearance is required must also be reported in the next quarterly transaction report after the transaction is effected.

                              b) EVERY OFFICER, DIRECTOR AND EMPLOYEE OF THE ADVISER MUST FILE A REPORT WHEN DUE EVEN IF SUCH PERSON MADE NO PURCHASES OR SALES OF SECURITIES DURING THE PERIOD COVERED BY THE REPORT.

                        2.    TIME OF REPORTING

                              A. Reports of personal transactions must be made within 10 days after the end of each calendar quarter. Thus, reports are due on the 10th day of January, April, July and October.

                              B. All employees are also required to report on an annual basis a listing of all non-exempt securities holdings as of December 31 of the preceding year. Reports are due on the 31st day of January. New employees will be required to provide a listing of all non-exempt securities holdings as of the date of commencement of employment.

                        3.    FORM OF REPORTING

                              The report must be on the form provided by the Compliance Department. A copy of the form is attached.

                        4.    RESPONSIBILITY TO REPORT

                              The responsibility for taking the initiative to report is imposed on each individual required to make a report. Any effort by the Compliance Department to facilitate the reporting process does not change or alter that responsibility.

                        5.    WHERE TO FILE REPORT

                              All reports must be filed with the Compliance Department.

      E.    HIGH-RISK TRADING ACTIVITIES

            Certain high-risk trading activities, if used in the management of a personal trading portfolio, are risky not only because of the nature of the securities transactions themselves, but also because of the potential that action necessary to close out the transactions may become prohibited during the pendency of the transactions. Examples of such activities include short sales of common stock and trading in derivative instruments such as option contracts to purchase ("call") or sell ("put") securities at certain predetermined prices. Officers, directors and employees of the Adviser should understand that short sales and trading in derivative instruments involve special risks - derivative instruments, for example, ordinarily have greater price volatility than the underlying security. The fulfillment of the obligations owed by each officer, director and employee to his or her employer may heighten those risks. For example, if the Adviser becomes aware of material, nonpublic information about the issuer of the underlying securities, such Adviser's personnel may find themselves "frozen" in a position in a derivative security. The Adviser will not bear any losses resulting in personal accounts through the implementation of this Policy Statement.

      F.    RESTRICTIONS ON DISCLOSURES

            Officers, directors and employees of the Adviser shall not disclose any nonpublic information (whether or not it is material) relating to the Adviser or their securities transactions on behalf of clients to any person outside the Adviser (unless such disclosure has been authorized by such Adviser). Material, nonpublic information may not be communicated to anyone, including persons within the Adviser, except as provided in
      Section I above. Such information must be secured. For example, access to files containing material, nonpublic information and computer files containing such information should be restricted, and conversations containing such information, if appropriate at all, should be conducted in private (for example, NOT by cellular telephone, to avoid potential interception).

      G.    REVIEW

            The Compliance Officer will review and consider any proper request of an officer, director or employee of the Adviser for relief or exemption from any restriction, limitation or procedure contained herein, which restriction, limitation or procedure is claimed to cause a hardship for such person. The Compliance Officer's decision is completely within his sole discretion.

2.    SERVICE AS DIRECTOR

      No officer, director or employee of the Adviser may serve on the board of any company whose securities are publicly traded (other than a registered investment company managed by the Adviser) without prior approval of the Compliance Officer. If such approval is granted, it will be subject to the implementation of appropriate procedures to isolate investment personnel serving as directors from making investment decisions for an account managed by such Adviser concerning the company in question.

3.    GIFTS

      No officer, director or employee of the Adviser shall accept, directly or indirectly, anything of value, including gifts and gratuities, in excess of $100 per year from any person or entity that does business with the Adviser. This restriction does not apply to bona fide dining or bona fide entertainment if, during such dining or entertainment, the officer, director or employee is with the person or representative of the entity that does business with the Adviser.

4.    ACKNOWLEDGEMENT

      I have read and understand this Policy Statement on Insider Trading. I certify that I have, to date, complied and will continue to comply with this Policy Statement. I understand that any violation of this Policy Statement may lead to sanctions, including dismissal.

_____________________________________                   ________________________
            (Signature)                                          (Date)

_____________________________________
           (Print name)

form 2b
01/01/00

SECTION III. SUPERVISORY PROCEDURES

      The Adviser have assigned the Compliance Officer the primary responsibility for the implementation and maintenance of the Adviser's policy and procedures against insider trading. Supervisory Procedures can be divided into two classifications - prevention of insider trading and detection of insider trading.

1.    PREVENTION OF INSIDER TRADING

      To prevent insider trading, the Compliance Officer should:

      i. provide, on a regular basis, an education program to familiarize officers, directors and employees with the Adviser's policy and procedures;

      ii.   answer questions regarding the Adviser's policy and procedures;

      iii. resolve issues of whether information received by an officer, director or employee of the Adviser is material and nonpublic and determine what action, if any, should be taken;

      iv. review on a regular basis and update as necessary the Adviser's policy and procedures;

      v. when it has been determined that an officer, director or employee of the Adviser has material, nonpublic information:

            1. implement measures to prevent dissemination of such information, and

            2. if necessary, restrict officers, directors and employees from trading the securities; and

      vi. promptly review, and either approve or disapprove, in writing, each request of an officer, director or employee of the Adviser for clearance to trade in specified securities.

2.    DETECTION OF INSIDER TRADING

      To detect insider trading, the Compliance Officer should:

            i. review the trading activity reports filed by each officer, director and employee;

            ii. review the trading activity of private accounts managed by the Adviser;

            iii.  review trading activity (if any) of an Adviser's own account;

            iv. promptly investigate all reports of any possible violations of the Adviser's Policy and Procedures to Detect and Prevent Insider Trading; and

            v. coordinate the review of such reports with other appropriate officers, directors or employees of the Adviser.

3.    SPECIAL REPORTS TO MANAGEMENT

      Promptly upon learning of a serious violation of the Adviser's Policy and Procedures to Detect and Prevent Insider Trading, the Compliance Officer should prepare a written report to management providing full details, which may include
(1) the name of the particular securities involved, if any; (2) the date(s) the Compliance Officer learned of such violation and began investigating; (3) the account(s) and individual(s) involved; (4) any actions taken as a result of the investigation; and (5) recommendations for further action.

4.    GENERAL REPORTS TO MANAGEMENT

      On an as-needed or periodic basis, the Adviser may find it useful for the Compliance Officer to prepare a written report to the management and/or Board of Directors of the Adviser setting forth some or all of the following:

            i. a summary of existing procedures to detect and prevent insider trading;

            ii.   a summary of any changes in procedures made in the last year;

            iii. full details of any investigation since the last report (either internal or by a regulatory agency) of any suspected insider trading, the results of the investigation and a description of any changes in procedures prompted by any such investigation;

            iv. an evaluation of the current procedures and a description of any anticipated changes in procedures; and

            v. a description of the Adviser's continuing educational program regarding insider trading, including the dates of such programs since the last report to management.

form 2f
4/14/03

                           INVESTMENT REPORTING MATRIX
                         (APPENDIX A TO CODE OF ETHICS)

----------------------------------------------------------------------------------------------------------------------------------
Type of Investment                                                          Reportable                 Preclearance
------------------                                                          ----------                 ------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Bank Conversions                                                            YES                        YES
----------------------------------------------------------------------------------------------------------------------------------
Bankers Acceptance                                                          NO                         NO
----------------------------------------------------------------------------------------------------------------------------------
Blind Trusts                                                                YES                        NO
----------------------------------------------------------------------------------------------------------------------------------
Call/Matured Securities                                                     YES                        NO
----------------------------------------------------------------------------------------------------------------------------------
Cash Management Accounts (No Securities Trading)*                           NO                         NO
----------------------------------------------------------------------------------------------------------------------------------
Closely Held Corporate Stock                                                YES                        NO
----------------------------------------------------------------------------------------------------------------------------------
Co-op Apartment Shares                                                      NO                         NO
----------------------------------------------------------------------------------------------------------------------------------
Commodities                                                                 YES                        NO
----------------------------------------------------------------------------------------------------------------------------------
Convertible Bonds                                                           YES                        YES
----------------------------------------------------------------------------------------------------------------------------------
CORPORATE DEBENTURES                                                        YES                        NO
----------------------------------------------------------------------------------------------------------------------------------
Corporate Mergers/Tenders                                                   YES                        NO
----------------------------------------------------------------------------------------------------------------------------------
Dividend Reinvestment Plans                                                 YES-annually               NO
----------------------------------------------------------------------------------------------------------------------------------
Financial Futures                                                           YES                        NO
----------------------------------------------------------------------------------------------------------------------------------
FOREIGN GOVERNMENT BONDS                                                    YES                        NO
----------------------------------------------------------------------------------------------------------------------------------
Broad Based Market Index Futures                                            YES                        NO
----------------------------------------------------------------------------------------------------------------------------------
Gifts of Securities                                                         YES                        NO
----------------------------------------------------------------------------------------------------------------------------------
Initial Public Offering - Equities                                          NOT ALLOWED                N/A
----------------------------------------------------------------------------------------------------------------------------------
Insurance Company Conversions                                               YES                        YES
----------------------------------------------------------------------------------------------------------------------------------
Limit Orders/Good Til Canceled                                              YES                        Every Other Day
----------------------------------------------------------------------------------------------------------------------------------
Money Market Funds- Direct                                                  NO                         NO
----------------------------------------------------------------------------------------------------------------------------------
MUNICIPAL BONDS                                                             YES                        NO
----------------------------------------------------------------------------------------------------------------------------------
Mutual Funds- Closed End                                                    YES                        YES
----------------------------------------------------------------------------------------------------------------------------------
Mutual Funds- Open End- Direct                                              NO                         NO
----------------------------------------------------------------------------------------------------------------------------------
Opening of a Bank Trading Account                                           YES                        YES
----------------------------------------------------------------------------------------------------------------------------------
Opening of a Brokerage Account                                              YES                        YES
----------------------------------------------------------------------------------------------------------------------------------
OPTIONS (30 + DAYS) (excluding U.S. Govt Securities)                        YES                        YES
----------------------------------------------------------------------------------------------------------------------------------
Private Partnerships- Affiliated  **                                        NO                         NO
----------------------------------------------------------------------------------------------------------------------------------
Private Investment Partnerships- Unaffiliated                               YES                        YES
----------------------------------------------------------------------------------------------------------------------------------
Restricted Stock (Private Placements)                                       YES                        YES
----------------------------------------------------------------------------------------------------------------------------------
Rights Offering (including over subscriptions)-Exercising                   YES                        NO
----------------------------------------------------------------------------------------------------------------------------------
Structured Notes                                                            YES                        YES
----------------------------------------------------------------------------------------------------------------------------------
Stock- Purchase/Sales                                                       YES                        YES
----------------------------------------------------------------------------------------------------------------------------------
Stock- Short Sales                                                          YES                        YES
----------------------------------------------------------------------------------------------------------------------------------
Stock- Dividends/Splits                                                     YES-annually               NO
----------------------------------------------------------------------------------------------------------------------------------
Systematic Investment Plan with Corporate Issuer                            YES-annually               NO
----------------------------------------------------------------------------------------------------------------------------------
Transfer of a Brokerage Account                                             YES                        YES
----------------------------------------------------------------------------------------------------------------------------------
Trust Accounts                                                              YES                        See Compliance
----------------------------------------------------------------------------------------------------------------------------------
UNIT INVESTMENT TRUST/ROLLS                                                 YES                        NO
----------------------------------------------------------------------------------------------------------------------------------
US Government Securities                                                    NO                         NO
----------------------------------------------------------------------------------------------------------------------------------
US Savings Bonds  (EE)                                                      NO                         NO
----------------------------------------------------------------------------------------------------------------------------------
Variable Annuities                                                          NO                         NO
----------------------------------------------------------------------------------------------------------------------------------
Wrap Accounts                                                               YES                        See Compliance
----------------------------------------------------------------------------------------------------------------------------------
Zweig Fund/Zweig Total Return Fund                                          YES                        See Compliance and Legal
----------------------------------------------------------------------------------------------------------------------------------
*  REGISTERED REPRESENTATIVES MUST RECEIVE PERMISSION FROM THEIR RESPECTIVE BROKER/DEALER TO OPEN THIS ACCOUNT.           1/1/04
----------------------------------------------------------------------------------------------------------------------------------
** THIS INFORMATION WILL NOT BE REPORTABLE TO COMPLIANCE; HOWEVER, THE INFORMATION WILL BE MAINTAINED BY THE PARTNERSHIPS'
   GENERAL COUNSEL.
----------------------------------------------------------------------------------------------------------------------------------

             STATEMENT OF POLICY ON PERSONAL SECURITIES TRANSACTIONS
                               AND CODE OF ETHICS

                        MARTINGALE ASSET MANAGEMENT, L.P.

                              Revised January 2004

I. INTRODUCTION

      A primary duty of all directors, officers and certain employees (defined below as "advisory persons") of Martingale Asset Management, L.P. (the "Adviser") when dealing with investment advisory clients, is to conduct themselves in conformance with the highest ethical standards. Thus, no advisory person of the Adviser shall engage in any activity that could result in an actual, potential or perceived conflict of interest, and must avoid any action which may be perceived as a breach of trust.

      This Statement of Policy on Personal Securities Transactions and Code of Ethics ("Code of Ethics") sets forth the policies concerning the purchase or sale of securities by advisory persons of the Adviser. It further sets forth the procedures to be used to report the purchase or sale of any securities by such person. This Code of Ethics is designed to ensure compliance with the requirements of Section 204A and 204 of the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and Rule 204-2(a)(12) thereunder, as well as
Section 17(j) of the Investment Company Act of 1940 (the "1940 Act") and Rule 17j-1 (the "Rule") thereunder. In addition, this Code of Ethics is designed to provide a program for detecting and preventing insider trading by advisory persons of the Adviser.

      Section 17(j) of the 1940 Act makes it unlawful for an affiliated person of a registered investment company to engage in transactions in securities which are also held or are to be acquired by a registered investment company if such transactions are in contravention of rules adopted by the Securities and Exchange Commission to prevent fraudulent, deceptive, or manipulative practices.
Section 17(j) broadly prohibits any such affiliate from engaging in any type of manipulative, deceptive, or fraudulent practice with respect to the investment company and, in furtherance of that prohibition, requires each adviser to a registered investment company to adopt a written code of ethics containing provisions reasonably necessary to prevent "advisory persons" from engaging in conduct prohibited by the Rule. The Rule also requires that reasonable diligence be used and procedures instituted to prevent violations of such ode of ethics.

      A copy of this Code of Ethics shall be circulated to each advisory person by the designated compliance officer of the Adviser listed on EXHIBIT A together with an acknowledgment of receipt which shall be signed and returned to the designated compliance officer by each advisory person. The designated compliance officer is charged with responsibility for ensuring that the requirements of this Code of Ethics are adhered to by all advisory persons.

      This Code of Ethics is not intended to cover all possible areas of potential liability under the Advisers Act or 1940 Act or under the federal securities law in general. Persons covered by this Code, therefore, are advised to seek advice before engaging in any transactions involving securities held or under consideration for purchase or sale by the Adviser.

      In addition, the Securities Exchange Act of 1934 may impose fiduciary obligations and trading restrictions on advisory persons in certain situations. It is expected that advisory persons will be sensitive to these areas of potential conflict, even though this Code of Ethics does not address specifically these other areas of fiduciary responsibility.

DEFINITIONS

      1. "Advisory person" mean any officer, director or employee involved in the advisory process, including portfolio managers, traders, employees whose duties or functions involve them in the investment process, and any employee who obtains information concerning the investment decisions that are being made for an advisory client, and any affiliated or control person of the Adviser. For purposes of this Code of Ethics, advisory persons also include members of such person's immediate family (i.e., husband, wife, children and who are directly or indirectly dependents of an advisory person), accounts in which an advisory person or members of his or her family has a beneficial interest or over which an advisory person has investment control or exercises investment discretion (E.G., a trust account).

      2. "Advisory client" means any individual, group of individuals, partnership, trust or company, including a registered investment company for whom the Adviser acts as investment adviser.

      3. "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an advisory person has or acquires.

      4. "Cash compensation" means any discount, concession, fee, service fee, commission, asset-based sales charge, loan, override or cash employee benefit received in connection with the offering of the Adviser's services.

      5. "Control" means the power to exercise a controlling influence over the management or policies of the Adviser.

      6. "Hot-issue" is defined as securities of a public offering which trade at a premium in the secondary market whenever such secondary market begins.

      7. "Non-cash compensation" means any form of compensation received in connection with the offering of the Adviser's services that is not cash compensation, including but not limited to merchandise, gifts and prizes, travel expenses, meals and lodging.

      8. The "purchase or sale" of a security includes the writing of an option to purchase or sell a security.

      9. "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act except that it shall not include shares of registered open-end investment companies, securities issued by the Government of the United States (including Government agencies), short term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the 1940 Act, banker acceptances, bank certificates of deposit and commercial paper ("Government Securities").

PRE-APPROVAL

      All purchases and sales (including short sales) of individual securities (defined above to exclude government securities and other items) must be pre-approved before an order is placed. Options transactions also require pre-approval. Approval must be given by one of the persons listed on EXHIBIT A. Approval must be obtained in writing (or, in unusual circumstances, promptly confirmed in writing), initialed by one of the persons listed on EXHIBIT A, and, once approved, orders must be executed WITHIN ONE BUSINESS DAY of the approval date. As necessary, before giving approval, the person providing approval will consult (on a "no name" basis) with the appropriate trader to determine whether the proposed purchase or sale in any way conflicts with any trading being carried out on behalf of an advisory client. Advisory persons seeking approval to acquire or dispose of individual securities should allow sufficient time for this review and approval process. Records of each approval, and the rationale supporting each such approval, shall be maintained for at least five years after the end of the fiscal year in which such approval is granted.

PROHIBITED PURCHASE AND SALES

      No approval will be given for proposed transactions that violate the following rules, subject to the limited exception given below. No advisory person shall purchase or sell (including short sales and options), directly or indirectly, any security in which he or she has, or by such transaction acquires, any direct or indirect beneficial ownership, which security at the time of such purchase or sale:

      (1)   is being purchased or sold for the account of an advisory client; or

      (2) was purchased or sold for the account of an advisory client within seven days BEFORE and seven days AFTER the date of such purchase or sale. Any profits realized during this proscribed period shall be disgorged.

      Additionally, no advisory person shall engage in a transaction, directly or indirectly, that involves an opportunity that an advisory client could utilize, unless one of the persons indicated in EXHIBIT A has confirmed, on behalf of the Adviser, that the account of the advisory clients do not wish to take advantage of the opportunity AND approves such transaction.

      These restrictions shall continue to apply until the recommendation has been rejected or any authorization to buy or sell has been completed or canceled. Knowledge of any such consideration, intention, recommendation or purchase or sale is always a matter of strictest confidence.

      These restrictions shall not apply to purchase or sales of securities which receive the prior approval of a person indicated in EXHIBIT A where that person, in his or her discretion, has determined that such purchases or sales are only remotely potentially harmful to any advisory client, where they would be very unlikely to affect a highly institutional market or where they are clearly not related economically to the securities to be purchased, sold or held by the account of an advisory client.

ADDITIONAL INVESTMENT POLICIES

      1. INVESTMENT THROUGH MUTUAL FUNDS ENCOURAGED (OTHER THAN THOSE ADVISED BY MARTINGALE). All advisory persons are encouraged to make personal investments exclusively through mutual funds and to limit their investments in individual securities to mutual funds or to Government Securities. No prior approval is needed to make such investments.

      2. INVESTMENT THROUGH MUTUAL FUNDS FOR WHICH MARTINGALE IS AN ADVISOR IS PROHIBITED. All advisory persons are prohibited from making personal investments in such mutual funds.

      3. NO TRADING. All individual security positions are expected to be taken for investment purposes. Securities trading as distinct from investment is discouraged. If an advisory person desires to sell a position he or she has held for less than six months (or desires to re-acquire a recently liquidated position), the approval request must include an explanation of the reason for the transaction (mutual funds and Government Securities excepted).

      4. OWNERSHIP REPORTS AND NEW EMPLOYEES. Advisory persons who are new employees of the Adviser shall submit a schedule of current security holdings within ten days of the date their employment commences, which shall include: (i) the name, number of shares and cost basis of all securities owned by such advisory person and (ii) any securities account such advisory person maintains with a broker dealer or bank, and shall subsequently follow this Code of Ethics in receiving approvals to liquidate or add to their security positions.

      5. PRIVATE PLACEMENTS AND IPOS. Investments in private placements, initial public offerings ("IPOs") and other individual securities that are not generally available to the public may present conflicts of interest even though such securities may not be currently eligible for acquisition by some or all of the accounts of advisory clients. Prior approval must be obtained before buying or selling such investments, as with any other individual security transaction. In addition, with respect to private placements, the approval request must indicate that the investment is being purchased (or liquidated) on terms that are substantially the same as the terms available to other similarly situated private investors, and that the advisory person does not have any specific knowledge of an imminent public offering or any material nonpublic information about the issuer. It is expected that any investment in a private placement, IPO or similar security will be held for at least six months. If the security subsequently becomes eligible for investment by an account of an advisory client and is, in fact, purchased by such account, any advisory person who owns the security will be expected to continue to hold such security for at least six months following its eligibility.

      6. PRIVATE INVESTMENT PARTNERSHIPS. Just as investments through mutual funds are encouraged and investments in individual securities are discouraged in order to minimize potential conflicts of interest and/or the appearance of any conflict of interest, the Adviser likewise encourages advisory persons to effect their venture investments through venture limited partnerships rather than individual private placements. Although venture limited partnerships are preferred over individual private placements, venture limited partnerships nevertheless can present potential conflicts. Accordingly, while pre-approval is not required to participate in a venture limited partnership, an advisory person will be expected to report any transaction involving a venture limited partnership within 10 days of the investment to one of the persons on EXHIBIT A.

      7. NO DIRECTORSHIPS. No advisory person may serve on the board of directors for any private or public operating company without prior written approval from one of the persons on EXHIBIT A. Such directorships are generally discouraged because of their potential for creating conflicts of interest. Advisory persons should also restrict their activities on committees (E.G., advisory committees or shareholder/creditor committees). This restriction is necessary because of the potential conflict of interest involved and the potential impediment created for the advisory clients. Advisory persons serving on boards or committees of operating companies may obtain material nonpublic information in connection with their directorship or position on a committee that would effectively preclude the investment freedom that would otherwise be available to the advisory clients.

      8. NO SPECIAL FAVORS. It goes without saying that no advisory person may purchase or sell securities on the basis of material nonpublic information or in reciprocity for allocating brokerage, buying securities in an account of an advisory client, or any other business dealings with a third party. Information on or advisory to PERSONAL investments as a favor for doing business on behalf of the advisory clients -- regardless of what form the favor takes -- is strictly prohibited. The APPEARANCE of "special favor" is also sufficient to make a personal transaction prohibited under these guidelines.

      9. GIFTS, HONORARIA AND OTHER PAYMENTS: No advisory person, on his or her own behalf or on behalf of the Adviser, shall accept payments in any form from any person or entity if the advisory person is in a position to influence a business relationship for the benefit of the gift giver, except as provided below. No advisory person shall make payments to any person or entity, on his or her own behalf or on behalf of the Adviser, if the recipient is in a position to influence a business relationship for the benefit of the Advisor or advisory person, except as provided below.

            (a) Gifts other than cash, such as meals or tickets to the theater or sporting events, received by an advisory person that do not exceed an annual amount of $100 from any one person or entity;

            (b) Gifts other than cash, such as meals or tickets to the theater or sporting events, given by the Adviser or an advisory person that do not exceed an annual amount of $100 to any one person or entity;

            (c) Payment or reimbursement of expenses in connection with meetings held for the purpose of training or education of advisory persons or other persons, provided that:

                        (i) the advisory person obtains the Adviser's prior written approval to attend the meeting;

                        (ii) the payment or reimbursement received by the Adviser or advisory person is not applied to the expenses of any persons other than an advisory person unless explicitly approved in writing by the Adviser; and

                        (iii) the location is appropriate to the purpose of the
                              meeting.

Under no circumstances shall an advisory person, on his or her own behalf or on behalf of the Advisor, accept any gift or other non-cash compensation from any person or entity if such compensation is preconditioned on the achievement of a sales target or any other objective pursuant to a non-cash compensation arrangement.

      10. NO HOT-ISSUES. No advisory person may purchase or receive a hot issue in any of his or her accounts, including any accounts in which the advisory person has a beneficial interest.

ANNUAL REPORTING

      Each advisory person shall submit to the designated compliance officer, not later than ten days after the end of each calendar year, an annual report that discloses:

            (i) The name, number of shares and principal amount of all securities in which the advisory person had any direct or indirect beneficial ownership; and

            (ii) the name of any broker, dealer or bank with whom the advisory person maintained an account in which any securities were held for the direct or indirect benefit of the advisory person.

QUARTERLY REPORTING

            1. Subject to the exceptions set forth below, every advisory person shall report to the designated compliance officer the information described in subsection 2 below with respect to transactions in any security in which such advisory person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the securities.

            2. Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected and shall be on the Form attached hereto as EXHIBIT B or on a form that contains substantially the same information (I.E., a brokerage confirmation statement) and shall contain the following information:

                  (a) the date of the transaction, the title, the interest rate and maturity date (if applicable) and the number of shares, and the principal amount of each security involved;

                  (b) the nature of the transaction (I.E., purchase, sale or any other type of acquisition or disposition);

                  (c)   the price at which the transaction was effected; and

                  (d) the name of the broker, dealer or bank with or through which the transaction was effected.

            3. Any such report may contain a statement that making such report should not be construed as an admission that the advisory person making the report has any direct or indirect beneficial ownership in the security to which the report relates.

            4. if such advisory person established a securities account during the prior quarter, such report must disclose the name of the broker dealer or bank with which the account was established and the date on which the account was established.

            5. Copies of bank statements or broker's advice containing the information specified in subsection 2 above may be attached to the report instead of listing the transactions.

EXCEPTIONS TO REPORTING REQUIREMENTS AND PROHIBITED SALES AND PURCHASES

            Notwithstanding any other provision of this Code, an advisory person need not make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence; and

            The reporting provisions and prohibitions on sales and purchases contained in this Code also shall not apply to:

                  (a) purchases or sales of securities which are non-volitional on the part of either the advisory person (E.G., receipt of gifts);

                  (b) purchases of securities which are part of an automatic dividend reinvestment plan; and

                  (c) purchases of securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and the sales of such rights so acquired.

REVIEW BY DESIGNATED COMPLIANCE OFFICER

            The designated compliance officer shall compare all reports of personal securities transactions with completed and contemplated portfolio transactions of advisory clients to determine whether a violation of the Code of Ethics may have occurred. No person shall review his or her own report. Before making any determination that a violation has been committed by any person, the designated compliance officer shall give such person an opportunity to supply additional explanatory material.

            If the designated compliance officer determines that a violation of the Code of Ethics has or may have occurred, he or she shall submit his or her written determination, together with the transaction report, if any, and any additional explanatory material provided by the individual, to the President or, if the President shall be the designated compliance officer, the Chairman, who shall make an independent determination of whether a violation has occurred.

            If it is determined that a material violation has occurred, a report of the violation shall be made to such persons as required by law. If a securities transaction of the designated compliance officer is under consideration, the Chairman shall act in all respects in the manner prescribed herein for the designated compliance officer.

OVERSIGHT BY GOVERNING BOARD

            This Code of Ethics, as revised, has been approved by the Adviser's governing board. Any material change to this Code of Ethics shall be approved by such board within six months after the adoption of such material change.

            The designated compliance officer shall provide a written report to the Adviser's governing board no less frequently than annually that (i) describes any issues arising under this Code of Ethics or procedures since the last report to the governing Board, including, but not limited to, information about material violations of this Code of Ethics and procedures or sanctions imposed in response to such material violations and (ii) certifies to such board that the Adviser has adopted procedures reasonably necessary to prevent advisory persons from violating this Code of Ethics.

CONFIDENTIALITY

            All reports of securities transactions and any other information filed pursuant to this Code of Ethics shall be treated as confidential, but are subject to review as provided herein and by personnel of the Securities and Exchange Commission.

ANNUAL CERTIFICATION

            Each advisory person shall re-certify annually his or her familiarity with this Code of Ethics and other procedures and shall certify compliance with these guidelines and procedures.

                                    EXHIBIT A

              Persons Designated to Give Approval of Transactions:

                              Patricia J. O'Connor
                                 Arnold S. Wood
                                Alan J. Strassman
                               William E. Jacques

                         Designated Compliance Officer:
                              Patricia J. O'Connor

                      PERSONAL SECURITY TRANSACTION REPORT

Person for whom
Report is being made:__________________________Quarter Ending ____________, 20

|_| Please check if a brokerage statement or brokerage trade confirmation(s) has been submitted directly to the compliance officer by your brokerage firm for any security transactions in this period.

|_| Please check if a brokerage statement or brokerage trade confirmation(s) has been attached to this report in lieu of completing the report. (If this box is checked, you need not complete the tables below; however, you must still sign and date this report.)

There were NO securities transactions reportable by me during the above quarter, except those listed below. NOTE: All transactions are reportable (regardless of size) except purchases and sales of shares of registered open-end investment companies, securities issued by the Government of the United States, short term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the 1940 Act, bankers acceptances, bank certificates of deposit and commercial paper. Bank or brokers statements may be attached if desired instead of listing the transactions. If necessary, continue on the reverse side. If the transaction is not a sale or purchase, mark it with a cross and explain the nature of each account in which the transaction took place, I.E., personal, wife, children, charitable trust, etc.

                                    PURCHASES

Date     Security       Amount/No. of      Price      Broker      Nature of    Reviewing
                        Shares                                    Account      Officers Initials
------------------------------------------------------------------------------------------------


                                      SALES

Date     Security       Amount/No. of      Price      Broker      Nature of    Reviewing
                        Shares                                    Account      Officers Initials
------------------------------------------------------------------------------------------------


Date:______________________________

Signature:_________________________

Transaction approved (check one)? |_| Yes |_| No

Rationale:


Signature of person authorized to approve transactions:

Name (please print):_________________________

Date:_______________________________________

EXHIBIT B

EXPLANATORY NOTES

This report must be filed quarterly by the 10th day of the month following the end of the quarter and cover all accounts in which you have an interest, direct or indirect. This includes any account in which you have "beneficial ownership" (unless you have no interest or control over it) and non-client accounts over which you act in an advisory or supervisory capacity.

( ) Tick if you wish to claim that the reporting of the account of the securities transaction shall not be construed as an admission that you have any direct or indirect beneficial ownership in such account or securities.

                         GUIDELINES FOR PERSONAL TRADING

                        MARTINGALE ASSET MANAGEMENT, L.P.

                              Revised November 2003

      These guidelines are designed to supplement the official Code of Ethics and Trading Policies previously adopted by Martingale Asset Management, L.P. ("the Adviser"), and should be read in conjunction with that Code of Ethics and the Adviser's Trading Policies. The purpose of these guidelines (as well as the Code of Ethics and Trading Policies) is to minimize conflicts of interest (including the appearance of such conflicts).

      These procedures are not intended to prohibit conscientious professionals from making responsible personal investment decisions within the boundaries reasonably necessary to protect fiduciary relationships owed to the Adviser's clients (each an "advisory client"). To that end, these guidelines are designed to encourage investment in a manner that is consistent with the fiduciary relationship that exists between the Adviser and its advisory clients.

      1. WHO IS COVERED. These guidelines apply to all officers, directors and control persons of the Adviser. These guidelines also apply to all persons involved in the advisory process, including portfolio managers, traders, employees whose duties or functions involve them in the investment process, and any employee who obtains information concerning the investment decisions that are being made for the advisory clients, including affiliated persons of the Adviser. All such persons shall be designated "advisory persons" for purposes of these guidelines. These guidelines also apply to investments by members of an advisory person's immediate family (I.E., husband, wife, children and who are directly or indirectly dependents of an advisory person), accounts in which an advisory person or members of his or her family has a beneficial interest or over which an advisory person has investment control or exercises investment discretion (E.G., a trust account).

      2. INVESTMENT THROUGH MUTUAL FUNDS ENCOURAGED (OTHER THAN THOSE ADVISED BY MARTINGALE). All advisory persons are encouraged to make personal investments exclusively through mutual funds and to limit their investments in individual securities to mutual funds or to Government Securities. No prior approval is needed to make such investments.

      3. INVESTMENT THROUGH MUTUAL FUNDS FOR WHICH MARTINGALE IS AN ADVISOR IS PROHIBITED. All advisory persons are prohibited from making personal investments in such mutual funds.

      4. INDIVIDUAL SECURITIES REQUIRE PRE-APPROVAL. All purchases and sales (including short sales) of individual Securities (defined in the Code of Ethics to exclude Government Securities and other items) must be pre-approved before an order is placed. Options transactions also require pre-approval. Approval may be given by any of the persons listed in

EXHIBIT A to the Code of Ethics. Approval must be obtained in writing (or, in unusual circumstances, promptly confirmed in writing), initialed by one of the persons listed in EXHIBIT A, and, once approved, orders must be executed WITHIN ONE BUSINESS DAY of the approval date. As necessary, before giving approval, the person providing approval will consult (on a "no name" basis) with the appropriate trader to determine whether the proposed purchase or sale in any way conflicts with any trading being contemplated or carried out on behalf of an advisory client. Advisory persons seeking approval to acquire or dispose of individual securities should allow sufficient time for this review and approval process.

      5. NO TRADING. All individual security positions are expected to be taken for INVESTMENT purposes. Securities trading as distinct from investment is discouraged. If an advisory person desires to sell a position he or she has held for less than six months (or desires to re-acquire a recently liquidated position), the approval request must include an explanation of the reason for the transaction (mutual funds and Government Securities excepted).

      6. OWNERSHIP REPORTS AND NEW EMPLOYEES. Advisory persons who are new employees of the Adviser shall submit a schedule of current security holdings within ten days of the date their employment commences, which shall include (i) the name, number of shares and principal for all securities owned by such advisory person and (ii) any securities account such advisory person maintains with a broker dealer or bank, and shall subsequently follow these guidelines in receiving approvals to liquidate or add to their security positions.

      7. PRIVATE PLACEMENTS AND IPOS. Investments in private placements and other individual securities that are not generally available to the public may present conflicts of interest even though such securities may not be currently eligible for acquisition by some or all of the accounts of advisory clients. Prior approval must be obtained before buying or selling such investments, as with any other individual security transaction. In addition, with respect to private placements, the approval request must indicate that the investment is being purchased (or liquidated) on terms that are substantially the same to the terms available to other similarly situated private investors, and that the advisory person does not have any specific knowledge of an imminent public offering or any material non-public information about the issuer. It is expected that any investment in a private placement, IPO or similar security will be held for at least six months. If the security subsequently becomes eligible for investment by an account of an advisory client and is, in fact, purchased by such account, any advisory person who owns the security will be expected to continue to hold such security for at least six months following its eligibility.

      8. PRIVATE INVESTMENT PARTNERSHIPS. Just as investments through mutual funds are encouraged and investments in individual securities are discouraged in order to minimize potential conflicts of interest and/or the appearance of any conflict of interest, the Adviser likewise encourages advisory persons to effect their venture investments through venture limited partnerships rather than individual private placements. Although venture limited partnerships are preferred over individual private placements, venture limited partnerships nevertheless can present potential conflicts. Accordingly, while pre-approval is not required to participate in a venture limited partnership, an advisory person will be expected to report any transaction involving a venture limited partnership within ten (10) days of the investment to any of the persons listed on EXHIBIT A to the Code of Ethics.

      9. NO DIRECTORSHIPS. No advisory person may serve on the board of directors for any private or public operating company without prior written approval from one of the persons listed on EXHIBIT A to the Code of Ethics. Such directorships are generally discouraged because of their potential for creating conflicts of interest. Advisory persons should also restrict their activities on committees (E.G., advisory committees or shareholder/creditor committees). The restriction is necessary because of the potential conflict of interest involved and the potential impediment created for the advisory clients. Advisory persons serving on boards or committees of operating companies may obtain material non-public information in connection with their directorship or position on a committee that would effectively preclude the investment freedom that would otherwise be available to the advisory clients.

      10. NO SPECIAL FAVORS. It goes without saying that no advisory person may purchase or sell securities on the basis of material nonpublic information or in reciprocity for allocating brokerage, buying securities in an account of an advisory client, or any other business dealings with a third party. Information on or advisory to personal investments as a favor for doing business on behalf of the advisory clients-- regardless of what form the favor takes -- is strictly prohibited. The APPEARANCE of a "special favor" is also sufficient to make a personal transaction prohibited under these guidelines.

      11. GIFTS, HONORARIA AND OTHER PAYMENTS. No advisory person, on his or her own behalf or on behalf of the Adviser, shall accept payments in any form from any person or entity if the advisory person is in a position to influence a business relationship for the benefit of the gift giver, except as provided below. No advisory person shall make payments to any person or entity, on his or her own behalf or on behalf of the Adviser, if the recipient is in a position to influence a business relationship for the benefit of the Advisor or advisory person, except as provided below.

            (d) Gifts other than cash, such as meals or tickets to the theater or sporting events, received by an advisory person that do not exceed an annual amount of $100 from any one person or entity;

            (e) Gifts other than cash, such as meals or tickets to the theater or sporting events, given by the Adviser or an advisory person that do not exceed an annual amount of $100 to any one person or entity;

            (f) Payment or reimbursement of expenses in connection with meetings held for the purpose of training or education of advisory persons or other persons, provided that:

                        (i) the advisory person obtains the Adviser's prior written approval to attend the meeting;

                        (ii) the payment or reimbursement received by the Adviser or advisory person is not applied to the expenses of any persons other than an advisory person unless explicitly approved in writing by the Adviser; and

                        (iii) the location is appropriate to the purpose of the
                              meeting.

Under no circumstances shall an advisory person, on his or her own behalf or on behalf of the Advisor, accept any gift or other non-cash compensation from any person or entity if such compensation is preconditioned on the achievement of a sales target or any other incentive pursuant to a non-cash compensation arrangement.

      12. NO HOT ISSUES. No advisory person may purchase or receive securities of a public offering which trade at a premium in the secondary market whenever such secondary market begins in any of his or her accounts, including any accounts in which the advisory person has a beneficial interest.

      13. THESE ARE SUPPLEMENTAL PROCEDURES. All advisory persons also remain fully subject to the obligations imposed by the Code of Ethics and the Adviser's trading policies as contained in the Compliance Manual. With respect to reporting obligations, these reporting obligations, in brief, require that all securities transactions be reported not later than 10 days after the end of the calendar quarter in which the transactions was effected. The reports shall contain the type of information typically included in a confirmation, namely identification of the account, the title and amount of the security involved, the date and nature of the transaction, price at which it was effected, and the name of the broker, dealer or bank with or through whom the transaction was effected.

      14. EXCEPTIONS. Exceptions to the procedures and requirements contained in these guidelines will be permitted only in highly unusual circumstances. Any exception must be documented and approved by any of the persons listed on EXHIBIT A to the Code of Ethics.

      15. ANNUAL CERTIFICATION. Each advisory person shall re-certify annually his or her familiarity with these guidelines and other procedures and shall certify compliance with these guidelines and procedures.

                         PANAGORA ASSET MANAGEMENT, INC.

                                 CODE OF ETHICS

                                  MARCH 1, 2004

As amended from previous version and
to comply with the amended Rule 17j-1
under the Investment Company Act

                         PANAGORA ASSET MANAGEMENT, INC.

                                 CODE OF ETHICS

                               STATEMENT OF POLICY

PanAgora Asset Management, Inc ("PanAgora") is committed to maintaining the highest ethical standards in connection with its clients, including Registered Investment Companies ("PanAgora Managed Funds"). Dishonesty, self-dealing, conflicts of interest and trading on material non-public information will not be tolerated. This Code of Ethics (the "Code") reflects PanAgora's views on dishonesty, self-dealing and conflicts of interest. Each person who has been designated as an "Access Person" is required to read the Code annually and to certify that he/she has complied with its provisions and with its reporting requirements.

Section 17(j) of the 1940 Act provides, among other things, that it is unlawful for any Access Person of PanAgora to engage in any act, practice or course of business in connection with the purchase or sale, directly or indirectly, by such Access Person of any Security held or to be acquired by a client that is an investment company registered under the Investment Company Act of 1940 in contravention of such rules and regulations as the Securities and Exchange Commission (the "Commission") may adopt to define and prescribe means reasonably necessary to prevent such acts, practices or courses of business as are fraudulent, deceptive or manipulative.

It is the policy of PanAgora that no Access Person shall engage in any act, practice or course of conduct that would violate the provisions of Section 17(j) and the rules thereunder. The fundamental position of PanAgora is, and has been, that each Access Person shall place at all times the interests of the client ahead of his or her own interests. Accordingly, personal Securities transactions by Access Persons must be conducted in a manner consistent with this Code so as to avoid any actual or potential conflict of interest or any abuse of an Access Person's position of trust and responsibility. Further, Access Persons should not take inappropriate advantage of their positions with or relationships to any client. Without limiting in any manner the fiduciary duty owed by Access Persons or the provisions of this Code, it should be noted that PanAgora considers it permissible that purchases and sales be made by its Access Persons in the marketplace of Securities owned by a client; PROVIDED, HOWEVER, that such personal Securities transactions comply with the spirit of, and the specific restrictions and limitations set forth in, this Code. In making personal investment decisions with respect to any Security, extreme care must be exercised by Access Persons to ensure that the prohibitions of this Code are not violated. Further, personal investing by Access Persons should be conducted in such a manner so as to eliminate the possibility that the Access Person's time and attention is being devoted to his or her personal investments at the expense of time and attention that should be devoted to management of a client. It should be emphasized that technical compliance with the procedures, prohibitions and limitations of this Code will not automatically insulate from scrutiny personal Securities transactions by an Access Person which show a pattern of abuse of his/her fiduciary duty to any client.

I. APPLICABILITY

This Code of Ethics ("Code") establishes rules of conduct for "Access Persons" of PanAgora Asset Management, Inc. ("PanAgora"). For purposes of this Code "Access Person" shall mean:

      any officer, director or employee of PanAgora. The term Access Person shall also mean any other person or entity that is an "access person" as defined in Rule 17j-1 under the "1940 Act." The Designated Supervisory Person shall monitor the continuing validity of that determination.

II. PRE-CLEARANCE AND BLACK-OUT PERIOD

      A. No Access Person shall purchase or sell, directly or indirectly, any security in which he has, or by reason of a transaction acquires, any direct or indirect "beneficial ownership" (as defined in ATTACHMENT A hereto) without pre-clearance by the Designated Supervisory Person if such purchase or sale occurs within three (3) business days before or after any trading day (i.e. "the Black-Out Period") without such pre-clearance and approval.

      B. No Access Person may, directly or indirectly, purchase any Security sold in an Initial Public Offering or pursuant to a Private Placement Transaction without obtaining prior written approval from the Designated Supervisory Person.

            An Access Person seeking approval to acquire a Security in an Initial Public Offering or Private Placement Transaction must submit a request in the form prescribed by the Designated Supervisory Person describing the issuer and the investment and other relevant facts and circumstances.

            In considering such a request, the Designated Supervisory Person will take into account, among other considerations, whether the investment opportunity should be reserved for PanAgora clients, whether the opportunity is being offered to you by virtue of your position at PanAgora and whether the opportunity is likely to present actual or perceived conflicts of interest with PanAgora duties to its clients either now or in the future.

            If you have been authorized to acquire a Security in a Private Placement Transaction you must disclose such investment if you are involved in subsequent consideration of an investment in the issuer, even if that investment involves a different type or class of Security. In such circumstances, the decision to purchase securities for the client must be independently reviewed by a member of PanAgora's Investment Committee with no personal interest in the issuer.

      C. No Access Person shall disclose any information about a PanAgora Managed Fund's security holdings or account balances to any persons outside PanAgora, or discuss any such matters with any person within PanAgora unless such persons responsibilities require knowledge of such information. If any such claim is made by an outside party, the Designated Supervisory Person shall make a determination of the validity of such claim in light of facts and circumstances, PanAgora's confidentiality policy and any pertinent state, federal or international law.

For purposes of this Code the term "SECURITY" shall NOT include securities issued or guaranteed as to principal or interest by the Government of the United States or its instrumentalities ("Government Securities"), bankers' acceptances, bank certificates of deposit, commercial paper shares of registered OPEN-END investment companies (i.e. mutual funds) or "exchange traded funds" and options, futures or other derivatives in each case tied to recognized broad market indices. Any questions as to broad-market indices should be directed to the Designated Supervisory Person prior to such transaction.

Additional reporting requirement for Access Persons who are PanAgora employees:
For purposes of preventing potential conflicts of interest, any open-end mutual fund that is either advised or subadvised by PanAgora will be defined as a "security" under the Code and all related transactions must be reported in accordance with the requirements herein.

III. EXEMPT TRANSACTIONS

The prohibitions described in Paragraph A of Article II shall NOT apply to the following (however the reporting standards in Section IV shall apply):

      A. Any securities transaction, or series of related transactions, meeting one of the following "de minimis" exceptions which involve either (i) 500 shares or less OR (ii) a total transaction value of $25,000 or less (number of shares times share price at the time of purchase);

      B. Purchases or sales that are NON-VOLITIONAL on the part of the Access Person;

      C. Purchases that are part of an AUTOMATIC DIVIDEND REINVESTMENT PLAN
      (DRIP);

      D. Purchases effected upon the EXERCISE OF RIGHTS issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired;

      E. Purchases or sales effected in any account over which the Access Person has NO direct or indirect INFLUENCE OR CONTROL;

      F. Purchases or sales for which the Access Person has received PRIOR APPROVAL from the Designated Supervisory Persons. (Prior approval shall be granted only if a purchase or sale of securities is consistent with the purposes of this Code and Section 17(j) of the 1940 Act and rules thereunder. To illustrate, a purchase or sale shall be considered consistent with those purposes if the purchase or sale would be unlikely to affect a highly institutional market, or because such purchase or sale is clearly not related economically to the securities held, purchased or sold by the PanAgora Managed Fund.)

IV. REPORTING REQUIREMENTS

Each Access Person must report certain information about each transaction by which the Access Person acquires any direct or indirect beneficial ownership of a security.

      A. QUARTERLY REPORTING

      An Access Person must submit the report, required by this Article IV with respect to each transaction in a security in any calendar quarter, to the Designated Supervisory Person no later than 10 DAYS AFTER THE END OF THE CALENDAR QUARTER in which the transaction to which the report relates was effected. The form of quarterly report shall be prescribed from time to time by the Designated Supervisory Person.

      A report must contain the following information:

      o The date of the transaction, the title, the interest rate and maturity date (if applicable) and the number of shares/par value, and the principal amount of each security involved;

      o The nature of the transaction (i.e., purchase, sale or other acquisition or disposition);

      o     The price at which the transaction was effected; and

      o The name of the broker, dealer, bank, or issuing company with or through whom the transaction was effected.

      o The name, address and account number of any reportable account opened during the calendar quarter.

      o     The date that report is submitted by the Access Person.

Any report submitted to comply with the requirement of this Article IV may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

An Access Person will be deemed to have complied with the requirements of this
Article IV by causing duplicate monthly brokerage statements and confirmations on which all transactions required to be reported hereunder are sent to the Designated Supervisory Person.

      B. ANNUAL AND INITIAL PERSONAL HOLDINGS REPORTING REQUIREMENTS

      Each Access Person must certify ANNUALLY (by paper or electronic means specified by the Designated Supervisory Person from time to time) that he or she (i) has read and understood this Code and recognizes that he or she is subject hereto, (ii) has complied with the requirements of this Code of Ethics and (iii) has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code. Additionally, each Access Person shall provide a report of Securities in which the Access Person has a beneficial Ownership. The information in the report shall be as of a date within 30 days of filing the report.

      Within 10 days after becoming an Access Person (i.e. a new PanAgora employee), each Access Person must file with the Designated Supervisory Person a report (by paper or electronic means specified by the Designated Supervisory Person) of all such Securities in which such Access Person has a Beneficial Ownership. In the case of the initial holdings report, the information must be as of the date the person became an Access Person.

      Both the annual and initial holdings reports must contain the following information as to each security: the title, the interest rate and maturity date (if applicable) and number of shares or principal amount so owned or controlled; the name of any dealer, or bank maintaining the account in which such Security is held; and the date the report is submitted.

V. REVIEW OF REPORTS

The Designated Supervisory Person shall compare the reported personal Securities transactions of each Access Person with portfolio transactions of the PanAgora Managed Funds to determine whether a violation of the Code may have occurred. The Designated Supervisory Person shall also compare reported personal securities transactions during the year with the annual report submitted by the person. In the case of reports of personal securities transactions of the Designated Supervisory Person, the Alternative Designated Supervisory Person shall perform such comparison. Before making any determination that a violation has been committed by an Access Person, the Designated Supervisory Person or Alternative Designated Supervisory Person, as the case may be, shall provide such person with an opportunity to supply additional explanatory information or material.

If the Designated Supervisory Person or Alternative Designated Supervisory Person, as the case may be, determines that a violation of the Code has or may have occurred, he/she shall submit a written determination, together with the related information or material provided by the Access Person, to the Chief Operating Officer who shall make an independent determination of whether a violation has occurred. Any issue or series of issues which present an abundance of evidence suggesting possible abuse shall be communicated to the Management Committee.

On an annual basis, the Designated Supervisory Person shall prepare and submit to the Board of Trustees of the PanAgora Managed Funds, as well as other relevant parties, a summary of the level of compliance by all Access Persons of the Code during the previous year, including, without limitation, the number and nature of all material violations and the sanctions imposed. The report shall certify that the PanAgora has adopted procedures reasonably necessary to prevent Access Persons from violating the Code. The report may also include any recommended changes to existing Code restrictions or procedures based upon PanAgora's experience with the Code, evolving industry practices and developments in applicable laws or regulations. The Alternative Designated Supervisory Person shall prepare reports with respect to compliance by the Designated Supervisory Person.

VI. RECORDKEEPING REQUIREMENT

PanAgora shall maintain and preserve:

o in an easily accessible place, a copy of the Code (and any prior code of ethics that was in effect at any time during the past five years) for a period of not less than five years;

o in an easily accessible place, a record of any violation of the Code and of any action taken as a result of such violation for a period of not less than five years following the end of the fiscal year in which the violation occurs;

o in an easily accessible place, a copy of each pre-clearance request and any report submitted under the Code by an Access Person for a period of not less than five years following the end of the fiscal year in which the pre-clearance request or report is made, the first two years in an easily accessible place;

o in an easily accessible place, a record of all persons who are, or within the past five years were, required to make reports pursuant to the Code and who are or were responsible for reviewing such reports;

o Where applicable ,a copy of each report submitted to the Boards of Trustees of the PanAgora Managed Funds under the Code for a period of not less than five years following the end of the fiscal year in which such report is made, the first two years in an easily accessible place; and

o a record of any decision, and the reasons supporting such decision, to approve the acquisition by Access Persons of Initial Public Offerings or Private Placement Transactions for at least five years after the end of the fiscal year in which such approvals are granted.

VII. SANCTIONS

Upon discovering that an Access Person has not complied with the requirements of this Code, the Executive Management of PanAgora may impose on that person whatever sanctions it deems appropriate, including, but not limited to fines, censure, suspension or termination of employment.

VIII. CONFIDENTIALITY

All information obtained from any Access Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange Commission, or any other regulator or self-regulatory organization to the extent required by law or regulation.

IX. ACCEPTANCE OF GIFTS

Without obtaining prior written approval of the Designated Supervisory Person, no Access Person may accept, or deliver, any gift or other thing of more than DE MINIMIS value from any person or entity while at PanAgora and in the normal course of business. This shall extend strictly to all PanAgora clients, vendors, or shareholders. It shall also extend to service providers, except that items of more than DE MINIMIS value may be allowed if (i) it is occasional in nature,
(ii) is not dependent on sales goals or levels and (iii) does not influence business decisions (such as the placement of commissionable trades) in any way. For purposes of this section, DE MINIMIS shall mean $100 or less per business contact (or other amount as determined by the Designated Supervisory Person from time to time).

X. PUBLIC COMPANY BOARD SERVICE AND OTHER AFFILIATIONS

No Access Person may serve on the board of directors of any publicly traded company, without prior WRITTEN approval by the Designated Supervisory Person. In determining whether to approve such a board service the Designated Supervisory Person will consider whether such service will involve an actual or perceived conflict of interest with client trading, place impediments on PanAgora's ability to trade on behalf of clients or otherwise materially interfere with the effective discharge of PanAgora or the Access Person's duties to clients. Likewise, no Access Person shall accept any other service, employment, engagement, connection, association or affiliation in or with any enterprise, business or otherwise which is likely to present such actual or perceived conflicts, place impediments on trading or otherwise materially interfere with the effective discharge of PanAgora or the Access Person's responsibilities to clients. All possible situations of this nature, which may give rise to possible questions, should first be reviewed by the Designated Supervisory Person.

XI. OTHER LAWS, RULES AND STATEMENTS OF POLICY

Nothing contained in the Code shall be interpreted as relieving any Access Person from acting in accordance with the provision of any applicable law, rule, or regulation or any other statement of policy or procedure governing the conduct of such person adopted by PanAgora or its affiliates. It should be noted that PanAgora has other policies not specifically contained in this Code of Ethics. Such policies are contained in documents such as the Compliance Manual and the Employee Handbook.

XII. FURTHER INFORMATION

If any person has any question with regard to the applicability of the provision of this Code generally or with regard to any securities transactions or transactions he should consult the Designated Supervisory Person.

XIII. DESIGNATED SUPERVISORY PERSONS

The Designated Supervisory Person is the Compliance Officer, or in his absence, the Chief Financial Officer or the Chief Operating Officer. In the case of transactions involving the Compliance Officer, the Chief Financial Officer shall serve as the Designated Supervisory Person. They may designate other persons to fulfill the obligations set forth herein, known as the Alternative Designated Supervisory Person, from time to time only after such determination is made as to competency, training, experience, etc.

                                 Code of Ethics

                                  ATTACHMENT A

For purposes of the attached Code of Ethics, "BENEFICIAL OWNERSHIP" shall be interpreted in the same manner as it would be in determining whether a Person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities that an Access Person has or acquires. The term "beneficial ownership" of securities would include not only ownership of securities held by an Access Person for his own benefit, whether in bearer form or registered in his name or otherwise, but also ownership of securities held for his benefit by others (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators, or trustees (including trusts in which he has only a remainder interest), and securities held for his account by pledges, securities owned by a partnership in which he is a member if he may exercise a controlling influence over the purchase, sale or voting of such securities, and securities owned by any corporation that he should regard as a personal holding corporation. Correspondingly, this term would exclude securities held by an Access Person for the benefit of someone else.

Ordinarily, this term would not include securities held by executors or administrators in ESTATES in which a Access Person is a legatee or beneficiary unless there is a specific legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the descendant's death.

Securities held in the name of another should be considered as "beneficially" owned by an Access Person where such person enjoys "benefits substantially equivalent to ownership". The Securities and Exchange Commission has said that although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent special circumstances such relationship ordinarily results in such person obtaining benefits substantially equivalent to ownership, ~ application of the income derived from such securities to maintain a common home, to meet expenses that such person otherwise would meet from other sources, or the ability to exercise a controlling influence over the purchase, sale or voting of such securities.

An Access Person also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contract, understanding, relationship, agreement, or other arrangement, he obtains therefrom benefits substantially equivalent to those of ownership. Moreover, the fact that the holder is a relative or relative of a spouse and sharing the same home as an Access Person may in itself indicate that the Access Person would obtain benefits substantially equivalent to those of ownership from securities held in the name of such relative. Thus, absent countervailing facts, it is expected that securities held by relatives who share the same home as an Access Person will be traded as being beneficially owned by the Access Person. An Access Person also is regarded as the beneficial owner of securities held in the name of a spouse, minor children or other Person, even though he does not obtain therefrom the aforementioned benefits of ownership, if he can vest or revest title in himself at once or at some future time.

All situations which give rise to ambiguity should be discussed with the Designated Supervisory Person prior to taking action.

                STRAITS GLOBAL ASSET MANAGEMENT/TRINITY FUNDS LLC
                                 CODE OF ETHICS
                                 AMENDED 4/1/04

INTRODUCTION

BACKGROUND

This memorandum sets forth the provisions of the Code of Ethics adopted by Straits Global Asset Management/Trinity Funds LLC, and the registered investment companies and other accounts for which Straits Global Asset Management/Trinity Funds LLC acts as investment adviser and/or principal underwriter (the "Funds") pursuant to Rule 17j-1 under the Investment Company Act of 1940 (the "Act") and Rules 204-2(a)(12) and 204-2(a)(13) under the Investment Advisers Act of 1940 (collectively, the "Rules"). An "Index to Defined Terms" may be found at the end of this Code.

Section 17(j) of the Act makes it unlawful for certain persons to engage in any fraudulent, deceptive or manipulative act, practice or course of business in connection with personal transactions in any security held or to be acquired by an investment company. Rule 17j-1 requires each investment company, its investment adviser and principal underwriter to adopt a written code of ethics designed to prevent "access persons" (as defined in this Code) from engaging in the acts prohibited by section 17(j) of the Act, and to use reasonable diligence, and to institute procedures reasonably necessary, to prevent violations of the code. Further, the Rules require fund personnel to file reports, and each investment company, its investment adviser and principal underwriter to maintain records of securities transactions covered under the Rules, as well as certain other information.

PURPOSE AND SCOPE OF THIS CODE

This Code is broad and general in its application both in terms of the persons and the activities covered. It is based upon the basic precept that ALL officers, directors and employees of the Straits Global Asset Management/Trinity Funds LLC and the Trustees of the Funds owe a fiduciary duty to the Funds, the Funds' shareholders, the privately managed accounts ("Accounts") and the beneficial owners of Accounts to conduct their personal securities transactions in a manner which does not interfere with Fund or Account transactions and which does not otherwise take unfair advantage of the relationship with the Funds or Accounts. This Code sets forth the minimum standard of conduct believed appropriate for persons having knowledge of Fund and Account securities transactions, and you should view it as such. Technical compliance with the provisions of the Code will not insulate your transactions from scrutiny for evidence of abuse of the fiduciary relationship. If you are confronted with a potential or seeming conflict of interest situation you would be well advised to consult the Compliance Officer or the Legal Department for advice concerning the propriety of the transaction, and obtain prior approval if required. Lastly, given the nature of Straits Global Asset Management/Trinity Funds LLC business and our commitment to integrity and fair dealing, even the appearance of self-dealing or a conflict of interest is to be avoided.

The intent of the Code is not to prohibit or inhibit responsible personal investment activity by professional investment personnel and others; rather, it is to ensure that the portfolios managed by Straits Global Asset Management/Trinity Funds LLC receive the full benefit of the legal protections and safeguards from unethical practices to which they are entitled. This Code has been designed with these thoughts in mind. It is worth repeating and cautioning that persons who have any questions regarding the applicability of the Code to, or the propriety of, a particular transaction should consult with the Compliance Officer or the Legal Department who will treat all discussions as confidential.

PERSONS TO WHOM THIS CODE APPLIES

EMPLOYEES OF ADVISERS AND SUB-ADVISERS WHO ARE NOT STRAITS GLOBAL ASSET MANAGEMENT/TRINITY FUNDS LLC EMPLOYEES

The Funds, as regards their Advisers and Sub-Advisers, which are not Straits Global Asset Management/Trinity Funds LLC, specifically adopt the codes of ethics of those Advisers and Sub-Advisers in lieu of the Rules under this Code of Ethics.

STRAITS GLOBAL ASSET MANAGEMENT/TRINITY FUNDS LLC EMPLOYEES

The General  Prohibitions  and  Substantive  Restrictions  on  Personal  Trading
Activities of the Code in the next section apply to ALL employees, officers, directors, and trustees of Straits Global Asset Management/Trinity Funds LLC and the Funds. The Reporting Requirements, Pre-clearance Requirements, the requirements to provide duplicate copies of broker confirmations and periodic reports and the requirement to disclose all securities holdings on an annual basis, apply to all employees. There is a special rule for persons who are non-interested Trustees of the Funds. (See below).

You are an "access person" if you are an employee, director, trustee, officer or "advisory person" of a Fund or Straits Global Asset Management/Trinity Funds LLC. You are also an access person if you are in a control(1) relationship to Straits Global Asset Management/ Trinity Funds LLC that obtains information about recommendations made to a Fund or Account regarding the purchase or sale of securities. The Compliance Officer will notify you if you are an access person and are, therefore, subject to certain restrictions and requirements detailed below.

You are an "advisory person" if as part of your regular duties you make, participate in, or obtain information regarding the purchase or sale of any security by a Fund or Account. Similarly, if as part of your regular duties you are involved in making, or have information

----------
(1) "Control" has the same meaning as that set forth in Section 2(a)(9) of the Act. Generally, it means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

concerning, recommendations regarding Fund or Account transactions, you are an advisory person.

A security is "considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and is "recommended" when the person making the recommendation seriously considers making the recommendation.

WHAT ARE YOUR DUTIES UNDER THIS CODE

This Code has three basic requirements: first, that your conduct conforms to the ethical standards set forth in the General Prohibitions; second, that your personal securities transactions comply with the Substantive Restrictions on Personal Investing Activities; and third, that you obtain prior approval for all securities transactions and file reports where required.

GENERAL PROHIBITIONS

If you are an employee, officer, director or trustee of Straits Global Asset Management/ Trinity Funds LLC or the Funds, you may not -

      Use any scheme to defraud a Fund or Account, or to engage in any act which operates, or would operate, as a fraud or deceit upon a Fund or Account.

      Make to the Fund any untrue statement of a material fact, or fail to state a material fact necessary in order to make the statement made, in light of the circumstance under which it is made, not misleading.

      Engage in any manipulative practice.

These General Prohibitions do not refer to specific practices for good reason: no code can cover all possible circumstances. Instead, a code should guide you in determining appropriate conduct and should instill in you the duty of fair dealing and honesty implicit in the fiduciary relationship. In the final analysis, your conduct will ultimately be guided by your personal and professional integrity and honesty.

The General Prohibitions should be read very broadly, for they are more encompassing than a narrow interpretation would indicate. "You" means you, personally, and any account which is "beneficially owned" by you. The term "beneficial ownership" would include, for example, securities held in the name of a spouse, minor children, or relative sharing your home or under other circumstances indicating a sharing of financial interest.

"Security" includes all securities, rights or other interests, as well as futures and options, and has the same meaning as set forth in Section 2(a)(36) of the Act except that it does not include securities issued by the Government of the United States or any of its agencies or instrumentalities (including all short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the Act), bankers' acceptances, bank certificates of deposit and commercial paper. Futures and options may not be used to evade the restrictions of this Code; and a "purchase or sale" includes writing put and call options on a security.

SUBSTANTIVE RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

INITIAL PUBLIC OFFERINGS. Purchasing securities in an initial public offering ("IPO") is prohibited. Purchases of IPO's pose potential conflicts of interest. Investing in IPO's may suggest that access persons have taken inappropriate advantage of their positions for personal profit, as the opportunity to invest in an IPO may be available to only a limited number of investors. It may then appear that an investment opportunity that should have been available to a Fund or Account was diverted to the benefit of an individual employee.

PRIVATE PLACEMENTS. All purchases of securities in a private placement ARE PROHIBITED.

BLACKOUT PERIODS. All advisory persons are subject to a seven- day blackout period, i.e., individuals are prohibited from buying or selling a security within seven calendar days before and after a Fund trades in that security. Any profits realized on trades within the proscribed seven day period will be paid to the Fund or Account or to charity.

BAN ON SHORT-TERM TRADING PROFITS. NO EMPLOYEE IS PERMITTED TO PROFIT FROM SHORT-TERM TRADING. Short-term trading is the purchase and sale or sale and purchase of an asset within 60 days. (This would include selling and/or closing a position with futures or options contracts). This trading will be monitored. Whether profits will be required to be paid to the Fund or Account or to charity will be left to the discretion of management.

GIFTS

All gifts must be reported, with the exception of DE MINIMIS advertising items such as inexpensive (less than $50 market value) pens, T-shirts and the like. GIFTS MAY NOT EXCEED $50 PER PERSON PER YEAR. The receipt of dinners, tickets to theatrical and sporting events and the like is acceptable, so long as they are not so frequent as to raise questions of impropriety.

SERVICE AS A DIRECTOR

Service as a director of a public company is prohibited.

OPENING NEW BROKERAGE ACCOUNTS

All employees must obtain the permission of the Compliance Officer prior to opening any new brokerage accounts with an exchange or National Association of Securities Dealers ("NASD") registered broker-dealer. A Letter of Permission will be provided to the broker-dealer once the employee has been granted permission to open the new account. All employees must open accounts in Straits Global Asset Management/Trinity Funds LLC Funds or Straits Global Asset Management/Trinity Funds LLC Funds through the Mutual Fund Operations Department. Duplicate confirmations will be sent to the Compliance Officer for all employee accounts in the Straits Global Asset Management/Trinity Funds LLC Funds.

DISCRETIONARY ACCOUNTS

Access and non-access persons may maintain discretionary brokerage accounts. However, in order to be exempt from the preclearance and other requirements of this Code, the employee must provide the Compliance Officer with a representation, or other proof, from the account broker stating that the account is managed on a discretionary basis and that the employee does not make any investment decisions for the account. This report must be provided at the time of commencement of employment and at any time a discretionary account is opened or terminated. In addition, employees who maintain discretionary accounts must provide, on a quarterly basis, a statement that he or she has not made any investment decisions for the account during that quarter.

PRE-CLEARANCE; COMPLIANCE OFFICER

You must obtain prior approval for every securities transaction subject to this Code from the Compliance Officer or her designee. Pre-clearance is effective for a period of 24 hours. If the trade is not executed within that period, the pre-clearance process must be repeated. PRIOR APPROVAL FOR TRANSACTIONS IN SHARES OF OPEN-END MUTUAL FUNDS IS NOT REQUIRED.

Thomas Elwood is the Compliance Officer for purposes of the Reporting and Pre-clearance Requirements. In the event he is not available to approve a transaction, the individuals listed on Exhibit "A" shall be authorized to approve such transaction.

REPORTING REQUIREMENTS

A report of all transactions subject to this Code must be filed with the Compliance Officer no later than 10 days after the end of each calendar quarter and must provide the following information for each transaction during that quarter:

            (a) the date of the transaction, the title of and the number of shares, and the principal amount of each security involved;
            (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
            (c)   the price at which the transaction was effected; and
            (d) the name of the broker, dealer or bank with or through which the transaction was effected.

If you file a report with respect to any transaction it will not be considered an admission by you that you have any direct or indirect beneficial interest in that security.

You must report to the Compliance Officer or his designee all transactions in which you have, or acquire, a beneficial interest in a security. If you are a non-interested Trustee of a Fund see "Special Rules."

Any transactions in unaffiliated open-end mutual fund shares (i.e., funds that are not advised by Straits Global Asset Management/Trinity Funds LLC or its affiliates) do not need to be reported. However, if you have had any transactions in any of the Straits Global Asset Management/Trinity Funds LLC family of funds, you must report these. In addition, you must report transactions in closed-end mutual fund shares and unit investment trusts. All other types of securities transactions, with the exception of those involving U.S. Government securities, must be reported.

All personnel must have duplicate copies of trade confirmations and periodic account statements sent to the Company by their broker.

All personnel must submit an annual listing of all securities holdings and the name of any broker-dealer or bank in which the individual maintains an account

All personnel must sign an acknowledgment that they have read and agree to be subject to this Code of Ethics on an annual basis.

All personnel must submit a listing of all brokerage accounts and holdings at the time of initial employment and at any time accounts are added or terminated.

SPECIAL RULES

NON-INTERESTED TRUSTEES

If you are a non-interested Trustee of a Fund,(2) you are not required to obtain prior approval of your personal securities transactions or to file a report with the Compliance Officer unless at the time of the transaction you knew or, in the ordinary course of fulfilling your official duties as Trustee of a Fund, you should have known that (i) the security is or was purchased or sold by a Fund, or (ii) purchase or sale of this security is or was considered by Straits Global Asset Management/Trinity Funds LLC for a Fund during the 15-day period immediately preceding or following the date of your transaction.

----------
(2) "Interested person" has the same meaning as contained in Section 2(a)(19) of the Act. A "non-interested Trustee" is any Trustee who is not an interested person.

EXEMPT SECURITIES

The Code generally applies to ALL securities. However, the following securities are considered exempt securities and are not subject to the above requirements:

o     Shares of open-end investment companies
o     Direct obligations of the U.S. Government
o     Money market instruments
o     Life insurance contracts and annuity contracts

EXEMPT TRANSACTIONS

The Code does not apply to the following transactions:

            (a) purchases or sales which you cannot, directly or indirectly, control or influence;

            (b) purchases which are part of an automatic dividend reinvestment plan;

            (c) purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

            (d) sales of securities held in a margin account to the extent necessary in order to meet margin requirements.

WHAT WILL HAPPEN IF YOU VIOLATE THIS CODE

VIOLATIONS

You should endeavor to comply with this Code both in letter and spirit. However, in adopting Rule 17j-1, the Securities and Exchange Commission specifically noted that a violation of any provision of a code of ethics, such as this Code, would not be considered a PER SE unlawful act prohibited by the general anti-fraud provisions of the Rule as stated in the General Prohibitions. In adopting this Code of Ethics, it is not intended that a violation of this Code is or should be considered to be a violation of Rule 17j-1. Whether you have violated the Code materially and the General Prohibitions will be determined on the basis of the available facts and circumstances.

If a determination has been made that a material violation has occurred, sanctions may be imposed. Before making any determination that you have committed a material violation, you will be given an opportunity to supply additional explanatory material. If the Compliance Officer determines that a material violation of this Code has or may have occurred, he shall submit his written determination and a recommendation of appropriate sanctions, together with the transaction report and any additional explanatory material you provide, to the Board of Straits Global Asset Management/Trinity Funds LLC of which you are an access person and, if applicable, to the Board of the Fund with respect to which the violation occurred.

SANCTIONS

Sanctions may include any or all of the following:

            1.    Caution.
            2.    Warning by Senior Management.
            3.    Fine or returning any profit or benefit derived.
            4.    Dismissal.
            5.    Civil   referral  to  the  SEC  or  other   civil   regulatory
                  authorities.
            6.    Criminal referral.

WHAT WILL BE DONE WITH THE REPORTS

Every reasonable effort will be made to keep confidential all reports of securities transactions and any other information you file with the Compliance Officer or you furnish to any person under this Code. The reports and information are subject to review as provided in this Code and by representatives of the Securities and Exchange Commission. In the event there is a determination that you have violated the Code, records and information may be made available, as directed by the appropriate Board of Straits Global Asset Management/Trinity Funds LLC or Fund, in their sole discretion, to any federal or state regulatory or law enforcement agency or to any self regulatory organization, including the National Association of Securities Dealers, or to any other party as is deemed consistent with Straits Global Asset Management/Trinity Funds LLC's or Fund's duty to that other party.

The Compliance Officer shall review or supervise the review of your personal securities transactions and those of others under this Code. As part of that review, each securities transaction reported by you shall be compared against completed and contemplated portfolio transactions of Fund or Account to determine whether a violation of this Code may have occurred. Records under this Code shall be maintained in the manner and to the extent set forth below, and, as required by Rule 17j-1, shall be available for examination by representatives of the Securities and Exchange Commission:

            (a) A copy of this Code and any other code which is, or was at any time within the past five years, in effect, shall be preserved in an easily accessible place.
            (b) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.
            (c) A copy of each report made by an officer, director or trustee of a Fund or Straits Global Asset Management/Trinity Funds LLC pursuant to this Code shall be preserved for a period of not less


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

                  than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

            (d) A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

               ~ ~ ~ ~ ~ ~ ~ ~ ~ ~ ~ ~ ~ ~ ~ ~ ~ ~ ~ ~ ~ ~ ~ ~ ~ ~


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

                             INDEX TO DEFINED TERMS

Term                                                                        Page
----                                                                        ----

Access Person                                                                2
Accounts                                                                     1
Act                                                                          1
Advisory Person                                                              2
Beneficial Ownership and Beneficially Owned                                  3
Considered for Purchase or Sale                                              2
Control                                                                      2
Exempt Securities                                                            5
Funds                                                                        1
Government Securities                                                        3
Interested Person                                                            5
Non-Interested Trustee                                                       5
Purchase or Sale                                                             3
Recommended                                                                  2
Rules                                                                        1
Security                                                                     3
Straits Global Asset Management/Trinity Funds LLC                            1

Code of Ethics
Amended 4-01-04

                                   EXHIBIT "A"

Paul O'Reilly-Hyland
David Kallus
Hock Lau

Amd 4/01/04


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